Exhibit 10.2
AGREEMENT OF SALE AND PURCHASE
BETWEEN
CENTEX OFFICE CITYMARK I, L.P.,
as Seller
AND
HINES REIT PROPERTIES, L.P.,
as Purchaser
pertaining to
Citymark Office Building
3100 McKinnon Street
Dallas, Texas
EXECUTED EFFECTIVE AS OF
August 9, 2005

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Exhibits
Exhibit A:	Personal Property
Exhibit B:	Legal Description
Exhibit C:	Service Contracts
Exhibit D-1:	Major Tenants
Exhibit D-2:	Form of Tenant Estoppel Certificate
Exhibit E:	Documents
Exhibit F:	Lawsuits
Exhibit G:	List of Tenants
Exhibit H	List of Specific Tenant Billings
Exhibit I:	Blanket Conveyance, Bill of Sale, Assignment and Assumption
Exhibit J:	Form of Centex Service Company Lease Amendment
Exhibit K:	Certification of Seller
Exhibit L:	Non-Foreign Entity Certification
Exhibit M:	Tenant Notification Letter
Exhibit N:	Assignment of Agreement of Sale and Purchase
Exhibit O:	Certification of Rent Roll
Exhibit P:	Rent Roll
Exhibit Q:	Form of Audit Representation Letter
Exhibit R:	Contract Guaranty
Exhibit S:	Form of Centex Service Company Estoppel Certificate
Exhibit T:	Financial Statements
Exhibit U:	Exclusions from Licenses and Permits
Exhibit V:	Form of Special Warranty Deed
Exhibit W:	Chamberlin Roofing and Waterproofing Letter
Exhibit X:	Form of Centex Service Company Lease Guaranty
Exhibit Y:	Form of Centex Construction Group Lease Guaranty
Exhibit Z:	Form of Centex Construction Group Lease Amendment

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AGREEMENT OF SALE AND PURCHASE
     THIS AGREEMENT OF SALE AND PURCHASE (the “Agreement”) is entered into and effective for all purposes as of August 9, 2005 (the “Effective Date”), by and between CENTEX OFFICE CITYMARK I, L.P., a Delaware limited partnership (the “Seller”), and HINES REIT PROPERTIES, L.P., a Delaware limited partnership (the “Purchaser”).
     In consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:
          “Additional Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1(b) below.
          “Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Purchaser or Seller, as the case may be. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
          “Agreement” has the meaning ascribed to such term in the opening paragraph.
          “Authorities” means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Seller, the Real Property, the Improvements, or any portion of the Real Property or Improvements.
          “Blanket Conveyance” has the meaning ascribed to such term in Section 10.2(a).
          “Broker” has the meaning ascribed to such term in Section 11.1.
          “Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations in the United States are authorized or required to close.
          “Casualty Notice” has the meaning ascribed to such term in Section 9.2.
          “Centex Construction Group” means Centex Construction Group Services, L.L.C., a Delaware limited liability company.

          “Centex Construction Group Lease” means that certain Office Lease Agreement between Seller, as Landlord, and Centex Construction Group, as Tenant, dated June 5, 2003, as amended by that certain First Amendment to Lease dated June 27, 2005 between Seller, as Landlord, and Centex Construction Group, as Tenant.
          “Centex Construction Group Lease Amendment” has the meaning ascribed to such term in Section 3.5(xi).
          “Centex Construction Group Lease Guaranty” has the meaning ascribed to such term in Section 7.4.
          “Centex Corporation” means Centex Corporation, a Nevada corporation.
          “Centex Estoppel Certificates” has the meaning ascribed to such term in Section 7.2(a).
          “Centex Service Company” means Centex Service Company, a Nevada corporation.
          “Centex Service Company Estoppel Certificate” has the meaning ascribed to such term in Section 7.2(a).
          “Centex Service Company Lease” means that certain Citymark Building Office Lease by and between Seller, as Landlord, and Centex Service Company, as Tenant, dated November 17, 1999, as amended by that certain letter agreement dated December 29, 1999 from Seller, as Landlord, and agreed and accepted by Centex Service Company, as Tenant.
          “Centex Service Company Lease Amendment” has the meaning ascribed to such term in Section 3.5(x).
          “Centex Service Company Lease Guaranty” has the meaning ascribed to such term in Section 7.4.
          “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended by the Superfund Amendments Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), as the same may be amended.
          “Certificate as to Foreign Status” has the meaning ascribed to such term in Section 10.3(e).
          “Certifying Party” has the meaning ascribed to such term in Section 4.5.
          “Closing” means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.
          “Closing Date” means August 24, 2005, or such earlier or later date to which Purchaser and Seller may hereafter agree in writing.

          “Closing Documents” means (a) the documents to be executed and delivered by Seller and/or Purchaser at Closing, (b) the Contract Guaranty, the Centex Service Company Lease Guaranty and the Centex Construction Group Lease Guaranty to be executed and delivered at Closing by the Centex Corporation, (c) the Centex Service Company Lease Amendment to be executed and delivered by Purchaser and Centex Service Company, and (d) the Centex Construction Group Lease Amendment to be executed and delivered by Purchaser and Centex Construction Group.
          “Closing Extension Deposit” has the meaning ascribed to such term in Section 10.1.
          “Closing Extension Notice Date” means August 19, 2005.
          “Closing Statement” has the meaning ascribed to such term in Section 10.4(a).
          “Closing Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 3.2, 4.6, 4.7, 4.9, 5.3, 5.5, 7.1(q), 7.5, 8.1 (subject to Section 16.1), 8.2, 10.4 (subject to the limitations therein), 10.6, 10.7, 11.1, 12.1, 14.1, 15.1, 16.1, Article XIII and Article XVII.
          “Closing Time” has the meaning ascribed to such term in Section 10.4(a).
          “Code” has the meaning ascribed to such term in Section 4.9.
          “Deed” has the meaning ascribed to such term in Section 10.3(a).
          “Deposit Time” means 5:00 p.m. Local Time on the Business Day that is immediately preceding the Closing Date.
          “Documents” has the meaning ascribed to such term in Section 5.2.
          “Due Diligence Period” has the meaning ascribed to such term in Section 5.4.
          “Earnest Money Deposit” means the Initial Earnest Money Deposit, together with the Additional Earnest Money Deposit, if any, and the Closing Extension Deposit, if any.
          “Effective Date” has the meaning ascribed to such term in the opening paragraph of this Agreement.
          “Environmental Requirements” means all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, in effect as of the date of this Agreement, of the United States, the states, the counties, the cities, or any other political subdivisions in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property, or the use of the Property, and common law, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Substances or waste or hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil), with respect to or which otherwise pertain to or affect (i) the Property (or any portion thereof), or (ii) the use, ownership, occupancy or operation of the Property (or any portion thereof), including but not limited to CERCLA, RCRA, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), comparable state and local laws, and any and all rules and regulations which are in effect as of the date of this Agreement promulgated under any and all of the aforementioned laws.
          “Escrow Instructions” has the meaning ascribed to such term in Section 4.2.
          “Existing Survey” has the meaning ascribed to such term in Section 6.2.
          “Final Title Policy” has the meaning ascribed to such term in Section 6.4.
          “Governmental Regulations” means all laws, ordinances, rules and regulations of the Authorities applicable to Seller, the Property or the use or operation thereof.
          “Contract Guaranty” means that certain Guaranty to be executed and delivered at Closing by the Centex Corporation, which Guaranty shall be in the form of Exhibit R attached hereto.
          “Hazardous Substances” means any substance which is or contains (i) any solid or liquid wastes (including hazardous wastes), hazardous air pollutants, hazardous substances, hazardous chemical substances and mixtures, toxic substances, pollutants and contaminants, as such terms are defined in any Environmental Requirement, including, without limitation CERCLA, RCRA, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), as such Environmental Requirements have been amended and/or supplemented from time to time prior to the date of this Agreement, and any and all rules and regulations promulgated under any of the above; (ii) pesticides specifically regulated under the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.A. § 135 et seq.) as such Act has been amended and/or supplemented from time to time prior to the date of this Agreement, and any and all rules and regulations promulgated under such Act; (iii) storage tanks or containers regulated by applicable Environmental Requirements, whether or not underground, and whether empty, filled or partially filled with any substance; (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials regulated by applicable Environmental Requirements in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; and (vii) radon gas. Hazardous Substances shall include, without limitation, any substance, the presence of which on the Property, requires reporting, investigation or remediation under Environmental Requirements.
          “Hines” means Hines Interests Limited Partnership, a Delaware limited partnership.

          “Improvements” means all buildings, structures, fixtures, parking areas and other improvements located on the Real Property.
          “Independent Consideration” has the meaning ascribed to such term in Section 3.4.
          “Initial Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1(a).
          “Leasing Costs” means all leasing commissions, brokerage commissions, tenant improvement and other allowances, abatements and incentives, legal fees and other expenditures incurred in connection with the lease of space in the Property.
          “Licensee Parties” has the meaning ascribed to such term in Section 5.1(a).
          “Licenses and Permits” means, collectively, all of Seller’s right, title and interest, to the extent assignable, in and to licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by the Authorities in connection with the Real Property and the Improvements, together with all renewals and modifications thereof.
          “Local Time” means the time in the city in which the Real Property is located.
          “Managing Agent” means Harwood International, Inc., a Texas corporation.
          “Major Tenants” has the meaning ascribed to such term in Section 7.2(a).
          “Objections” has the meaning ascribed to such term in Section 6.3.
          “Official Records” means the Real Property Records of Dallas County, Texas.
          “Operating Expenses” has the meaning ascribed to such term in Section 10.4(c).
          “Other Party” has the meaning ascribed to such term in Section 4.5.
          “Permitted Encumbrances” has the meaning ascribed to such term in Section 6.3.
          “Personal Property” means all of Seller’s right, title and interest in and to the equipment, appliances, tools, supplies, machinery, artwork, furnishings and other items of personal property described on Exhibit A attached hereto.
          “Property” has the meaning ascribed to such term in Section 2.1.
          “Proration Items” has the meaning ascribed to such term in Section 10.4(a).
          “Purchase Price” has the meaning ascribed to such term in Section 3.1.

          “Purchaser” has the meaning ascribed to such term in the opening paragraph of this Agreement.
          “RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, and as further amended.
          “Real Property” means those certain parcels of real property located at 3100 McKinnon Street, Dallas, Texas, as more particularly described on Exhibit B attached hereto and made a part hereof, together with all of Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller’s right, title and interest in and to the adjacent streets, alleys and right-of-ways, and any easement rights, air rights, subsurface rights, development rights, wastewater capacities and credit reservations, and water rights.
          “Records, Plans and Guaranties” means, collectively, the following to the extent set forth on Exhibit E attached hereto: (i) books and records relating to the Improvements; (ii) surveys, structural reviews, architectural drawings and engineering, environmental, soils, seismic, geologic and architectural reports, studies and certificates pertaining to the Real Property or the Improvements; (iii) plans, specifications and drawings of the Improvements or the Real Property or any portion thereof; and (iv) warranties and guaranties currently in force and effect made by any contractors, subcontractors, vendors or suppliers regarding their performance or the quality of materials supplied by them in connection with the construction and operation of the Real Property, the Improvements, the Personal Property or the Tenant Leases. The terms “Records, Plans and Guaranties” shall include only those items set forth above to the extent included on Exhibit E attached hereto and expressly shall not include (1) any document or correspondence which would be subject to the attorney- client privilege; (2) any documents pertaining to the marketing of the Property for sale to prospective purchasers; (3) any internal memoranda, reports or assessments of Seller or Seller’s Affiliates relating to Seller’s valuation of the Property; and (4) appraisals of the Property whether prepared internally by Seller or Seller’s Affiliates or externally.
          “Rentals” has the meaning ascribed to such term in Section 10.4(b), and some may be “Delinquent” in accordance with the meaning ascribed to such term in Section 10.4(b).
          “Rent Roll” has the meaning ascribed to such term in Section 5.2.
          “Representation Letter” has the meaning ascribed to such term in Section 7.5.
          “Reporting Person” has the meaning ascribed to such term in Section 4.9(a).
          “Seller” has the meaning ascribed to such term in the opening paragraph of this Agreement.
          “Seller Warranties and Covenants” has the meaning ascribed to such term in Section 5.5.
          “Seller’s Cure Period” has the meaning ascribed to such term in Section 6.3.

          “Service Contracts” means all of Seller’s right, title and interest, to the extent assignable, in all service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds and other contracts for the provision of labor, services, materials or supplies relating solely to the Real Property, Improvements or Personal Property (together with all renewals, supplements, amendments and modifications thereof) all as listed and described on Exhibit C attached hereto, and such new agreements and renewals, supplements, amendments and modifications to such existing agreements entered into after the Effective Date, to the extent permitted by Section 7.1(f), to the extent only those Service Contracts are designated by Purchaser pursuant to Section 3.2(a).
          “Significant Portion” means damage by fire or other casualty to the Real Property and the Improvements or a portion thereof (a) requiring repair costs in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) as such repair costs are reasonably estimated by Purchaser, or (b) resulting in (i) a breach, default or failure of performance under any Tenant Lease, (ii) a reduction of rent under any Tenant Lease which is not fully reimbursed with the proceeds of rent loss insurance to be assigned to Purchaser at Closing, or (iii) a termination right under any Tenant Lease.
          “Survey” has the meaning ascribed to such term in Section 6.2.
          “Survey Exception” has the meaning ascribed to such term in Section 6.4.
          “Tenant Deposits” means all security deposits, letters of credit or other security, paid or deposited or required to be paid or deposited by the Tenants to Seller, as landlord, or any other person on Seller’s behalf pursuant to the Tenant Leases (together with any interest which has accrued thereon, but only to the extent such interest has accrued for account of the respective Tenants).
          “Tenant Estoppel Certificates” has the meaning ascribed to such term in Section 7.2(a).
          “Tenant Leases” means all written leases, rental agreements or occupancy agreements whereby Seller or its predecessor in title leased or granted the right to occupy a portion of the Property, and all written renewals, amendments, modifications and supplements thereto, together with any renewals and modifications thereof and any new leases entered into after the Effective Date with the prior written consent of Purchaser pursuant to Section 7.1(e). Tenant Leases will not include subleases or similar occupancy agreements entered into by Tenants which, by their nature, are subject to Tenant Leases.
          “Tenant Notice Letters” has the meaning ascribed to such term in Section 10.7.
          “Tenants” means all persons or entities leasing, renting or occupying space within the Improvements pursuant to the Tenant Leases, but expressly excludes any subtenants, licensees, concessionaires, franchisees or other persons or entities whose occupancy is derived through Tenants.

          “Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 3.4, 4.5, 4.6, 4.7, 4.9, 5.3, 11.1, 14.1, 15.1, Article XIII, and Article XVII.
          “Title Company” means Commerce Title Company, 2728 N. Harwood Street, IC II, 4th Floor, Dallas, Texas 75201, Phone: (214) 981-6500, Facsimile: (214) 981-6440, Attn: Sue Jackson.
          “Title Company Coverage Letter” has the meaning ascribed to such term in Section 4.10.
          “Title Commitment” has the meaning ascribed to such term in Section 6.1.
          “Title Commitment Documents” has the meaning ascribed to such term in Section 6.1.
          “Title Policy” has the meaning ascribed to such term in Section 6.1.
          “To Purchaser’s Knowledge” means the present actual (as opposed to constructive or imputed) knowledge of Clayton Elliott and Roy Pelham.
          “To Seller’s Knowledge” means the present actual (as opposed to constructive or imputed) knowledge, after reasonable investigation and inquiry, of (i) Michael Albright, who is Senior Vice President, Administration, of Seller, and Stephen M. Weinberg, who is the Chairman of the general partner of Seller, who each have knowledge of the Property and the daily operations thereof, and (ii) the Managing Agent.
          “Waterproofing Work” has the meaning ascribed to such term in Section 7.1(q).
     Section 1.2 References; Exhibits and Schedules. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.
ARTICLE II
AGREEMENT OF SALE AND PURCHASE
     Section 2.1 Agreement. Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of the following (collectively, the “Property”):
          (a) the Real Property;
          (b) the Improvements;
          (c) the Personal Property;

          (d) all of Seller’s right, title and interest as lessor in and to the Tenant Leases and, subject to the terms of the respective applicable Tenant Leases, the Tenant Deposits;
          (e) all of Seller’s right, title and interest, if any, in, to and under the Service Contracts and the Licenses and Permits;
          (f) all of Seller’s right, title and interest, if any, in and to the Records, Plans and Guaranties;
          (g) all of Seller’s right, title, and interest, to the extent legally assignable or transferable, in and to all telephone numbers and telephone exchanges for the Property (but specifically excluding any telephone numbers and telephone exchanges for Tenants of the Improvements); and all names, trade names, fictitious names, designations, logos, copyrights, service marks, and appurtenant registrations, if any, used by Seller in connection with Seller’s ownership or operation and identification of the Property as “Citymark”, “Citymark Building”, or “Citymark Office Building” but specifically excluding those names, trade names, fictitious names, designations, logos, copyrights, service marks and appurtenant registrations of any Tenant of the Improvements. Notwithstanding anything herein to the contrary, in no event is Seller conveying, assigning, transferring or granting to Purchaser the right to use any name, trade name, fictitious name, designation, logo, copyright, service mark or appurtenant registration, containing the word “Centex”, “CTX” or any other word or words used in combination with “Centex” or “CTX”; and
          (h) all of Seller’s right, title and interest in and to all leasing floor plans, building stacking plans, encumbrance schedules, marketing brochures, building photos, BOMA calculations, and websites and website domains that relate directly to the ownership, operation, management or leasing of the Real Property and the Improvements; and, upon request of Purchaser, copies of computer software and programs, relating directly to the ownership, operation, management or leasing of the Real Property and the Improvements, if such computer software and/or programs can be copied and delivered to Purchaser without violation of any license or permit applicable thereto.
ARTICLE III
CONSIDERATION
     Section 3.1 Purchase Price. The purchase price for the Property (the “Purchase Price”) will be Twenty-Seven Million Six Hundred Fifty Thousand Four Hundred Ninety-Five and No/100 Dollars ($27,650,495.00) in lawful currency of the United States of America, payable as provided in Section 3.3.
     Section 3.2 Confirmation and Assumption of Obligations.
          (a) On or before August 15, 2005, Purchaser shall notify Seller in writing which of the contracts and agreements listed on Exhibit C Purchaser elects, in its sole discretion, will be included in the definition of Service Contracts and therefore will be assigned to and assumed by Purchaser at the Closing. All such contracts and agreements not so designated by Purchaser will not be included in the term Service Contracts and Purchaser shall have no liability or responsibility for the same.

          (b) As additional consideration for the purchase and sale of the Property, at Closing Purchaser will assume and agree to perform (i) all of the covenants and obligations of Seller, pursuant to the Tenant Leases and Service Contracts, which are to be performed subsequent to the Closing Date, and (ii) all Leasing Costs incurred or to be incurred in connection with any new Tenant Lease executed on or after the Effective Date so long as such new Tenant Lease was approved by Purchaser in writing in accordance with Section 7.1(e) hereof; provided, however, Seller agrees to pay all Leasing Costs, if any, incurred or to be incurred in connection with the Centex Service Company Lease Amendment and Centex Construction Group Lease Amendment. Purchaser hereby agrees to indemnify, defend and hold Seller and its Affiliates harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to reasonable attorneys’ fees and expenses) asserted against or incurred by Seller or its Affiliates and arising out of the failure of Purchaser to perform its obligations pursuant to this Section 3.2(b).
          (c) As a material inducement to Purchaser to purchase the Property, and understanding that Purchaser will rely upon the following in purchasing the Property, at Closing, Seller will retain, pay and agree to perform (i) all of the covenants and obligations of Seller pursuant to the Tenant Leases and Service Contracts which are to be performed prior to the Closing Date, and (ii) all Leasing Costs payable with respect to Tenant Leases, except as set forth in Section 3.2(b)(ii) above. Seller hereby agrees to indemnify, defend and hold Purchaser and its Affiliates harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including, but not limited to reasonable attorneys’ fees and expenses) asserted against or incurred by Purchaser or its Affiliates and arising out of the failure of Seller to perform its obligations pursuant to this Section 3.2.(c).
          (d) The provisions of this Section 3.2 shall survive the Closing.
     Section 3.3 Method of Payment of Purchase Price. Subject to Section 3.5 hereof, no later than 5:00 p.m. Local Time on the Business Day before the Closing Date, Purchaser will deliver the Purchase Price (subject to the adjustments described in Section 10.4 and any applicable credits), together with all other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Title Company. Subject to Section 3.5 hereof, no later than 10:00 a.m. Local Time on the Closing Date, (a) Purchaser will cause the Title Company to (1) pay to Seller by Federal Reserve wire transfer of immediately available funds to an account to be designated by Seller, the Purchase Price (subject to adjustments described in Section 10.4 and any applicable credits), less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (2) pay to all appropriate payees the other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement; and (b) Seller will direct the Title Company to pay to the appropriate payees out of the proceeds of Closing payable to Seller, all costs and amounts due, or to be paid, by Seller at Closing pursuant to the terms of this Agreement.
     Section 3.4 Independent Consideration. Contemporaneously with the execution and delivery of this Agreement, Purchaser has paid to Seller as further consideration for this

Agreement, in cash, the sum of One Hundred Dollars ($100.00) (the “Independent Consideration”), in addition to the Earnest Money Deposit and the Purchase Price. The Independent Consideration is independent of any other consideration provided hereunder, shall be fully earned by Seller upon the Effective Date hereof, and is not refundable under any circumstances, even if Seller breaches this Agreement.
     Section 3.5 Conditions to the Purchaser’s Obligations. The obligation of Purchaser to purchase and pay for the Property and other assets to be transferred hereunder is subject to the satisfaction (or waiver by Purchaser) as of the Closing of the following conditions:
          (i) Each of the representations and warranties made by Seller in Section 8.1 shall be true and correct in all material respects when made and on the Closing Date (including no material adverse change in any representations, warranties or exhibits to this Agreement which are updated as required or permitted by this Agreement and delivered at the Closing).
          (ii) Seller shall have performed or complied in all material respects with each obligation and covenant required by the Tenant Leases, any applicable Governmental Regulations, and by this Agreement (including, without limitation, Section 10.3 hereof) to be performed or complied with by Seller on or before the Closing.
          (iii) With respect to the Tenant Leases in which an Affiliate of Seller is the Tenant thereunder, there shall be no monetary or material non-monetary defaults under such Tenant Leases.
          (iv) With respect to the Tenant Leases under which the Tenant thereunder is not an Affiliate of Seller, there shall be (1) no monetary defaults which in the aggregate exceed One Hundred Thousand and No/100 Dollars ($100,000.00), and (2) no material non-monetary defaults.
          (v) No order or injunction of any court or administrative agency of competent jurisdiction nor any Governmental Regulation promulgated by any Authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Property or the consummation of any other transaction provided for herein.
          (vi) No action, suit or other proceeding shall be pending which shall have been brought by any person or entity (other than the parties hereto and their affiliates) (i) to restrain, prohibit or change in any material respect the purchase and sale of the Property or the consummation of any transaction provided for herein, or (ii) seeking material damages with respect to such purchase and sale or any other transaction provided for herein.
          (vii) Purchaser shall have received Tenant Estoppel Certificates as required by Section 7.2 and none of the same shall contain any adverse factual information not otherwise disclosed to Purchaser in writing on or before June 13, 2005.

          (viii) The physical condition of the Property shall be substantially the same on the Closing Date as on the Effective Date, reasonable wear and tear and loss by casualty excepted (subject to the provisions of Article VII).
          (ix) The Title Company shall be irrevocably and unconditionally committed to issue to Purchaser the Final Title Policy.
          (x) The executed amendment to the Centex Services Company Lease (the “Centex Service Company Lease Amendment”), which Centex Service Company Lease Amendment shall be in the form attached hereto as Exhibit J, shall be delivered to Purchaser in the manner required under Section 10.3.
          (xi) The executed amendment to the Centex Construction Group Lease (the “Centex Construction Group Lease Amendment”), which Centex Construction Group Lease Amendment shall be in the form attached hereto as Exhibit Z, shall be delivered to Purchaser in the manner required under Section 10.3.
          (xii) The Centex Estoppel Certificates shall be delivered to Purchaser in the manner required under Sections 7.2 and 10.3.
          (xiii) The Contract Guaranty shall be delivered to Purchaser in the manner required under Section 10.3.
          (xiv) The Centex Service Company Lease Guaranty and the Centex Construction Group Lease Guaranty shall be delivered to Purchaser in the manner required under Section 10.3.
          (xv) There shall be no proceeding pending by or against Seller or any Tenant under the Federal Bankruptcy Code or any similar law.
          (xvi) There shall be no material adverse change in the information set forth in the Rent Roll delivered pursuant to Section 5.2 and the Rent Roll delivered pursuant to Section 10.3(h) except changes arising from the acts of Seller which do not constitute a breach of the representations, warranties or covenants of Seller set forth in this Agreement.
          (xvii) Purchaser shall have received from the Title Company the Title Company Coverage Letter as described in Section 4.10 below.
Purchaser’s closing of the purchase provided for herein shall evidence Purchaser’s satisfaction with or waiver of each of such conditions. If any condition to Purchaser’s conditions set forth in this Section 3.5 is not satisfied to Purchaser’s reasonable satisfaction, Purchaser may terminate this Agreement and, in the event a condition under subsection (i), (ii), (iii), (x), (xi), (xii), (xiii), (xiv) and (xvii) is not satisfied or waived by Purchaser at Closing, Purchaser shall be entitled to pursue its remedies under Section 13.1.

ARTICLE IV
EARNEST MONEY DEPOSIT AND ESCROW INSTRUCTIONS
     Section 4.1 The Deposit.
     (a) On the Effective Date, Purchaser shall deliver to the Title Company (the “Initial Earnest Money Deposit”): the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00), which will be held in escrow by the Title Company pursuant Section 4.8 below.
     (b) If Purchaser does not terminate this Contract prior to the expiration of the Due Diligence Period pursuant to Section 5.4 below, then on or before 5:00 p.m. Local Time on the last day of the Due Diligence Period, Purchaser shall deliver to the Title Company an additional cash deposit (“Additional Earnest Money Deposit”) in the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), which will be held in escrow by the Title Company pursuant to Section 4.8 below. The Additional Earnest Money Deposit shall be held by the Title Company as, and shall be deemed a part of, the Earnest Money Deposit for all purposes of this Agreement and shall be non-refundable except as expressly set forth in the Agreement. Further, notwithstanding anything to the contrary contained in this Agreement, if the Additional Earnest Money Deposit is not received by the Title Company on or prior to 5:00 p.m. Local Time on the last day of the Due Diligence Period, then (i) this Agreement will automatically terminate and be of no further force or effect, at which point neither party shall have the any further obligations hereunder except for the Termination Surviving Obligations, and (ii) the Initial Earnest Money Deposit shall be refunded to Purchaser.
     Section 4.2 Escrow Instructions. This Article IV constitutes the escrow instructions of Seller and Purchaser to the Title Company with regard to the Earnest Money Deposit and the Closing (the “Escrow Instructions”). By its execution of the joinder attached hereto, the Title Company agrees to be bound by the provisions of this Article IV. If any requirements relating to the duties or obligations of the Title Company hereunder are not acceptable to the Title Company, or if the Title Company requires additional instructions, the parties agree to make such deletions, substitutions and additions to the Escrow Instructions as Purchaser and Seller hereafter mutually approve in writing and which do not substantially alter this Agreement or its intent. In the event of any conflict between this Agreement and such additional escrow instructions, this Agreement will control.
     Section 4.3 Documents Deposited into Escrow. On or before the Deposit Time, Purchaser and Seller each will deliver in escrow to the Title Company the documents described and provided for in this Agreement to be so delivered.
     Section 4.4 Close of Escrow. Provided that the Title Company has not received from Seller or Purchaser any written termination notice as described and provided for in Section 4.5 (or if such a notice has been previously received, provided that the Title Company has received from such party a withdrawal of such notice and provided that this Agreement has not otherwise been terminated pursuant to the terms hereof), when Purchaser and Seller have delivered the documents required by Section 4.3, the Title Company will:

          (a) If applicable and when required, file with the Internal Revenue Service (with copies to Purchaser and Seller) the reporting statement required under Section 6045(e) of the Internal Revenue Code and Section 4.9 hereof;
          (b) Insert the applicable Closing Date as the date of any document delivered to the Title Company undated and assemble counterparts into single instruments;
          (c) Disburse to Seller, by wire transfer of immediately available federal funds, in accordance with wiring instructions to be obtained by the Title Company from Seller, all sums which Seller is entitled to receive at the Closing;
          (d) Deliver the Deed to Purchaser by causing same to be recorded in the Official Records and obtain conformed copies of the recorded Deed for delivery to Purchaser and to Seller following recording;
          (e) Issue to Purchaser the Title Policy required by Section 6.4 of this Agreement;
          (f) Deliver to Seller, in addition to Seller’s Closing proceeds, all documents deposited with the Title Company for delivery to Seller at the Closing; and
          (g) Deliver to Purchaser (i) all documents deposited with the Title Company for delivery to Purchaser at the Closing, and (ii) any funds deposited by Purchaser in excess of the amount required to be paid by Purchaser pursuant to this Agreement.
     Section 4.5 Termination Notices. If at any time the Title Company receives a certificate of either Seller or Purchaser (for purposes of this Section 4.5, the “Certifying Party”) stating that: (a) the Certifying Party is entitled to receive the Earnest Money Deposit pursuant to the terms of this Agreement, and (b) a copy of the certificate was delivered as provided herein to the other party (for purposes of this Section 4.5, the “Other Party”) prior to or contemporaneously with the giving of such certificate to the Title Company, then, unless the Title Company has then previously received, or receives within five (5) Business Days after receipt of the Certifying Party’s certificate, contrary written instructions from the Other Party, the Title Company, within two (2) Business Days after the expiration of the foregoing five (5) Business Day period, will deliver the Earnest Money Deposit to the Certifying Party, and thereupon the Title Company will be discharged and released from any and all liability hereunder. If the Title Company receives contrary written instructions from the Other Party within five (5) Business Days following the Title Company’s receipt of said certificate, the Title Company will not so deliver the Earnest Money Deposit, but will continue to hold the same pursuant hereto, subject to Section 4.6. Notwithstanding the foregoing, if Purchaser elects to terminate this Agreement on or before the expiration of the Due Diligence Period as provided in Section 5.4 hereof, upon Purchaser’s request, the Title Company shall immediately return the Initial Earnest Money Deposit to Purchaser without notice to or approval from Seller, and in all events all interest earned on the Initial Earnest Money Deposit shall be paid to Purchaser.
     Section 4.6 Indemnification of Title Company. If this Agreement or any matter relating hereto becomes the subject of any litigation or controversy, Purchaser and Seller jointly and severally, will hold the Title Company free and harmless from any loss or expense, including reasonable attorneys’ fees, that may be suffered by it by reason thereof other than as a result of Title Company’s negligence or willful misconduct. In the event conflicting demands are made or notices served upon Title Company with respect to this Agreement, or if there is uncertainty as to the meaning or applicability of the terms of this Agreement or the Escrow Instructions, Purchaser and Seller expressly agree that the Title Company will be entitled to file a suit in interpleader in the county in which the Real Property is located and to obtain an order from the court requiring Purchaser and Seller to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader and the deposit of the Earnest Money Deposit into the registry of the court, the Title Company will be fully released and discharged from any obligations imposed upon it by this Agreement.
     Section 4.7 Maintenance of Confidentiality by Title Company. Except as may otherwise be required by law or by this Agreement, the Title Company will maintain in strict confidence and not disclose to anyone the existence of this Agreement, the identity of the parties hereto, the amount of the Purchase Price, the provisions of this Agreement or any other information concerning the transactions contemplated hereby, without the prior written consent of Purchaser and Seller in each instance.
     Section 4.8 Investment of Earnest Money Deposit. The Title Company will invest and reinvest the Earnest Money Deposit, at the instruction and sole election of Purchaser, only in (a) bonds, notes, Treasury bills or other securities constituting direct obligations of, or guaranteed by the full faith and credit of, the United States of America, and in no event maturing beyond the Closing Date, or (b) fully insured, interest-bearing accounts at a commercial bank mutually acceptable to Purchaser and the Title Company. The investment of the Earnest Money Deposit will be at the sole risk of Purchaser and no loss on any investment will relieve Purchaser of its obligations to pay to Seller as liquidated damages the full amount of the Earnest Money Deposit as provided in Article XIII, or of its obligation to pay the Purchase Price. Notwithstanding any provisions of this Agreement, all interest earned on the Earnest Money Deposit shall be paid to Purchaser. Purchaser shall be responsible for paying any income taxes thereon.
     Section 4.9 Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this Section 4.9, the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:
          (a) The Title Company (for purposes of this Section 4.9, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.
          (b) Seller and Purchaser each hereby agree:
          (i) to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

          (ii) to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.
          (c) The addresses for Seller and Purchaser are as set forth in Section 14.1 hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit B.
     Section 4.10 Title Company as Seller Affiliate. Seller hereby notifies Purchaser, and Purchaser acknowledges, that Title Company is an Affiliate of Seller. On or before Closing, Seller shall deliver to Purchaser a letter from the Title Company, in form and substance acceptable to Purchaser, affirming that Purchaser’s title insurance coverage will not be affected as a result of Seller’s relationship with the Title Company (the “Title Company Coverage Letter”).
ARTICLE V
INSPECTION OF PROPERTY
     Section 5.1 Entry and Inspection.
          (a) From and after the Effective Date through the Closing Date, but subject to the provisions of this Section 5.1 and subject to the obligations set forth in Section 5.3 below, Seller will permit Purchaser and its authorized agents and representatives (collectively, the "Licensee Parties”) the right to enter upon the Real Property at all reasonable times during normal business hours to perform reasonable, investigations, studies and tests, including surveys and engineering studies, of the Property as Purchaser deems necessary or desirable. Notwithstanding anything to the contrary contained herein, no physically invasive testing, other than a Phase I environmental site assessment (and a Phase II environmental site assessment if the Phase I environmental site assessment indicates or suggests that a Phase II environmental site assessments is necessary or prudent), shall be conducted during any such entry by Purchaser or any Licensee Party upon the Property, without Seller’s specific prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.
          (b) Subject to the obligations set forth in Section 5.3 below, Purchaser and the Licensee Parties shall have the right to communicate directly with the Authorities, Tenants and the parties to the Service Contracts for any good faith reasonable purpose in connection with the transaction contemplated by this Agreement.
     Section 5.2 Document Review. Prior to the Effective Date hereof, Seller shall have delivered to Purchaser or its authorized agents or representatives, to the extent in Seller’s possession or control, copies of the documents (collectively, the “Documents”) listed on Exhibit E attached hereto and incorporated herein by reference, which Documents shall include, but not be limited to, Seller’s most current rent roll (the “Rent Roll”), which is dated August 5, 2005 and attached hereto as Exhibit P. Seller shall also make available to Purchaser at the Real Property, the Tenant Lease files, the Records, Plans and Guaranties and any other information in Seller’s possession or control, as may be reasonably requested by Purchaser, relating to the Property and not otherwise delivered to Purchaser pursuant to this Section 5.2, and Purchaser shall have the right to copy the same and the same shall constitute a part of the Documents.
     Section 5.3 Entry and Inspection Obligations.
          (a) Purchaser agrees that in entering upon and inspecting or examining the Property and communicating with any Tenants, Purchaser and the other Licensee Parties will not take any action that would intentionally and knowingly: unreasonably disturb the Tenants or unreasonably interfere with their use and enjoyment of the Property pursuant to their respective Tenant Leases; unreasonably interfere with the operation and maintenance of the Property; damage any part of the Property or any personal property owned or held by Seller, any Tenant or any other person or entity; injure or otherwise cause bodily harm to Seller or any Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; or permit any liens to attach to the Property by reason of the exercise of Purchaser’s rights under this Article V. Purchaser further agrees that any inspection, test or study shall be performed in accordance with Governmental Regulations. Purchaser will: (i) promptly pay when due the costs of all entry and inspections and examinations done by Purchaser with regard to the Property; and (ii) subject to Section 5.3(b), to the extent Purchaser’s inspections or examination causes any physical damage to the Property (and not merely the discovery of unfavorable conditions) promptly repair or restore the Property to the condition in which the same was in before any such entry upon the Property and inspection or examination was undertaken.
          (b) Purchaser hereby agrees to indemnify, defend and hold Seller and its partners, agents, employees, successors, assigns and Affiliates harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, obligations to third parties, together with all losses, penalties, costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys’ fees) arising out of or in connection with any personal injury or death of persons whomsoever or loss or destruction or damage to property, or any other claims of tenants or third parties (including liens) provided such claims are based on any acts or omissions on the Property by Purchaser or any Licensee Party. Notwithstanding the foregoing, Purchaser shall not be liable for any liens, claims, causes of action, damages, liabilities, demands, suits, or obligations to third parties, or losses, penalties, costs and expenses related to any of the foregoing (including but not limited to court costs and reasonable attorney’s fees) incurred by Seller and its partners, agents, employees, successors, assigns and Affiliates and arising from (i) Purchaser’s discovery of adverse facts or conditions with respect to the Property, which facts or conditions were not otherwise caused by Purchaser’s activities on the Property, or (ii) any pre-existing condition on the Property.
          (c) Notwithstanding any provision of this Agreement to the contrary, neither the Closing nor a termination of this Agreement will terminate Purchaser’s obligations pursuant to this Section 5.3.
     Section 5.4 Due Diligence Period. If for any reason Purchaser, in its sole discretion, is not satisfied with the Property, any of the Documents or any information obtained by

Purchaser relating to the Property, then Purchaser may terminate this Agreement by delivering to Seller a written notice of termination at any time during the period from the Effective Date until 5:00 p.m., Local Time on August 9, 2005 (the “Due Diligence Period”), whereupon this Agreement shall terminate, the Initial Earnest Money Deposit shall be returned to Purchaser, and Seller and Purchaser shall have no further obligations hereunder except for the Termination Surviving Obligations.
     Notwithstanding anything to the contrary contained in this Agreement, if Purchaser does not furnish a termination notice but the Additional Earnest Money Deposit is not received by the Title Company on or prior to 5:00 p.m. Local Time on the last day of the Due Diligence Period in accordance with Section 4.1(b) of this Agreement, then (i) Purchaser shall be deemed to have elected to terminate this Agreement pursuant to this Section 5.4, this Agreement shall automatically terminate and be of no further force or effect, and neither party shall have any further obligations under this Agreement except for the Termination Surviving Obligations, and (ii) the Initial Earnest Money Deposit shall be refunded to Purchaser.
     Section 5.5 Sale “As Is". Purchaser acknowledges that Purchaser will have the opportunity to independently and personally inspect the Property and the Documents and that Purchaser has entered into this Agreement based upon its ability to make such examination and inspection. THE PROPERTY IS TO BE SOLD TO AND ACCEPTED BY PURCHASER AT CLOSING IN ITS THEN PRESENT CONDITION, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 8.1 OF THIS AGREEMENT, THE COVENANTS OF SELLER WHICH SURVIVE CLOSING PURSUANT TO THE TERMS HEREOF, AND THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER IN ANY DOCUMENT TO BE DELIVERED BY SELLER TO PURCHASER AT CLOSING (COLLECTIVELY, THE “SELLER WARRANTIES AND COVENANTS”). NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT, EXCEPT FOR THE SELLER WARRANTIES AND COVENANTS, SELLER, SELLER’S AFFILIATES, SELLER’S AGENTS, OR EMPLOYEES HAVE NOT MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (1) MATTERS OF TITLE; (2) ENVIRONMENTAL MATTERS OF ANY KIND RELATING TO THE PROPERTY OR ANY PORTION THEREOF (INCLUDING THE CONDITION OF THE SOIL OR GROUNDWATER BENEATH THE PROPERTY OR THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY); (3) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS; OR (4) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE. PURCHASER FURTHER ACKNOWLEDGES AND

AGREES THAT, EXCEPT FOR THE SELLER WARRANTIES AND COVENANTS, SELLER IS UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES OR INQUIRY REGARDING ANY MATTER WHICH MAY OR MAY NOT BE KNOWN TO SELLER, ITS PARTNERS, OFFICERS, DIRECTORS, CONTRACTORS, AGENTS OR EMPLOYEES. THE PROVISIONS OF THIS SECTION ARE A MATERIAL PART OF THE CONSIDERATION FOR SELLER’S ENTERING INTO THIS AGREEMENT, AND SHALL SURVIVE CLOSING. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate. Purchaser shall conduct such inspections, investigations and other independent examinations of the Property and related matters as Purchaser deems necessary, including but not limited to the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Seller (excluding the Seller Warranties and Covenants) or of any Affiliate, officer, director, employee, agent or attorney of Seller. Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement, and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimer and other agreements set forth in this Agreement. The terms and conditions of this Section 5.5 will expressly survive the Closing.
ARTICLE VI
TITLE AND SURVEY MATTERS
     Section 6.1 Title Commitment. Seller has caused the Title Company to issue and deliver to Purchaser a current title commitment (the “Title Commitment”) for a TLTA Form Owner’s Title Policy (the “Title Policy”) in the amount of the Purchase Price, together with copies of all documents referenced in the Title Commitment (the “Title Commitment Documents”).
     Section 6.2 Survey. Seller has previously delivered to Purchaser, at Seller’s cost and expense, a survey of the Property dated April 29, 2005 prepared by Lane’s Southwest Surveying, Inc. (the “Existing Survey”). Purchaser has ordered an update of the Existing Survey (the “Survey”) which shall be paid for by Seller. The Survey shall consist of a plat and field notes, be prepared by a licensed surveyor and conform to the Minimum Standard Detail Requirements for ALTA/ASCM Land Title Surveys (as adopted in 1999), including items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), 13, 14 and 15 of Table A thereof. For purposes of the property description to be included in the Deed, the field notes prepared by the surveyor shall control any conflicts or inconsistencies with Exhibit B, and such field notes shall be incorporated herein by this reference upon their completion and approval by Seller and Purchaser.
     Section 6.3 Title Review. Prior to the expiration of the Due Diligence Period, Purchaser shall notify Seller in writing of any objections Purchaser has to any matters shown on the Title Commitment or the Survey. All objections raised by Purchaser in the manner herein provided are hereafter called “Objections.” Seller shall have the option, but not the obligation, to remedy or remove all Objections (or agree irrevocably in writing to remedy or remove all such Objections at or prior to Closing) during the period of time beginning at the expiration of the Due Diligence Period and ending on the second (2nd) calendar day thereafter (“Seller’s Cure Period”). Except to the extent that Seller cures, or agrees in writing to cure, such Objections during Seller’s Cure Period, Seller shall be deemed to have elected not to cure such matters. In the event Seller is, or is deemed to be, unable or unwilling to remedy or cause the removal of any Objections (or agree irrevocably to do so at or prior to Closing) within the Seller’s Cure Period, then either (i) this Agreement may be terminated in its entirety by or on behalf of Purchaser by giving Seller written notice to such effect five (5) calendar days after the expiration of Seller’s Cure Period, whereupon the Title Company shall return the Earnest Money Deposit to Purchaser and thereafter all parties hereto or mentioned herein shall be released and relieved of further obligations, liabilities or claims hereunder, except for the Termination Surviving Obligations; or (ii) any such Objections may be waived by or on behalf of Purchaser, with Purchaser to be deemed to have waived such Objections if notice of termination is not given within five (5) calendar days after the expiration of Seller’s Cure Period. Any title encumbrances or exceptions which are set forth in the Title Commitment or the Survey and to which Purchaser does not object on or prior to the last day of the Due Diligence Period (or which are thereafter waived or deemed to be waived by Purchaser) shall be deemed to be permitted encumbrances (the “Permitted Encumbrances”) to the status of Seller’s title to the Property.
     Notwithstanding any provision of this Section 6.3 to the contrary, Seller will be obligated to cure exceptions to title to the Property relating to (or, as to (ii), cure or cause deletion from the Title Policy or affirmative title insurance over) (i) liens and security interests securing any loan to Seller (including, but not limited to the pay-off the loan from The Prudential Insurance Company of America, a New Jersey corporation, to Seller), (ii) any other liens or security interests created by Seller securing monetary obligations, and (iii) any title encumbrances created after the Effective Date in breach of this Agreement.
     Section 6.4 Title Policy. On the Closing Date, Seller shall cause the Title Company to issue to Purchaser the Title Policy at Seller’s cost, insuring good and indefeasible fee simple title to the Real Property in Purchaser in accordance with the Title Commitment, (1) subject only to (a) the Permitted Encumbrances, (b) rights of tenants under the Tenant Leases, and (c) the standard printed exceptions, except that the exception as to discrepancies, conflicts, shortages in area or boundary lines or any encroachments, protrusions or overlapping of improvements (the "Survey Exception”) shall be deleted (except for “shortages in area”), the standard printed exception pertaining to taxes shall be limited to the year in which the Closing occurs and subsequent years and subsequent assessments for prior years due to change in land usage or ownership, there shall be no exception for lack of access, all arbitration provisions shall be deleted, and any exception as to restrictive covenants, if any, shall be limited to such restrictions as are Permitted Exceptions, and (2) at Purchaser’s option, with the following endorsements included (i) T-25 Contiguity Endorsement, if applicable, (ii) T-19.1 Restrictions, Encroachments and Minerals Endorsement, and (iii) T-23 Access Endorsement (the “Final Title Policy”).
ARTICLE VII
INTERIM OPERATING COVENANTS AND ESTOPPELS
     Section 7.1 Interim Operating Covenants. Seller covenants to Purchaser that Seller will:
          (a) Operations. From the Effective Date until Closing, continue to operate, manage and maintain the Improvements in the ordinary course of Seller’s business and in accordance with Seller’s present practice, subject to ordinary wear and tear and further subject to Article IX of this Agreement.
          (b) Maintain Insurance. From the Effective Date until Closing, maintain all-risk casualty insurance on the Property which is at least equivalent in all material respects to the insurance policies covering the Real Property and the Improvements as of the Effective Date.
          (c) Personal Property. From the Effective Date until Closing, not transfer or remove any Personal Property from the Improvements except for the purpose of repair or replacement thereof. Any items of Personal Property replaced after the Effective Date will be promptly installed prior to Closing and will be of similar quality of the item of Personal Property being replaced.
          (d) Comply with Governmental Regulations. From the Effective Date until Closing, not take any action that Seller knows would result in a failure to comply with all Governmental Regulations applicable to the Property, it being understood and agreed that prior to Closing, Seller will have the right to contest any such Governmental Regulations.
          (e) Leases. From the Effective Date until Closing,
          (i) keep, observe and perform its obligations as landlord under the Tenant Leases, and not enter into any new lease or any amendments, expansions or renewals of Tenant Leases, nor consent to the sublease or assignment of any Tenant Lease, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld); provided, however, nothing herein shall be deemed to require Purchaser’s consent to any expansion or renewal which Landlord is required to honor pursuant to any Lease, except that Seller shall give Purchaser immediate written notice of any such expansion or renewal;
          (ii) not terminate or cause the termination of any Tenant Lease, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld if the Tenant is in default under its Tenant Lease);
          (iii) notify Purchaser of any defaults known to Seller by the landlord or the tenant under any Tenant Lease; and
          (iv) not accept any payments of Rentals more than thirty (30) days in advance.
          (f) Service Contracts. From the Effective Date until Closing, not enter into any service contract, maintenance contract, equipment leasing agreement, or other contract for the provision of labor, services, materials or supplies to the Property, that would (1) encumber the Property after Closing, (2) bind Purchaser after the Closing, or (3) be outside the ordinary course of business of Seller, except to the extent otherwise approved by Purchaser in writing.
          (g) Encumbrances. From the Effective Date until Closing, not sell, assign, or convey any right, title or interest whatsoever in or to the Property, or create or permit to exist any lien, encumbrance, or charge thereon without promptly discharging the same by the Closing Date.
          (h) Notices. To the extent sent or received by or on behalf of Seller, from the Effective Date until Closing, promptly deliver to Purchaser copies of written default notices under Tenant Leases and Service Contracts, notices of lawsuits and notices of violations affecting the Property.
          (i) Tenant Deposits. Not apply any Tenant Deposit against Delinquent Rentals (however, Seller may so apply a Tenant Deposit so long as Purchaser receives a full credit for such Tenant Deposit at Closing, whether or not the Tenant has replenished the Tenant Deposit as of the Closing Date).
          (j) Condemnation. Promptly notify Purchaser of any condemnation, environmental, zoning or other land use regulation proceedings, any notices of violations of any Governmental Regulations and any litigation in which Seller is a party that arises out of the ownership of the Property, in each case to the extent Seller or Managing Agent obtains knowledge thereof.
          (k) Litigation. From the Effective Date until Closing, advise Purchaser promptly of any litigation, arbitration or administrative hearing before any court or Authority concerning or affecting the Property which is instituted or threatened after the Effective Date.
          (l) Documents. From the Effective Date until Closing, update all Documents delivered, or made available, to Purchaser pursuant to this Agreement from time to time, as appropriate and provide Purchaser with copies of such updates.
          (m) Taxes and Billings. Deliver to Purchaser copies of any bills for real and personal property taxes and assessments and copies of any notices pertaining to real estate taxes or valuations or other matters of material importance to the Property that are received by Seller after the Effective Date.
          (n) Property Modifications. Except as provided in Section 9.2 below, from the Effective Date until Closing, not make any material alterations to the Property, except in each case in connection with tenant improvements and/or improvements to the common areas of the Property required by the Tenant Leases.
          (o) Representations, Warranties and Covenants. Not take or omit to take any action that would have the effect of violating any of the representations, warranties, covenants, and agreements of Seller contained in this Agreement.
          (p) Listing and Other Offers. Prior to any termination of this Agreement by Purchaser, not list the Property with any broker other than the Broker or otherwise solicit, negotiate, entertain inquiries or make or accept any offers to sell the Property, engage in any discussions or negotiations with any third party with respect to the sale, financing or other disposition of the Property, or enter into any contracts or agreements (whether binding or not, including any letter of intent) regarding any disposition of all or any part of the Property or authorize the Broker or any other party to do so on its behalf.

          (q) Waterproofing Work. Seller agrees to have completed on or before the Closing, at its sole cost and expense, all work (the “Waterproofing Work”) outlined in that certain August 11, 2004 letter from Chamberlin Roofing and Waterproofing to Seller, a copy of which is attached hereto as Exhibit W. In the event the Waterproofing Work is not complete on or before the Closing Date, Seller agrees to have the same diligently completed, at Seller’s sole cost and expense, on or before December 31, 2005. Seller shall not allow any liens to be filed against the Property in connection with the Waterproofing Work. Upon completion of any such Waterproofing Work, Seller shall deliver to Purchaser evidence of payment and full and final waivers of all liens for, labor, services, or material related to such work. The provisions of this Section 7.1(q) shall survive the Closing.
     Section 7.2 Estoppels.
          (a) It will be a condition to Closing that Seller obtain and deliver to Purchaser at least three (3) Business Days prior to the Closing Date, from the major tenants listed on Exhibit D-1 (“Major Tenants”) and other Tenants leasing space which when added to the Major Tenants aggregates at least eighty percent (80%) of the leased space at the Improvements, executed estoppel certificates (“Tenant Estoppel Certificates"), with no material modifications from the estoppel certificate form attached hereto as Exhibit D-2; provided, however, (1) the Tenant Estoppel Certificate for the Centex Service Company Lease (the “Centex Service Company Estoppel Certificate”) will be in the form attached hereto as Exhibit S with no material modifications thereto, and (2) with respect to the Tenant Estoppel Certificates other than the Centex Service Company Estoppel Certificate, Purchaser will not unreasonably withhold approval of any estoppel certificate as modified by a Tenant and delivered by Seller to Purchaser, provided that the information included in such estoppel is not inconsistent with (x) the factual information disclosed to Purchaser in writing on or before June 13, 2005, (y) the representations, warranties and covenants of Seller contained in this Agreement, and (z) the information included in the estoppel form completed for such Tenant pursuant to the below provisions of this Section 7.2(a). In addition, notwithstanding the eighty percent (80%) requirement set forth above, it will be a condition to Closing that Seller obtain and deliver to Purchaser Tenant Estoppel Certificates for all Tenant Leases under which Seller or an Affiliate of Seller is the tenant thereunder (including, but not limited to, the Centex Service Company Estoppel Certificate) (collectively, the “Centex Estoppel Certificates”). On or before August 12, 2005, Seller will deliver to Purchaser completed forms of estoppel certificates, in the form attached hereto as Exhibit D-2 and containing the information contemplated thereby, for all Tenants (other than Centex Service Company). Within two (2) Business Days following Purchaser’s receipt thereof, Purchaser will send to Seller notice either (i) approving such forms as completed by Seller, or (ii) setting forth in detail all changes to such forms which Purchaser believes to be appropriate to make the completed forms of estoppel certificates accurate and complete. In the event Seller objects to Purchaser’s changes to the form of the estoppel certificate, Seller and Purchaser hereby agree to reasonably cooperate with each other to timely develop an acceptable estoppel certificate.
          (b) Exclusive of the Centex Estoppel Certificates, in the event Seller fails, for any reason, to deliver to Purchaser the required number of acceptable Tenant Estoppel Certificates in accordance with the provisions of Section 7.2 at least three (3) Business Days prior to the Closing Date, then Seller will not be deemed in default hereunder, and Purchaser’s sole remedy, except as provided in the immediately following sentence, will be to terminate this

Agreement whereupon the Title Company will return the Earnest Money Deposit to Purchaser, and both parties will be relieved of any further obligations hereunder, except for the Termination Surviving Obligations. Notwithstanding anything herein to the contrary, in the event Seller fails to deliver to Purchaser the Centex Estoppel Certificates as required by Section 7.2(a) above, Seller shall be in default of this Agreement and Purchaser shall have the rights and remedies provided under Section 13.1 below for such Seller default.
     Section 7.3 Lease Amendments. At Closing, Seller shall deliver to Purchaser (a) the Centex Service Company Lease Amendment in the form attached hereto as Exhibit J executed by Centex Service Company, and (b) the Centex Construction Group Lease Amendment in the form attached hereto as Exhibit Z executed by Centex Construction Group. In the event Seller fails to deliver the fully executed Centex Service Company Lease Amendment or fully executed Centex Construction Group Lease Amendment to Purchaser at Closing, Seller shall be in default of this Agreement and Purchaser shall have the rights and remedies provided under Section 13.1 below for such Seller default.
     Section 7.4 Lease Guaranties. At Closing, Seller shall deliver to Purchaser (a) a Lease Guaranty in the form attached hereto as Exhibit X pursuant to which Centex Corporation shall guarantee the obligations of Centex Service Company under the Centex Service Company Lease (“Centex Service Company Lease Guaranty”), and (b) a Lease Guaranty in the form attached hereto as Exhibit Y pursuant to which Centex Corporation shall guarantee the obligations of Centex Construction Group under that certain Lease Agreement dated June 5, 2003 by and between Seller and Centex Construction Group (“Centex Construction Group Lease Guaranty”).
     Section 7.5 Audit Cooperation. Within five (5) days after the Effective Date, Seller shall provide to Purchaser (at Purchaser’s expense) copies of, or shall provide Purchaser access to, such factual information as may be reasonably requested by Purchaser and in the possession or control of Seller or its property manager or accountants, to enable Purchaser (or Hines or an Affiliate of Hines) to allow Purchaser’s auditor (Deloitte & Touche LLP or any successor auditor selected by Purchaser) to conduct an audit of the income statements of the Property for the most recent fiscal year prior to the date of Closing. Notwithstanding the foregoing, such factual information shall include weighted average occupancy and occupancy at the end of each year for the five (5) calendar years prior to the year in which the Closing occurs and the average effective rent per square foot for the five (5) calendar years prior to the year in which the Closing occurs. Purchaser shall be responsible for all out-of-pocket costs associated with this audit. Seller shall cooperate (at no cost to Seller) with Purchaser’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Purchaser’s auditor a letter of representation substantially in the form attached hereto as Exhibit Q (the “Representation Letter”), and, if requested by such auditor, historical financial statements for the Property, including income and balance sheet data for the Property, whether required before or after Closing Date. Without limiting the foregoing, (i) Purchaser or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Purchaser’s expense, and Seller shall provide such documentation as Purchaser or its auditor may reasonably request from documentation in Seller’s possession or control in order to complete such audit, and (ii) Seller shall furnish to Purchaser such financial and other information as may be reasonably required by Purchaser or any Affiliate of Purchaser to make any required filings with the Securities and Exchange Commission or other governmental authority; provided, however, that the foregoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession of, or reasonably obtainable by, Seller, its property manager or accountants, at no cost to Seller, and in the format that Seller (or its property manager or accountants) have maintained such information.
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES
     Section 8.1 Seller’s Representations and Warranties. The following constitute the sole representations and warranties of Seller. Subject to the limitations set forth in Article XVI of this Agreement, Seller represents and warrants to Purchaser the following:
          (a) Representations Regarding Authority.
          (i) Status. Seller is a limited partnership duly organized and validly existing under the laws of the State of Delaware.
          (ii) Authority. The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, subject to equitable principles and principles governing creditors’ rights generally. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.
          (iii) Non-Contravention. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.
          (iv) Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder
          (b) Representations Pertaining to the Property.
          (i) Suits and Proceedings. As of the Effective Date, except as listed in Exhibit F, there are no legal actions, suits or similar proceedings pending and served or, to Seller’s Knowledge, threatened against Seller or the Property.
          (ii) No Violations. Seller has not received prior to the Effective Date any notification, written or otherwise, from any Authority (i) that the Property is in violation of any Governmental Regulation which remains uncured, or (ii) that any work is required to be done upon or in connection with the Property where such work remains outstanding and, if unaddressed would have a material adverse affect on the use of the Property as currently owned and operated.
          (iii) Defects. At Closing, Seller shall assign to Purchaser any assignable warranties relating to the Property.
          (iv) Insurance. Seller has not received any written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or on the Property or any part or component thereof which remain uncured and that would materially and adversely affect the insurability of the Property or cause any increase in the premiums for insurance for the Property.
          (v) Environmental. Except for small quantities relating to the operation of the Improvements that have been kept and used in accordance with Environmental Requirements, there has been no production, disposal or storage on or from the Property of any Hazardous Substances by Seller or, to Seller’s Knowledge, by any Tenant or any prior owner of the Real Property or Improvements. To Seller’s Knowledge, there has been no underground storage tanks installed on or under the Real Property nor has the Real Property been used as a hazardous waste dump. Seller has received no notice of any proceeding or inquiry by any Authority relating to any such activity nor has Seller received any notice of any violation of any Environmental Requirement or order applicable to Hazardous Substances or any information which would constitute or lead to a violation thereof.
          (vi) Licenses and Permits. Except as listed on Exhibit U, Seller (i) has obtained all certificates of occupancy, licenses, and permits required for operating the Property and all of such certificates of occupancy, licenses, and permits are in full force and effect, (ii) has not taken (or failed to take) any action that would result in the revocation of such certificates of occupancy, licenses, or permits, and (iii) has not received any written notice of violation of any Governmental Requirement from any Authority, or written notice of an intention by the foregoing to revoke any certificate of occupancy, license, or permit issued by it in connection with the use of the Property.
          (vii) Access. The Property has direct access to all streets and roadways abutting the Property. To Seller’s Knowledge, no fact or condition exists which would result in the termination of such ingress and egress.
          (viii) Condemnation. To Seller’s Knowledge, no condemnation proceeding has been commenced against the Property, and no governmental entity has delivered written notice to Seller threatening such condemnation proceeding.
          (ix) Employees. Purchaser will have no liability for any of Seller’s employees with respect to the Property after the Closing.
          (x) Financial Statements. The financial statements identified on Exhibit T which were delivered to Purchaser by or on behalf of Seller as a part of the Documents are complete and accurate in all material respects as of the date thereof, and were prepared in accordance with sound accounting practices consistently applied and in the ordinary course of business.
          (xi) Documents. Seller knows of no relevant information missing from, or any untruth, mistake or inaccuracy in, the Documents provided to Purchaser.
          (xii) Title. Seller owns fee simple title to the Property. Except for Purchaser, no person has any legally enforceable right or option to purchase the Property or any part thereof.
          (xiii) No Damage. To Seller’s knowledge, during Seller’s ownership of the Property, there has never been any material damage by fire or other casualty to the Property.
          (c) Representations Pertaining to Tenant Leases, Rent Roll and Service Contracts.
          (i) List of Tenants. The list of Tenants, as set forth on Exhibit G attached hereto, constitutes all of the Tenants with whom Seller or its predecessors in title have entered into a lease agreement (written or otherwise) for the lease of space in the Property and which currently are in force and effect. No person has the right to occupy or possess any portion of the Real Property or Improvements except under or pursuant to a Tenant Lease.
          (ii) Tenant Leases Delivered to Purchaser. All Tenant Leases (including, without limitation, the new Tenant Leases entered into by Seller after the Effective Date pursuant to Section 7.1(e)) delivered by Seller to Purchaser hereunder will be true, complete and correct in all material respects on the date of delivery and at Closing as they may be modified or supplemented in accordance with this Agreement.
          (iii) Defaults Under Tenant Leases. Except as disclosed in the Rent Roll, there are no uncured defaults on the part of Seller, as landlord, and, to Seller’s Knowledge, by a Tenant under the Tenant Leases relating to the Property and no Tenant has asserted offsets or claims against Rentals payable or obligations under the Tenant Leases. All of the landlord’s obligations under the Tenant Leases which accrued prior to the date of this Agreement and which will have accrued prior to Closing will have been performed.
          (iv) Bankruptcy. Except as disclosed in the Rent Roll, to Seller’s Knowledge, no Tenant or any guarantor of any Tenant Lease has filed for bankruptcy, voluntarily or involuntarily, or been adjudicated bankrupt or admitted in writing its inability to pay its debts as they become due.
          (v) Representations to Tenants. Seller has made no representations to Tenants regarding the condition of the premises covered by any Tenant Lease or the compliance of the premises with any applicable Governmental Regulations, except as expressly set forth in the Tenant Leases.
          (vi) Rentals. Except as disclosed in the Rent Roll, no Rentals have been prepaid under the Tenant Leases more than one month in advance, except as expressly set forth therein.
          (vii) Rent Roll. To Seller’s Knowledge, the Rent Roll dated August 5, 2005 and attached hereto as Exhibit P (as updated prior to the Closing as provided in Section 10.3(h)) fairly presents the information set forth therein and is accurate, true, complete and correct in all material respects and that, as updated prior to the Closing as provided in Section 10.3(h) below, will be accurate, true, complete and correct in all material respects on the date of delivery of such update.
          (viii) Service Contracts. To Seller’s Knowledge, as of the Effective Date, there exists no default under any Service Contract.
     Section 8.2 Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller the following:
          (a) Status. Purchaser is a limited partnership duly organized and validly existing under the laws of the State of Delaware.
          (b) Authority. The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of Purchaser and this Agreement constitutes the legal, valid and binding obligation of Purchaser, subject to equitable principles and principles governing creditors’ rights generally.
          (c) Non-Contravention. The execution and delivery of this Agreement by Purchaser will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.
     Section 8.3 Purchaser’s Obligation to Notify Seller. Prior to Closing, should Purchaser discover, or have reason to believe, that any representation or warranty made by Seller is incorrect or misleading in any respect, Purchaser shall promptly notify Seller in writing of such discovery, or belief, and the nature of such incorrect or misleading representation or warranty and shall provide Seller a reasonable opportunity to cure or correct the circumstances making such representation or warranty incorrect or misleading, such that the original representation or warranty when originally made will be true and correct.

ARTICLE IX
CONDEMNATION AND CASUALTY
     Section 9.1 Significant Casualty. If, prior to the earlier of (i) Purchaser’s termination of this Agreement pursuant to a right to do so, or (ii) the Closing Date, all or a Significant Portion of the Real Property and Improvements is destroyed or damaged by fire or other casualty, Seller will promptly notify Purchaser of such casualty. Purchaser will have the option to terminate this Agreement upon written notice to Seller given not later than twenty (20) days after receipt of Seller’s written notice (and the Closing will be postponed if necessary to afford Purchaser the full twenty (20) days to elect such option). If this Agreement is terminated, the Earnest Money Deposit will be returned to Purchaser and thereafter neither Seller nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Purchaser does not elect to terminate this Agreement, Seller will not be obligated to repair such damage or destruction but (a) Seller will assign and turn over to Purchaser all of the insurance proceeds (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty, and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Purchaser will receive a credit for any insurance deductible amount.
     Section 9.2 Casualty of Less Than a Significant Portion. If less than a Significant Portion of the Property is damaged as aforesaid, Seller shall promptly notify Purchaser of such casualty; however, Purchaser shall not have the right to terminate this Agreement and Seller shall either (a) promptly commence and complete with diligence the repair of such damage or destruction; provided, however, if a postponement of the Closing Date is reasonably necessary for Seller to complete the repair of such damage or destruction, Seller shall promptly notify Purchaser in writing (the “Casualty Notice”) and the Closing Date shall be postponed for a period not to exceed thirty (30) days as requested by Seller in such Casualty Notice, or (b) not make such repairs but Purchaser shall receive a credit for the cost of such repairs at Closing, as such cost is estimated by a contractor (which contractor shall not be an Affiliate of Seller) selected by Purchaser and Seller each acting in good faith.
     Section 9.3 Condemnation of Property. In the event of condemnation or sale in lieu of condemnation of all or any portion of the Property prior to the Closing, Seller shall promptly notify Purchaser of the same and Purchaser will have the option, by providing Seller written notice within twenty (20) days after receipt of Seller’s written notice of such condemnation or sale, of terminating Purchaser’s obligations under this Agreement or electing to have this Agreement remain in full force and effect (and the Closing will be postponed if necessary to afford Purchaser the full twenty (20) days to elect such option). In the event Purchaser does not terminate this Agreement pursuant to the preceding sentence, Seller will pay and assign to Purchaser any and all proceeds of such condemnation or sale to the extent the same are applicable to the Property, and Purchaser will take title to the Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price. In the event Purchaser does not terminate this Agreement, Seller shall not settle or compromise any condemnation or sale in lieu thereof without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. Should Purchaser elect to terminate Purchaser’s obligations under this Agreement under the provisions of this Section 9.3, the Earnest Money Deposit will be returned to Purchaser and neither Seller nor Purchaser will have any further obligation under this Agreement except for the Termination Surviving Obligations.
     Section 9.4 Uniform Vendor and Purchaser Risk Act Not Applicable. It is the express intent of the parties hereto that the provisions of Section 9.1, 9.2, and 9.3 shall govern the rights of the parties in the event of damage to or condemnation of the Property and that the Uniform Vendor and Purchaser Risk Act shall not apply to this Agreement.
ARTICLE X
CLOSING
     Section 10.1 Closing. The Closing of the sale of the Property by Seller to Purchaser will occur on the Closing Date through the escrow established with the Title Company; provided, however, Purchaser shall have the right, in its sole and absolute discretion, to extend the Closing Date for fifteen (15) Business Days by (a) delivery of written notice of such extension to Seller no later than 5:00 p.m. Local Time on the Closing Extension Notice Date; and (b) Purchaser’s deposit of an additional Five Hundred Thousand and No/100 Dollars ($500,000.00) as earnest money (the “Closing Extension Deposit”) with the Title Company, on or before the Closing Extension Notice Date. If Purchaser has elected to extend the Closing Date and thereafter desires to close on an earlier date, Purchaser may elect to do so by delivery of written notice to Seller at least five (5) Business Days prior to the proposed Closing Date. If delivered, the Closing Extension Deposit shall be treated as part of the Earnest Money Deposit for all purposes. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.
     Section 10.2 Purchaser’s Closing Obligations. At Closing Purchaser will deliver to the Title Company the Purchase Price in accordance with the requirements of Section 3.3. At least one (1) Business Day prior to the Closing Date, Purchaser, at its sole cost and expense, will deliver the following items in escrow with the Title Company pursuant to Section 4.3, for delivery to Seller at Closing as provided herein:
          (a) A counterpart of the Blanket Conveyance, Bill of Sale, and Assignment and Assumption substantially in the form attached hereto as Exhibit I (the “Blanket Conveyance”) duly executed by Purchaser;
          (b) The Tenant Notice Letters, duly executed by Purchaser;
          (c) At least three (3) counterparts of the Closing Statement provided for in Section 10.4(a) showing all adjustments in respect of the Purchase Price to be made at the Closing executed by Purchaser;
          (d) Evidence reasonably satisfactory to Seller and the Title Company evidencing Purchaser’s existence and authority to comply with the terms and conditions contained in this Agreement, together with evidence that the person executing the Closing documents on behalf of Purchaser has full right, power, and authority to do so;

          (e) The Centex Service Company Lease Amendment in the form attached hereto as Exhibit J duly executed by Purchaser, as landlord;
          (f) The Centex Construction Group Lease Amendment in the form attached hereto as Exhibit Z duly executed by Purchaser, as landlord; and
          (g) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.
     Section 10.3 Seller’s Closing Obligations. Seller, at its sole cost and expense, will deliver (i) the following items: (a), (b), (c), (d), (e), (f), (h), (k), (l), (m), (n), (o), (p), (q) and (r) in escrow with the Title Company pursuant to Section 4.3, and (ii) the following items: (g), (i) and (j) to Purchaser at the Property:
          (a) A special warranty deed (the “Deed”) in the form attached hereto as Exhibit V duly executed and acknowledged by Seller conveying to Purchaser title to the Real Property and the Improvements subject only to the Permitted Encumbrances, which Deed shall be delivered to Purchaser by the Title Company causing same to be recorded in the Official Records;
          (b) The Blanket Conveyance duly executed by Seller;
          (c) The Tenant Notice Letters, duly executed by Seller;
          (d) Evidence reasonably satisfactory to Title Company and Purchaser evidencing Seller’s existence and authority to comply with the terms and conditions contained in this Agreement, together with evidence that the person executing the Closing Documents on behalf of Seller has full right, power and authority to do so;
          (e) A certificate in the form attached hereto as Exhibit L (“Certificate as to Foreign Status”) certifying that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;
          (f) The Tenant Deposits, at Seller’s option, either (i) in the form of a cashier’s check issued by a bank reasonably acceptable to Purchaser, or (ii) as part of an adjustment to the Purchase Price. In the event the Tenant Deposits are in the form of a letter of credit, then Seller shall deliver at Closing the original letter(s) of credit, together with documentation sufficient to cause the letter(s) of credit to be assigned to Purchaser, together with the payment of any costs in connection therewith;
          (g) The Personal Property;
          (h) The Rent Roll (which shall show the Delinquent Rentals), updated to show any changes as of one (1) Business Day prior to the Closing Date (which shall be deemed a part of the Documents for purposes of this Agreement), and a certificate of Seller, in the form attached hereto as Exhibit O, certifying that such Rent Roll (as updated) is true and correct as of the Closing Date;

          (i) The originals (or, if not in the possession of Seller or its Managing Agent, copies) of all Tenant Leases, the Licenses and Permits and the Service Contracts;
          (j) All keys to the Improvements which are in the possession of Seller;
          (k) At least three (3) counterparts of the Closing Statement provided for in Section 10.04(a) showing all adjustments in respect of the Purchase Price to be made at closing duly executed by Seller;
          (l) A certificate executed by Seller in the form attached hereto as Exhibit K;
          (m) The Centex Service Company Lease Amendment in the form attached hereto as Exhibit J duly executed by Centex Services Company, as tenant;
          (n) The Centex Construction Group Lease Amendment in the form attached hereto as Exhibit Z duly executed by Centex Construction Group, as tenant;
          (o) If not previously delivered, the original executed Centex Service Company Estoppel Certificate in the form attached hereto as Exhibit S duly executed by Centex Service Company;
          (p) The Contract Guaranty duly executed by Centex Corporation;
          (q) The Centex Service Company Lease Guaranty and the Centex Construction Group Lease Guaranty each duly executed by Centex Corporation; and
          (r) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.
     Section 10.4 Prorations.
          (a) Seller and Purchaser agree to adjust, as of 11:59 p.m. Local Time on the day immediately preceding the Closing Date (the “Closing Time”), the following (collectively, the “Proration Items”): real estate and personal property taxes and assessments, utility bills (except as hereinafter provided), collected Rentals and operating expenses payable by the owner of the Property (subject to the terms of (c) below). Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Closing Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Closing Time. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser for Purchaser’s approval (which approval shall not be unreasonably withheld, delayed or conditioned) at least three (3) Business Days prior to the Closing Date (the “Closing Statement”). The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the Purchase Price at the Closing.

If the actual amounts of the Proration Items are not known as of the Closing Time, the prorations will be made at Closing on the basis of the best evidence then available; and after actual figures are received, re-prorations will be determined by Seller and Purchaser on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser. The final reconciliation of Proration Items shall be made by Purchaser and Seller within fifteen (15) days after the first anniversary of the Closing Date and any sums due to Seller or Purchaser shall be paid within thirty (30) days after such final reconciliation. No prorations will be made in relation to insurance premiums, and Seller’s insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of the Closing Time, in which event no proration will be made at the Closing with respect to utility bills. Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers.
          (b) Purchaser will receive a credit on the Closing Statement for the prorated amount (as of the Closing Time) of all Rentals previously paid to or collected by Seller and attributable to any period following the Closing Time. After the Closing, Seller will cause to be paid or turned over to Purchaser all Rentals, if any, received by Seller after Closing and attributable to any period following the Closing Time. “Rentals” as used herein includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include each Tenant’s pro rata share of operating costs and expenses as provided for under the applicable Tenant Lease, to the extent the same exceeds any expense stop specified in such Tenant Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable by tenants under the Tenant Leases or from other occupants or users of the Property. Rentals are “Delinquent” when they were due prior to the Closing Time and payment thereof has not been made on or before the Closing Time. Delinquent Rentals will not be prorated. Purchaser agrees to use good faith collection procedures with respect to the collection of any Delinquent Rentals, but Purchaser will have no liability for the failure to collect any such amounts and will not be required to conduct lock-outs or file a lawsuit to enforce collection of any such amounts owed to Seller by Tenants of the Property. All sums collected by Purchaser from and after Closing from each Tenant (excluding tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below) will be applied first to current amounts owed by such Tenant to Purchaser, then to prior delinquencies owed by such Tenant to Purchaser, and then to prior delinquencies owed by such Tenant to Seller. Any such sums due to Seller will be remitted, within thirty (30) days after Purchaser’s receipt of such funds, to Seller net of Purchaser’s reasonable costs of collection. Notwithstanding the foregoing, however, after the Closing Date Seller may collect Delinquent Rentals, amounts owed for Operating Expenses and billings for tenant work orders directly from Tenants, provided, however, (1) in no event will Seller have the right to threaten or institute any legal proceeding to collect such Delinquent Rentals, or threaten the termination of or terminate any Tenant Lease, (2) Purchaser shall have no obligation to collect any Delinquent Rentals after Seller begins collection efforts with respect to such Delinquent Rentals, and (3) Seller shall promptly notify Purchaser of the commencement of any collection efforts taken by Seller and the actions taken with respect thereto.
          (c) Seller will prepare a reconciliation as of the Closing Time of the amounts of all billings and charges to Tenants for operating expenses and tax escalations (collectively,

"Operating Expenses”). If more amounts have been incurred for Operating Expenses than have been collected from Tenants for Operating Expenses, Purchaser will pay such difference to Seller at such time as Purchaser has recovered such amounts from the Tenants. If more amounts have been collected from Tenants for Operating Expenses than have been incurred for Operating Expenses, Seller will pay to Purchaser at Closing as a credit against the Purchase Price such excess collected amount. Purchaser and Seller agree that such proration of Operating Expenses at Closing will fully relieve Seller from any responsibility to Tenants or Purchaser for such matters subject to Seller’s and Purchaser’s right and obligation to finalize prorations as set forth in Section 10.4(a) above. In this regard, Purchaser will be solely responsible, from and after Closing, for (i) collecting from Tenants the amount of any outstanding Operating Expenses for periods before and after Closing, and (ii) where appropriate, reimbursing Tenants for amounts attributable to Operating Expenses, as may be necessary based on annual reconciliations for Operating Expenses.
          (d) With respect to specific outstanding tenant billings for work orders, special items performed or provided at the request of a given Tenant or other specific services as set forth on Exhibit H attached hereto, which are collected by Purchaser after the Closing Time but relate to the foregoing specific services rendered by Seller prior to the Closing Time and which are identified on the Tenant’s payment as relating to such specific services, Purchaser shall cause such collected amounts, less Purchaser’s costs of collection, to be paid to Seller.
          (e) Leasing Costs shall be apportioned between Seller and Purchaser as provided in Section 3.2.
          (f) The provisions of this Section 10.4 will survive the Closing for fourteen (14) months (except (e) which is governed by Section 3.2).
     Section 10.5 Delivery of Real Property. Upon completion of the Closing, Seller will deliver to Purchaser possession of the Real Property and Improvements, subject only to the Tenant Leases and the Permitted Encumbrances.
     Section 10.6 Costs of Title Company and Closing Costs. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:
          (a) Purchaser will pay (i) all premiums charged by the Title Company for endorsements and for the deletion of the Survey Exception, if requested by Purchaser, (ii) all premiums and other costs for any mortgagee policy of title insurance, including but not limited to any endorsements for any mortgagee policy of title insurance; (iii) Purchaser’s attorneys’ fees; (iv) one-half (1/2) of any and all transfer and deed recordation taxes relating to the conveyance of the Property from Seller to Purchaser; and (v) one-half (1/2) of all of the Title Company’s escrow and closing fees, if any;
          (b) Seller will pay (i) the premium for the Title Policy, but specifically excluding any premium charged by the Title Company for endorsements and the deletion of the Survey Exception, as requested by Purchaser; (ii) the cost of the Survey; (iii) one-half (1/2) of any and all transfer and deed recordation taxes relating to the conveyance of the Property from Seller to Purchaser; (iv) one-half (1/2) of all of the Title Company’s escrow and closing fees, if any; (v) any fees required to record a satisfaction, discharge or release of any lien or other encumbrances Seller is required to discharge hereunder; (vi) any costs and expenses in connection with the transfer of any Tenant Deposits held in the form of a letter of credit; and (vii) Seller’s attorneys’ fees; and
          (c) Any other costs and expenses of Closing not provided for in this Section 10.6 shall be allocated between Purchaser and Seller in accordance with the custom in the county in which the Real Property is located.
     Section 10.7 Post-Closing Delivery of Tenant Notice Letters. Immediately following Closing, Purchaser will deliver to each Tenant (via messenger or certified mail, return receipt requested) a written notice executed by Purchaser and Seller in the form of Exhibit M (i) acknowledging the sale of the Property to Purchaser, (ii) acknowledging that Purchaser has received and is responsible for the Tenant Deposits (specifying the exact amount of the Tenant Deposits) and (iii) indicating that rent should thereafter be paid to Purchaser and giving instructions therefor (the “Tenant Notice Letters”). Purchaser shall provide to Seller a copy of each Tenant Notice Letter promptly after delivery of same, and proof of delivery of same promptly after such proof is available. This Section 10.7 shall survive Closing.
ARTICLE XI
BROKERAGE
     Section 11.1 Brokers. Seller agrees to pay to CB Richard Ellis, Inc. (“Broker”) a real estate commission with respect to the purchase and sale of the Property pursuant to a separate agreement. Other than as stated in the first sentence of this Section 11.1, Purchaser and Seller represent to the other that no real estate brokers, agents or finders’ fees or commissions are due or will be due or arise in conjunction with the execution of this Agreement or consummation of this transaction by reason of the acts of such party, and each of Purchaser and Seller will indemnify, defend and hold the other party harmless from any brokerage or finder’s fee or commission claimed by any person on account of this Agreement or the transactions contemplated hereby who is claiming by, through or under the indemnifying party. The provisions of this Article XI will survive any Closing or termination of this Agreement.
ARTICLE XII
POST-CLOSING ESCROW / PARENT GUARANTY
     Section 12.1 Guaranty. Seller shall cause Centex Corporation to provide at Closing the Guaranty pursuant to which the Centex Corporation guarantees the obligations of Seller under Sections 3.2, 7.1(q), 7.5, 8.1 (subject to Section 16.1), 10.4 (subject to the limitations therein), 10.6, 11.1, 13.1 (subject to the limitations in Section 13.3), and 17.2.
ARTICLE XIII
REMEDIES
     Section 13.1 Default by Seller. If Seller breaches this Agreement, Purchaser may, as Purchaser’s sole and exclusive remedy, elect either of the following: (a) terminate this Agreement, in which event Purchaser will receive from the Title Company the Earnest Money Deposit and be entitled to recover from Seller the amount of Purchaser’s out of pocket third party costs incurred in connection with this Agreement up to a maximum of One Hundred Thousand and No/100 Dollars ($100,000.00), whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations; or (b) seek to enforce specific performance of the Agreement. Notwithstanding the foregoing, except as provided in Section 13.3 below, nothing contained in this Article XIII will limit Purchaser’s remedies at law, in equity or as herein provided in the event of a breach by Seller of any of the Closing Surviving Obligations or the Termination Surviving Obligations.
     Section 13.2 Default by Purchaser. If Seller has complied with all of its covenants and conditions contained herein in all material respects and is ready, willing and able to close in accordance with this Agreement and Purchaser fails to consummate this Agreement and take title by reason of a default on Purchaser’s part, Purchaser and Seller agree and stipulate that (i) the harm caused by the default of Purchaser is incapable or difficult of estimation, (ii) an amount equal to the Earnest Money Deposit is a reasonable forecast of just compensation to Seller for a default of Purchaser and is not a penalty, and (iii) such amount will be the full, agreed and liquidated damages for Purchaser’s default and failure to complete the purchase of the Property, and will be Seller’s sole and exclusive remedy (whether at law or in equity) for any default of Purchaser resulting in the failure of consummation of the Closing, whereupon this Agreement will terminate and Seller and Purchaser will have no further rights or obligations hereunder, except with respect to the Termination Surviving Obligations. Notwithstanding the foregoing, except as provided in Section 13.3 below, nothing contained in this Article XIII will limit Seller’s remedies at law, in equity or as herein provided in the event of a breach by Purchaser of any of the Termination Surviving Obligations.
     Section 13.3 Consequential and Punitive Damages. Each of Seller and Purchaser waive any right to sue the other for any consequential or punitive damages for matters arising under this Agreement.
     Section 13.4 Survival. This Article XIII shall survive termination of this Agreement.
ARTICLE XIV
NOTICES
     Section 14.1 Notices. All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, (b) professional expedited delivery service with proof of delivery, (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, or (d) facsimile (providing that such facsimile is confirmed by the sender by personal delivery or expedited delivery service in the manner previously described within one Business Day after the fax is sent), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address or in the manner provided herein, or, in the case of facsimile transmission, upon receipt; provided, however, if the day that notice is deemed given is not a Business Day, then such notice shall be deemed given on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

If to Buyer:	Hines REIT Properties, L.P.
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 4900
Houston, Texas 77056-6118
Attention: Charles N. Hazen
Facsimile: (713) 966-7851

with a copy to:	Hines Interests Limited Partnership
13155 Noel Road
Suite 1850
Dallas, TX 75240-684
Attention: Clayton C. Elliott
Facsimile: (972) 934-1460

with a copy to:	Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980
Attention: Kristie G. King
Facsimile: (214) 661-4660

If to Seller:	Centex Office Citymark I, L.P.
2728 N. Harwood
Dallas, Texas 75201
Attn: Stephen M. Weinberg
Fax: (214) 981-6909

with a copy to:	Centex Development Company
2728 N. Harwood
Dallas, Texas 75201-1516
Attn: Drew F Nachowiak,
Senior Vice President and General Counsel
Fax: (214) 981-6866

with a copy to:	Gardere Wynne Sewell LLP
3000 Thanksgiving Tower
1601 Elm Street
Dallas, Texas 75201
Attn: James S. Pleasant
Fax: (214) 999-3690

If to Escrow Agent:	Commerce Title Company
2728 N. Harwood, 4th Floor
Dallas, Texas 75201
Attn: Sue Jackson
Fax: (214) 981-6440

ARTICLE XV
ASSIGNMENT AND BINDING EFFECT
     Section 15.1 Assignment; Binding Effect. Purchaser shall have the right to assign this Agreement to an Affiliate of Purchaser, provided Purchaser and such assignee shall execute an Assignment of Agreement of Sale and Purchase in the form of Exhibit N attached hereto and incorporated herein and Purchaser shall remain liable for all obligations of Purchaser hereunder. Except as provided for in the immediately preceding sentences, Purchaser shall not assign its rights or obligations under this Agreement, in whole or in part, without the prior written consent of Seller, which consent shall not be unreasonably withheld as long as Purchaser remains liable for its obligations hereunder. This Agreement will be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.
ARTICLE XVI
PROCEDURE FOR INDEMNIFICATION AND LIMITED SURVIVAL OF
REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 16.1 Limited Survival of Representations, Warranties and Covenants.
          (a) Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties of Seller set forth in Section 8.1 of this Agreement will survive the Closing and such survival shall extend only for a period of thirteen (13) months after the Closing. Purchaser will not have any right to bring any action against Seller as a result of any untruth or inaccuracy, or breach, of such representations and warranties under Section 8.1 unless and until the aggregate amount of all liability and losses arising out of all such untruths, inaccuracies, breaches or failures exceeds $25,000.00 (provided, however, if the same exceeds $25,000.00 Seller shall be responsible for the initial $25,000.00 plus any amount in excess of such $25,000.00). In addition, in no event will Seller’s liability for all such untruths, inaccuracies, breaches or failures under Section 8.1 exceed in the aggregate $1,500,000.00. Further, Seller shall have no liability with respect to any of Seller’s representations, warranties and covenants herein if, prior to the Closing, Purchaser has actual knowledge of any breach of a covenant of Seller herein, or Purchaser obtains actual knowledge that contradicts any of Seller’s representations and warranties herein, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.
          (b) The Closing Surviving Obligations (other than Seller’s representations and warranties set forth in Section 8.1 of this Agreement) will survive Closing unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Deed and other Closing Documents delivered at the Closing. The Termination Surviving Obligations shall survive termination of this Agreement unless a specified period is otherwise provided in this Agreement.

          (c) The provisions of this Section 16.1 shall survive Closing
ARTICLE XVII
MISCELLANEOUS
     Section 17.1 Waivers. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.
     Section 17.2 Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover of and from the other party all reasonable attorneys’ fees and costs resulting therefrom. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean all court costs and the reasonable fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 17.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.
     Section 17.3 Time of Essence. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.
     Section 17.4 Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.
     Section 17.5 Counterparts. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.
     Section 17.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
     Section 17.7 Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.
     Section 17.8 Governing Law; Venue. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. DALLAS COUNTY, TEXAS SHALL BE A PROPER VENUE FOR ANY LITIGATION BROUGHT BY EITHER PARTY HERETO OR OTHERWISE ARISING IN CONNECTION WITH THIS AGREEMENT.
     Section 17.9 No Recording. The parties hereto agree that neither this Agreement nor any affidavit concerning it will be recorded.
     Section 17.10 Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement. At and after Closing, the parties shall deliver to each other any additional materials and documents which are necessary or appropriate to further assure, complete and document the consummation of the purchase and sale contemplated in this Agreement on the terms described. From and after Closing, each party shall afford to the other reasonable access to any information in its possession concerning the operations of the Property (including the right to copy the same at the expense of the party desiring the copy) for purposes of ascertaining tax examinations or other similar purposes.
     Section 17.11 No Other Inducements. The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.
     Section 17.12 No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of seller and purchaser with respect to the Property to be conveyed as contemplated hereby.
     Section 17.13 Limitations on Benefits. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and their successors and permitted assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this

Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Broker) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.
     Section 17.14 Exculpation. Except for the liability of the Centex Corporation as specifically provided in the Contract Guaranty, Centex Service Company Lease Guaranty and Centex Construction Group Lease Guaranty, in no event whatsoever shall recourse be had or liability asserted against any of Seller’s or Purchaser’s partners, members, shareholders, employees, agents, directors, officers or other owners of Seller or Purchaser, or their respective constituent partners. Except for the liability of the Centex Corporation as specifically provided in the Contract Guaranty, Centex Service Company Lease Guaranty and Centex Construction Group Lease Guaranty, Seller’s and Purchaser’s direct and indirect shareholders, partners, members, beneficiaries and owners and their respective trustees, officers, directors, employees, agents and security holders, assume no personal liability for any obligations entered into on behalf of Seller, Purchaser and Centex Corporation, respectively, under this Agreement and the Closing Documents.
     Section 17.15 Abstract or Title Policy. Purchaser acknowledges that Broker has advised Purchaser to have an abstract of title covering the Property examined by an attorney of Purchaser’s selection, or Purchaser should be furnished with or obtain a Title Policy. If a Title Commitment is furnished, the Title Commitment should be promptly reviewed by an attorney of Purchaser’s choice due to the time limitations on Purchaser’s right to object.
     Section 17.16 Exhibits. The exhibits listed below are incorporated herein by reference.
Exhibit A: Personal Property

Exhibit B: Legal Description

Exhibit C: Service Contracts

Exhibit D-1: Major Tenants

Exhibit D-2: Form of Tenant Estoppel Certificate

Exhibit E: Documents

Exhibit F: Lawsuits

Exhibit G: List of Tenants

Exhibit H: List of Specific Tenant Billings

Exhibit I: Blanket Conveyance, Bill of Sale, Assignment and Assumption

Exhibit J: Form of Centex Service Company Lease Amendment

Exhibit K: Certification of Seller

Exhibit L: Non-Foreign Entity Certification

Exhibit M: Tenant Notification Letter

Exhibit N: Assignment of Agreement of Sale and Purchase

Exhibit O: Certification of Rent Roll

Exhibit P: Rent Roll

Exhibit Q: Form of Audit Representation Letter

Exhibit R: Contract Guaranty

Exhibit S: Form of Centex Service Company Estoppel Certificate

Exhibit T: Financial Statements

Exhibit U: Exclusions from Licenses and Permits

Exhibit V: Form of Special Warranty Deed

Exhibit W: Chamberlin Roofing and Waterproofing Letter

Exhibit X: Form of Centex Service Company Lease Guaranty

Exhibit Y: Form of Centex Construction Group Lease Guaranty

Exhibit Z: Form of Centex Construction Group Lease Amendment
[SIGNATURES FOLLOW ON NEXT SUCCEEDING PAGE]

     IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement to be effective as of the date first above written.

PURCHASER:

HINES REIT PROPERTIES, L.P.,
a Delaware limited partnership

By:	Hines Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By:

Name:

Title:

SELLER:

CENTEX OFFICE CITYMARK I, L.P.,
a Delaware limited partnership

By:	Centex Office Citymark I General Partner, LLC, a Delaware limited liability company,
Its general partner

By:

Stephen M. Weinberg
Chairman

JOINDER BY TITLE COMPANY
     Commerce Title Company, referred to in this Agreement as the “Title Company,” hereby acknowledges that it received this Agreement executed by Seller and Purchaser on the ___day of ___, 2005, and accepts the obligations of the Title Company as set forth herein. It further acknowledges that it received the Initial Earnest Money Deposit on the ___day of ___, 2005. The Title Company hereby agrees to hold and distribute the Earnest Money Deposit and all interest earned thereon in accordance with the terms and provisions of this Agreement. It further acknowledges that it hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code.

COMMERCE	TITLE COMPANY

By:

Name:

Title:

EXHIBIT A
PERSONAL PROPERTY
See attached.

A-1

EXHIBIT B
LEGAL DESCRIPTION
BEING all of Lot 1A in Block 1/998 of CONCORD SUBDIVISION NO. 2, an Addition in the City of Dallas, Dallas County, Texas, according to the Plat thereof recorded in Volume 93091, Page 4877, of the Map Records of Dallas County, Texas, and being more particularly described as follows:
BEGINNING at a 1/2 inch iron rod with yellow cap stamped “NO. 2509” found at the intersection of the Northwest ROW line of Ivan Street (a 56’ ROW) with the Northeast ROW line of McKinnon Street (a variable ROW);
THENCE N 45 degrees 00 minutes 49 seconds W, along the Northeasterly ROW line of McKinnon Street, a distance of 167.09 feet to a 1/2 inch iron rod found;
THENCE N 53 degrees 13 minutes 56 seconds W, along the Northeasterly ROW line of McKinnon Street, a distance of 2.21 feet to a 1/2 inch iron rod found;
THENCE N 54 degrees 30 minutes 12 seconds W, along the Northeasterly ROW line of McKinnon Street, a distance of 348.99 feet to a 1/2 inch iron rod found;
THENCE S 44 degrees 20 minutes 24 seconds W, 8.50 feet to a 1/2 inch iron rod found in the Northeasterly ROW line of McKinnon Street;
THENCE N 65 degrees 33 minutes 39 seconds W, along the Northeasterly ROW line of McKinnon Street, a distance of 144.31 feet to a 1/2 inch iron rod found;
THENCE N 62 degrees 33 minutes 29 seconds W, along the Northeasterly ROW line of McKinnon Street, a distance of 88.53 feet to a 1/2 inch iron rod set;
THENCE N 80 degrees 50 minutes 00 seconds W, along the Northeasterly ROW line of McKinnon Street, a distance of 25.91 feet to a 1/2 inch iron rod with yellow cap stamped “NO. 2509” found at the intersection of said Northeasterly ROW line of McKinnon Street with the Southeasterly ROW line of Union Pacific Railroad (a 100’ ROW), said iron rod being the beginning of a curve to the right, having a central angle of 06 degrees 08 minutes 41 seconds, a radius of 981.21 feet, and a chord bearing and distance of N 51 degrees 13 minutes 05 seconds E, 105.18 feet;
THENCE along said curve to the right and Southeasterly ROW line, an arc distance of 105.23 feet to a 1/2 inch iron rod found;
THENCE N 54 degrees 17 minutes 26 seconds E, along the Southeasterly ROW line of Union Pacific Railroad, a distance of 356.16 feet to a 1/2 inch iron rod with yellow cap stamped “NO. 2509” found;
THENCE S 18 degrees 35 minutes 31 seconds E, along the Southwesterly line of Lot 2, Block 1/998 of Concord Subdivision No. 2, an Addition in the City of Dallas, according to the Plat

B-1

recorded in Volume 91017, Page 3782, Map Records, Dallas County, Texas, a distance of 475.53 feet to a PK Nail found;
THENCE S 89 degrees 51 minutes 43 seconds E, along the South line of Lot 2, Block 1/998 of Concord Subdivision No. 2, a distance of 194.53 feet to a 1/2 inch iron rod found in the Northwesterly ROW line of Ivan Street, said iron rod being at the beginning of a curve to the left, having a central angle of 03 degrees 31 minutes 00 seconds, a radius of 278.00 feet and a chord bearing and distance of S 08 degrees 19 minutes 38 seconds W, 17.06 feet;
THENCE along said curve to the right and Northwesterly ROW line, an arc distance of 17.06 feet to a 1/2 inch iron rod found;
THENCE S 06 degrees 34 minutes 25 seconds W, along the Northwesterly ROW line of Ivan Street, a distance of 101.55 feet to a 1/2 inch iron rod with yellow cap stamped “NO. 2509” found at the beginning of a curve to the right, having a central angle of 36 degrees 14 minutes 20 seconds, a radius of 222.0 feet and a chord bearing and distance of S 24 degrees 41 minutes 35 seconds W, 138.08 feet;
THENCE along said curve to the right and Northwesterly ROW line, an arc distance of 140.41 feet to the PLACE OF BEGINNING and containing 162,213 square feet or 3.7239 acres of land, more or less.

B-2

EXHIBIT C
SERVICE CONTRACTS
Property Management Agreement (1-1-03)
Contract with Harwood International
Janitorial Service Cox Janitorial 214.415.1908 MG Cox (6-1-04)
Month to Month. Contact Day Maid.
HVAC Preventative Maintenance – Brandt Services 972.241.9411 (3-1-04)
Month to Month. Contact is Matt McCauley.
Landscaping – Lawns of Dallas (1-1-04)
Contract with Citymark ending December 31, 2005. Account rep is Janet Delee. 214.926.4406
Irrigation – Lawns of Dallas (1-1-04)
Contract with Citymark ending December 31, 2005. Account rep is Janet Delee. 214.926.4406
Trash Removal – Community Waste Disposal (CWD) (2-1-03)
Month to Month. 972.392.9300
Parking Lot Sweeping – C & D Commercial Services
Month to Month. 972.475.2271
Cameras, Mag Locks – Convergint Technologies
No contract. On service request basis. 972.620.2606
Access Monitoring – Harwood International Command Center.
No Contract.
Fire Panel Monitoring – DSS Fire, Inc. (3-1-04)
Month to Month. 214.553.6120
Security Patrol 24/7 — P & P Private Security Services (8-15-03)
Month to Month. Contact Paul Whittington. 469.233.0138
Air Freshener, Restroom Cleaning – Fikes Services, Inc.
Month to Month. 817.640.3200
Water Treatment – Precision Water Technologies. (4-01-04)
Month to Month. 972.488.6755
Elevator – Schindler Elevator Corporation (3-1-04)
Month to Month. Contact Matt Evans. 972.621.2535
C-1

Generator – Clifford Power Systems (2-1-03)
No Contract. On service request basis. 817.640.5544
Pest Control – Terminix 214.359.6000
Month to Month. Account rep is Jonathan Hooper. 214.537.1293
Electricity Provider – Reliant Energy
Month to Month.
Water – City of Dallas
Month to Month.
Window Cleaning – Citywide Building Services.
No Contract. On service request basis. 214.358.4547
Carpet and floor care – Corporate Care
No Contract. On service request basis. 214.939.2350
Best Fire Protection Services – Annual inspection of fire extinguishers
No Contract. On service request basis.
Tiger Commercial Services – Re-stripe parking lot.
No Contract. On service request basis. Contact is Loy S. Jenkins. 972.288.6054
Recycling provided by Rock – Tenn
Contract with Centex.
C-2

EXHIBIT D-1
MAJOR TENANTS
1. Centex Service Company, a Nevada corporation
2. Centex Construction Group Services, L.L.C., a Delaware limited liability company
3. Station Venture Operations L.P., a Delaware limited partnership, a joint venture between National Broadcasting Company, Inc., a Delaware corporation, and Lin Television of Texas, L.P., a Delaware limited partnership
D-1-1

EXHIBIT D-2
FORM OF TENANT ESTOPPEL CERTIFICATE
     From:

               (“Tenant”)
     To:

               (“Purchaser”)

               (“Landlord”)
     Lease: Lease dated                                         ,                      between                                                              , a                                            , and                                           , a                                          covering the Premises (as defined below), as modified, altered or amended (as further described in Paragraph 1 below) (the “Lease”).
     Premises: Suite                     , consisting of a total of                      rentable square feet (as set forth in the Lease) (the “Premises”), located in the building [commonly known as Citymark Office Building having an address of 3100 McKinnon Street, Dallas, Texas (the “Building”).
     Tenant hereby certifies to Landlord and Purchaser as follows:
     1. Tenant is the current Tenant under the Lease, a true, correct and complete copy of which (including all modifications, alterations and amendments thereto) is attached as Annex I hereto. Except for the documents attached as Annex I hereto, the Lease has not been modified, altered or amended in any respect. The Lease is in full force and effect and is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking. In connection with the Premises, Tenant also leases                      square feet of storage space in the Building pursuant to [the Lease] [a separate storage space license or lease agreement, a true, correct and complete copy of which is attached as Annex I hereto].

D - 2 - 1

     2. The term of the Lease expires on                                         . Except as set forth in the Lease (as attached as Annex I hereto), Tenant does not have any options or rights to renew, expand, cancel or terminate the Lease nor to lease any additional space in the Building.
     3. Tenant’s current use of the Premises (which use is expressly permitted by the terms of the Lease) is [general office] [retail – if retail, specify exact nature of retail use]. Tenant has accepted and is presently occupying the Premises (and any applicable storage space).
     4. Tenant has no option or right of first refusal or offer to purchase the Premises, any other portion of the Building or any interest therein.
     5. Tenant’s interest in the Premises and under the Lease has not been assigned or encumbered, and no portion of the Premises have been sublet, except in each case as specified on Annex II attached hereto.
     6. The base rent under the Lease for the current lease year is $        per month [and the rent for the storage space is $       per month]. Tenant is responsible to pay, as additional rent its pro rata share (___%) of operating expenses for the Building in excess of (a) base operating expenses of $______or (b) base year expenses, which are the operating expenses for the calendar year ___. Tenant has fully paid all base rent, [storage space rent], additional rent and other sums due and payable under the Lease on or before the date of this Certificate and Tenant has not paid any rent more than one month in advance. Tenant is not in default under any of the terms, conditions or covenants of the Lease [or any related storage space license or lease] to be performed or complied with by Tenant, and, to the best of Tenant’s knowledge, no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.
     7. As of the date of this Certificate, Landlord is not in default under any of the terms, conditions or covenants of the Lease [or any related storage space license or lease] to be performed or complied with by Landlord, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default.
     8. As of the date of this Certificate, to the best of Tenant’s knowledge, Tenant has no defenses, offsets or credits against the payment or rent and other sums due or to become due under the Lease [or any related storage space license or lease] or against the performance of any other of Tenant’s obligations under the Lease [or any related storage space license or lease], except                                                             . [specify any defenses, offsets or credits]
     9. Tenant has paid or delivered to Landlord a cash security deposit in the amount of $                                         [and/or a letter of credit (identify letter of credit by instrument number, date, issuing bank and named beneficiary], and of such deposit $                                         remains on deposit with Landlord [and the current amount available to be drawn under such letter of credit is $                                        .]
     10. Tenant agrees that, from and after the date hereof, Tenant will not pay any rent under the Lease more than thirty (30) days in advance of its due date.

D - 2 - 2

     11. Tenant is not entitled to any rent concession, rent abatement or “free” rent except                                                             . [specify any rent concession, rent abatement or “free” rent]
     12. All improvements, alterations, or additions to the Premises required to be made by Landlord have been completed to the satisfaction of Tenant. All contributions required to be made by Landlord for improvements to the Premises, including abatements, allowances or credits or offsets, if any, against rent or other charges due under the Lease, have been paid in full to Tenant, except                                         . [specify any contributions, abatements, allowances, credits or offsets]
     13. There are no actions, whether voluntary or otherwise, pending or threatened against Tenant (or any guarantor of Tenant’s obligations pursuant to the Lease) under the Bankruptcy or insolvency laws of the United States or any state thereof, and there are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings under the U.S. Bankruptcy Code or any other debtor relief laws pending or threatened against Tenant.
     14. Tenant has not used, stored, disposed of or transported at, in, to or from the Premises or any other portion of the Building any substance classified, listed or regulated as hazardous or toxic under any applicable federal, state or local laws, orders, rules or regulations (other than minor quantities of such substances which are used in the course of ordinary [office/retail] operations and in compliance with all applicable laws).
     15. The correct name and mailing address of Tenant for notice purposes under the Lease is as follows:

Copy to:

Attn:		Attn:

     16. Tenant understands that this Certificate is required in connection with Purchaser’s acquisition of the Property, and Tenant agrees that Purchaser and its lenders, successors and/or assigns (including, without limitation, any parties providing financing of any type in connection with Purchaser’s acquisition of the Property, and their respective successors and/or assigns) will, and will be entitled to, rely on the truth of this Certificate.
     17. The party executing this Certificate on behalf of Tenant has been authorized to do so on behalf of Tenant.

D -2 - 3

D-2-3
     EXECUTED on this                      day of                                        , 2005.
                    “TENANT”
                    By:
D-2-4

EXHIBIT E
DOCUMENTS
See Attached.
E-1

EXHIBIT F
LAWSUITS
None.
F-1

EXHIBIT G
LIST OF TENANTS
D. L. Anderson International, Inc.
Centex Service Company
Mesa Design Associates, Inc.
Citymark Cafe
Station Venture Operations, L.P.
NBC News Bureaus, Inc.
Law Offices of Clay E. Crawford, P.C.
Centex Construction Group Services, L.L.C.
Circa Capital Corporation
Oculus, Inc.
G-1

EXHIBIT H
SPECIFIC TENANT BILLINGS
Outstanding tenant billings to Citymark Cafe not to exceed $2,000.00. The exact amount of the specific tenant billings to Citymark Cafe shall be provided by Seller to Purchaser in writing on or before August 23, 2005. If no specific amount is provided by Seller to Purchaser in writing on or before August 23, 2005, there shall be deemed to be no specific tenant billings.
H-1

EXHIBIT I
BLANKET CONVEYANCE, BILL OF SALE,
ASSIGNMENT AND ASSUMPTION
          CENTEX OFFICE CITYMARK I, L.P., a Delaware limited partnership (“Seller”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller paid by ______, a ___ (“Purchaser”), the receipt and sufficiency of which are hereby acknowledged, hereby bargains, sells, transfers, conveys and assigns to Purchaser the following described property:
          (a) Seller’s right, title and interest in and to the equipment, appliances, tools, supplies, machinery, artwork, furnishings and other items of personal property described on Exhibit A-1 attached hereto and made a part hereof for all purposes (the “Personal Property”), said Personal Property being located on the real property described on Exhibit A attached hereto and made a part hereof for all purposes (the “Real Property”) or used in connection with the ownership or operation of the improvements located on the Real Property (collectively, the “Improvements”);
          (b) Seller’s interest in the service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees and contracts listed on Exhibit B attached hereto (“Service Contracts”);
          (c) All of Seller’s right, title and interest, as lessor, under all leases, rental agreements or occupancy agreements, and all amendments, modifications and supplements thereto (“Tenant Leases”) with the lawful tenants of the Improvements (the “Tenants”) set forth on Exhibit C attached hereto, together with all refundable security deposits (“Tenant Deposits”) of Tenants held by Seller as listed on Exhibit C attached hereto;
          (d) All of Seller’s right, title and interest in and to all assignable licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted in connection with the Real Property and the Improvements, together with all renewals and modifications thereof (the “Licenses and Permits”);
          (e) All of Seller’s right, title and interest in and to any and all causes of action now existing or that may hereafter exist with respect to the Real Property, including, without limitation, any and all causes of action arising as a result of any discharge of Hazardous Substances on, under or about the Real Property (the “Rights of Action”);
          (f) all of Seller’s right, title, and interest, to the extent legally assignable or transferable, in and to all telephone numbers and telephone exchanges for the Property (but specifically excluding any telephone numbers and telephone exchanges for Tenants of the Improvements); and all names, trade names, fictitious names, designations, logos, copyrights, service marks, and appurtenant registrations, if any, used by Seller in connection with Seller’s ownership or operation and identification of the Property as “Citymark”, “Citymark Building”, or

“Citymark Office Building” (the “Intangible Property Rights”), which Intangible Property Rights specifically exclude those names, trade names, fictitious names, designations, logos, copyrights, service marks and appurtenant registrations of any Tenant of the Improvements. Notwithstanding anything herein to the contrary, in no event is Seller conveying, assigning, transferring or granting to Purchaser the right to use, and Intangible Property Rights shall not include, any name, trade name, fictitious name, designation, logo, copyright, service mark or appurtenant registration, containing the word “Centex”, “CTX” or any other word or words used in combination with “Centex” or “CTX”;
          (g) all of Seller’s right, title and interest in and to all leasing floor plans, building stacking plans, encumbrance schedules, marketing brochures, building photos, BOMA calculations, and websites and website domains that relate directly to the ownership, operation, management or leasing of the Real Property and the Improvements; and, upon request of Purchaser, copies of computer software and programs, relating directly to the ownership, operation, management or leasing of the Real Property and the Improvements, if such computer software and/or programs can be copied and delivered to Purchaser without violation of any license or permit applicable thereto;
          (h) All of Seller’s right, title and interest in and to (i) all books and records, including but not limited to property operating statements relating to the Improvements; (ii) all surveys, structural reviews, architectural drawings and engineering, environmental, soils, seismic, geologic and architectural reports, studies and certificates pertaining to the Real Property or the Improvements; (iii) all preliminary, final and proposed plans, specifications and drawings of the Improvements or the Real Property or any portion thereof; and (iv) all warranties and guaranties currently in force and effect made by any contractors, subcontractors, vendors or suppliers regarding their performance or the quality of materials supplied by them in connection with the construction and operation of the Real Property, the Improvements, the Personal Property or the Tenant Leases; excluding, however, (1) any document or correspondence which would be subject to the attorney- client privilege; (2) any documents pertaining to the marketing of the Real Property for sale to prospective purchasers; (3) any internal memoranda, reports or assessments of Seller or Seller’s Affiliates relating to Seller’s valuation of the Real Property; and (4) appraisals of the Real Property whether prepared internally by Seller or Seller’s affiliates or externally; and
          (i) All of Seller’s right, title and interest in and to any other properties, tangible or intangible, that are used or relate to the ownership, operation, management or leasing of the Real Property and Improvements.
All of the items described in clauses (a) through (i) above are hereinafter collectively referred to as the “Property.”
          Seller has executed this Blanket Conveyance, Bill of Sale, Assignment and Assumption (this “Blanket Conveyance”) and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Property and Purchaser has accepted this Blanket Conveyance and the purchase of the Property “AS-IS”, “WHERE-IS” AND “WITH ALL FAULTS”, WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED [AS IS MORE SPECIFICALLY SET FORTH IN THE AGREEMENT OF SALE
r

AND PURCHASE (AS HEREINAFTER DEFINED)], EXCEPT AS IS EXPRESSLY SET FORTH IN THE AGREEMENT OF SALE AND PURCHASE BY AND BETWEEN SELLER AND PURCHASER DATED ___, 2005 (THE “AGREEMENT OF SALE AND PURCHASE”) AND THE WARRANTIES SET FORTH HEREIN.
          Seller hereby agrees to indemnify Purchaser and its successors, assigns, affiliates, directors, officers, employees and partners, and hold each of them harmless from any and all claims, liabilities, damages, penalties and any and all loss, cost or expense incurred by Purchaser incident to, resulting from, or in any way arising out of the Property to the extent attributable to any act, omission or condition occurring or existing (other than the acts or omissions of Purchaser and its agents and representatives) prior to the date hereof.
          Purchaser hereby agrees to indemnify Seller and its respective successors, assigns, affiliates, directors, officers, employees and partners, and hold each of them harmless from any and all claims, liabilities, damages, penalties and any and all loss, cost, or expense incurred by Seller incident to, resulting from, or in any way arising out of the Property to the extent attributable to any act, omission or condition occurring (other than the acts or omissions of Seller and its agents and representatives) on or after the date hereof.
          Each of the parties hereto agree, upon notice from the other, to contest any demand, claim, suit, or action against which such party has hereinabove agreed to indemnify and hold the other and all other such parties harmless, and to defend any action that may be brought in connection with any such demand, claim, suit, or action, or with respect to which such party has hereinabove agreed to hold the other and all such other parties harmless, and to bear all costs and expenses of such contest and defense.
          To facilitate execution of this Blanket Conveyance, this Blanket Conveyance may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Blanket Conveyance, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.
          EXECUTED as of the                     day of                     , 2005.

SELLER:

CENTEX OFFICE CITYMARK I, L.P.,
a Delaware limited partnership

By:	Centex Office Citymark I General Partner, LLC, a
Delaware limited liability company,
Its general partner

By:

Stephen M. Weinberg
Chairman

PURCHASER:

By:

Name:

Title:

EXHIBIT J
FORM OF CENTEX SERVICE COMPANY LEASE AMENDMENT
FIRST AMENDMENT TO OFFICE LEASE
          THIS FIRST AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of August 24, 2005 (the “Effective Date”), by and between (“Landlord”), and CENTEX SERVICE COMPANY, a Nevada corporation (“Tenant”).
WITNESSETH:
          WHEREAS, Centex Office Citymark I, L.P., a Delaware limited partnership (as “Original Landlord”) and Tenant entered into that certain Office Lease dated November 17, 1999 (the “Lease”), with respect to approximately 157,450 Rentable Square Feet (the “ Premises”) in the office building commonly known as Citymark Office Building (the “Building”) located in Dallas, Texas;
          WHEREAS, as of the Effective Date hereof, Landlord purchased the Building from Original Landlord and succeeded to all of Original Landlord’s right, title and interest in and to the Lease;
          WHEREAS, Original Landlord and Tenant are Affiliates;
          WHEREAS, as a condition to the purchase of the Building by Landlord, Landlord required that Tenant amend the Lease to, among other things, extend the term of the Lease with respect to the CTX Mortgage Space (as hereinafter defined); and
          WHEREAS, Tenant agrees to amend the Lease to, among other things, extend the term of the Lease with respect to the CTX Mortgage Space.
          NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant hereby agree as follows:
          1. Defined Terms.
          The capitalized terms used herein and not otherwise defined herein shall have the same meaning as ascribed thereto in the Lease.
          2. Paragraph 1, Minimum Rent. Notwithstanding anything in the Lease to the contrary, the Minimum Rent payable for the CTX Mortgage Space (as hereinafter defined)

during the lease year commencing December 1, 2008 shall not increase by two percent (2%), but shall continue to be the Minimum Rent payable immediately prior to such lease year.
          3. Extension of the Lease Term.
          The initial Lease Term expires on November 30, 2009 (the “Original Expiration Date”). Subject to the terms and provisions contained herein, Landlord and Tenant hereby agree to extend Lease Term with respect to the portion of the premises located on Floors 2 through 5, inclusive, of the Building containing approximately 85,916 Rentable Square Feet and being more particularly depicted on Exhibit A attached hereto and incorporated herein for all purposes (the “CTX Mortgage Space”), said extended term to expire on November 30, 2010 (the “CTX Mortgage Space Expiration Date”). The Lease Term as to the remaining Premises shall not be extended and the Lease shall expire as to such remaining Premises on the Original Expiration Date. Commencing as of December 1, 2009, the Premises shall consist of the CTX Mortgage Space only. Minimum Rent for the CTX Mortgage Space for the period commencing December 1, 2009 and expiring on the CTX Mortgage Space Expiration Date (the “CTX Mortgage Space Extended Term”) shall be the Minimum Rent payable by Tenant immediately prior to the commencement of the CTX Mortgage Space Extended Term. Further, commencing on December 1, 2009, Tenant’s Share shall be appropriately reduced to equal the Rentable Square Feet of the CTX Mortgage Space divided by the Total Area. Except as provided in this Paragraph 3, the extension of the Lease with respect to the CTX Mortgage Space shall be upon the same terms and conditions set forth in the Lease, including, without limitation, Tenant’s obligation to pay Excess Operating Costs in accordance with the Lease.
          4. Paragraph 1, Notices. Paragraph 1 of the Lease is hereby amended to provide that the address for notices under the Lease for Tenant is as follows:

Tenant:	Centex Service Company
2728 North Harwood
Dallas, Texas 75201-1516
Attn: Michael S. Albright
Fax: (214) 981-6859

with a copy to:	Centex Corporation
2728 North Harwood
Dallas, Texas 75201-1516
Attn: Brian Woram
Fax: (214) 981-6855

Landlord:

c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 4900
Houston, Texas 77056-6118
Attention:Charles N. Hazen
Fax: (713) 966-7851

with a copy to:	Hines Interests Limited Partnership
13155 Noel Road
Suite 1850
Dallas, TX 75240-684
	Attention:	Clayton C. Elliott
	Fax:	(972) 934-1460
          5. Paragraphs 1 and 15, Permitted Use. Paragraphs 1 and 15 of the Lease are hereby amended to provide that Tenant shall have the right to maintain vending machines, tables and chairs and microwave ovens in the Break Room Area (as hereinafter defined) for use by the employees of Tenant. The term “Break Room Area” shall mean that certain portion of Premises containing approximately 4,174 Rentable Square Feet on the First Floor of the Building, as said space is more accurately depicted on Exhibit B attached hereto and incorporated herein. Tenant shall keep the Break Room Area in a neat and clean condition free from debris and trash (other than in appropriate trash receptacles) at all times. If Landlord determines, in its reasonable discretion, that additional or special services are necessary for the Break Room Area, Landlord shall perform (or have the same performed) and Tenant shall pay to Landlord the cost thereof, together with an administrative fee equal to ten percent (10%) of the cost thereof.
          6. Paragraph 10(f), Operating Costs. Paragraph 10(f) of the Lease is hereby deleted in its entirety and the following substituted in lieu thereof:
          “Notwithstanding anything to the contrary contained herein, Tenant’s Share of the actual Controllable Operating Expenses in any given calendar year shall not increase on an annual basis by more than five percent (5%) per annum (the “Annual 5% Cap”). For the purposes of this provision, Controllable Operating Expenses for any given calendar year means all Operating Costs, other than taxes and assessments, fire and extended coverage, public liability and other insurance costs and expenses, utilities and Permitted Capital Improvement Costs (as hereinafter defined), incurred in such year. For purposes of this provision, “Permitted Capital Improvement Costs” for any given calendar year shall mean the amortized cost (as Landlord shall reasonably determine) of any capital improvements or repairs that are made to the Building by Landlord, either during such year or in previous years (but attributable to such calendar year) for the purpose of reducing Operating Costs (either Controllable Operating Expenses or non-Controllable Operating Expenses) to the extent of the Operating Costs (either Controllable Operating Expenses or non-Controllable Operating Expenses) actually saved in such calendar year as the result of such capital improvement. For purposes of calculating the Annual 5% Cap, the portion of the Permitted Capital Improvement Costs for such year, if any, attributable to a savings of Controllable Operating Expenses shall be taken into account, as well as any resulting savings during such year.”
          7. Paragraphs 10(i) and 10(j), Taxes. Paragraphs 10(i) and 10(j) of the Lease are hereby deleted in their entirety.
          8. Paragraph 12(a), Assignment and Subletting. The following sentence is hereby added to the end of Paragraph 12(a) of the Lease:

          “Notwithstanding anything herein to the contrary, Landlord shall have the right to withhold its consent, and it shall be deemed reasonable if Landlord withholds its consent, to any proposed sublease of all or any portion of the Premises or to any assignment or transfer of this Lease, or any interest herein, by any means to any entity or person if Guarantor fails to consent to any proposed sublease or assignment or fails to agree in writing to remain liable for all of the obligations of tenant under the Lease.”
          9. Paragraph 18(b), Liability of Landlord. The last sentence of Paragraph 18(b) of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:
          “Neither Landlord nor any partner, shareholder, member, employee, agent, director, or officer of Landlord has any personal liability for any amounts payable or obligations performable by Landlord under this Lease.”
          10. Paragraph 20(a), Tenant’s Insurance. The following sentence is hereby added after the first sentence in Paragraph 20(a) of the Lease:
          “Tenant shall maintain at its expense fire and extended coverage insurance on the full insurable value of all of the leasehold improvements and Tenant’s personal property, including removable trade fixtures, located in the Premises and on the full insurable value of all additions and improvements (including fixtures) made by Tenant and not required to be insured by Landlord below.”
          11. Paragraph 29, Events of Default. The following provision is hereby added as subsection (g) of Paragraph 29 of the Lease:
          “(g) Guarantor breaches, or neglects or fails to perform or observe, any covenant, term, provision, or condition contained in the Guaranty of this Lease.”
          12. Paragraph 58, Title to the Land. Paragraph 58 of the Lease is hereby deleted in its entirety.
          13. Paragraph 62, Berry Brown Space. Tenant acknowledges that Tenant has taken the Must Take Space (as defined in the Lease) and the same has become part of the Premises for all purposes under the Lease. Tenant acknowledges that all terms and provisions of the Lease are applicable to the Must Take Space as though the Must Take Space was part of the original Premises under the Lease. As of the date hereof, the Premises consists of 157,450 Rentable Square Feet.
          14. Exhibit E, Contractor’s Insurance Requirements. The second full sentence of Exhibit E, which reads as follows:
          “Certificates of Insurance must provide for 30 days prior written notice of cancellation or material change to Landlord, c/o Centex Office Citymark I General Partner, LLC, 2728 N. Harwood Street, Dallas, Texas 75201-1516, Attention: Richard C. Decker.”
is hereby deleted in its entirety and the following is substituted in lieu thereof:

          “Certificates of Insurance must provide for 30 days prior written notice of cancellation or material change to Landlord at the notice address for Landlord or to any other address as Landlord may from time to time designate by notice to Tenant.”
          15. Exhibit F, Tenant Estoppel. Exhibit F of the Lease is hereby deleted in its entirety and Exhibit C attached hereto and incorporated herein is substituted in lieu thereof.
          16. Guaranty.
          (a) For all purposes of the Lease, the term “Guarantor” shall mean Centex Corporation, a Nevada corporation.
          (b) Tenant shall deliver simultaneously with the execution and delivery of this Amendment, a Guaranty in the form attached hereto as Exhibit D duly executed by Guarantor.
          17. Brokers.
          Landlord and Tenant hereby represent and warrant to each other that no commission is due and payable to any broker or other leasing agent in connection with this Amendment as a result of its own dealings with any such broker or leasing agent, and Landlord and Tenant hereby agree to indemnify and hold each other harmless from and against all loss, damage, cost and expense (including reasonable attorneys’ fees) suffered by the other party as a result of a breach of the foregoing representation and warranty.
          18. Full Force and Effect.
          In the event any of the terms of the Lease conflict with the terms of this Amendment, the terms of this Amendment shall control. Except as amended hereby, all terms and conditions of the Lease shall remain in full force and effect, and Landlord and Tenant hereby ratify and confirm the Lease as amended hereby. The Lease, as amended herein, constitutes the entire agreement between the parties hereto and no further modification of the Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

          EXECUTED on the day and year set forth above.

LANDLORD:

By:

Name:

Title

TENANT:

CENTEX SERVICE COMPANY,
a Nevada corporation

By:

Name:

Title:

EXHIBIT A TO FIRST AMENDMENT
CTX MORTGAGE SPACE

EXHIBIT B TO FIRST AMENDMENT
BREAK ROOM AREA

EXHIBIT C TO FIRST AMENDMENT
FORM OF TENANT ESTOPPEL
EXHIBIT F – TENANT ESTOPPEL

TO:

and:

     Re:
     The undersigned, the tenant (“Tenant”) under a certain lease agreement, a true copy of which, with all amendments thereto, is attached hereto as Exhibit A (“Lease”), does hereby certify as follows
(a)	The Tenant is a ___ [entity]. The landlord (“Landlord”) is ___.

(b)	The Lease is presently in effect and unmodified. Tenant has been advised that said Lease will be assigned to ___ (“___”) [as security for a mortgage loan that may be made by ___ to Landlord in the original principal amount of ___].

(c)	The Lease term commenced on ___ and terminates on ___.

(d)	Tenant has accepted possession of the leased premises under the Lease and any improvements or payments required by the terms of the Lease to be made by the Landlord have been completed or paid. All allowances and contributions (if any) payable by Landlord for Tenant’s improvements (or for any other purpose) have been paid.

(e)	The Tenant is paying $___ [rental amount] per [month/quarter/year] as rent to Landlord under the Lease. The estimated additional rent payable pursuant to the Lease on account of real estate taxes, insurance, common area maintenance expenses and operating expenses in the amount of $____ per [month/quarter/year], and the [base year/base amount] for such costs and expenses is ___. Base rent has been paid through and including ___, 20___.

(f)	No rent under the Lease has been paid more than thirty (30) days in advance of its due date. As of the date hereof, Tenant has no outstanding offsets or credits against, or deductions from, or “free rent” period entitlements with respect to its future rent obligations, except as follows:____________

(g)	Tenant is not in default under the Lease, and, to Tenant’s knowledge, Landlord is not in default under the Lease and no condition exists that with the passage of time or giving of notice or both would constitute such a default. Tenant has no claim, charge, defense or offset under the Lease. Tenant has not assigned, transferred or hypothecated its interest under the Lease.

(h)	Tenant has not made any payment to Landlord as a security deposit or rental deposit except any payment expressly provided for in the Lease as follows: ________ [describe amount and nature of payment.]

(i)	Tenant has no expansion, renewal, termination, first refusal or purchase rights except as follows:____________.

(j)	As of the date hereof, Tenant has no outstanding offsets or credits against, or deductions from, or “free rent” period entitlements with respect to, its future rent obligations, except as follows: .____________

(k)	There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy, debtor reorganization, moratorium or similar laws of the United States, any state thereof or any other jurisdiction.

(l)	Tenant hereby agrees that the subordination and attornment provisions of the Lease shall apply for the benefit of ___, its successors and assigns with respect to the above-described mortgage loan, and all extensions, renewals, increases and modifications thereof.

     The foregoing provisions may be relied on by and shall inure to the benefit of the addressees set forth above and their respective successors, assigns, and mortgagees (and such mortgagees respective successors and assigns) and shall be binding upon the undersigned and its successors and assigns.
     DATED:                                         , 20                    .

By:

(Name)	(Title)

EXHIBIT D TO FIRST AMENDMENT
FORM OF LEASE GUARANTY
LEASE GUARANTY AGREEMENT
          Section 1. Guaranty. For value received, and in order to induce ___, a ___ (“Landlord”), to purchase that certain office building located at 3100 McKinnon Street, Dallas, Texas, commonly known as Citymark Office Building (the “Building”), Centex Corporation, a Nevada corporation, with a principal place of business in Dallas, Texas (“Guarantor”), hereby absolutely and unconditionally guarantees to Landlord and its successors or assigns (a) the full and punctual payment when due (whether by acceleration or otherwise) of all sums (including, without limitation, payment of rent, late charges, additional rent [however termed or defined], court costs, reasonable attorneys’ fees and any and all other sums) due and owing or to become due and owing by Centex Service Company, a Nevada corporation (“Tenant”) under that certain Lease Agreement dated November 17, 1999, entered into by and between Centex Office Citymark I, L.P., a Delaware limited partnership (“Seller”), and Tenant covering approximately 157,450 Rentable Square Feet (as defined therein) in the Building, together with that certain First Amendment to Office Lease dated of even date herewith, by and between Landlord and Tenant (which, among other things, extends the Lease term with respect to 85,916 Rentable Square Feet), and any and all other extensions or renewals thereof and amendments and modifications thereto (the “Lease”) and (b) the full, prompt and faithful performance of each and every obligation of Tenant under the Lease. As used in this Lease Guaranty Agreement (this “Guaranty”), “Guaranteed Obligations” means all obligations and indebtedness of Tenant guaranteed by Guarantor in this Section 1.
          Section 2. Term. The obligations of Guarantor as to the Guaranteed Obligations shall continue in full force and effect against Guarantor until the Guaranteed Obligations are paid and performed in full. This Guaranty covers any and all of the Guaranteed Obligations, whether presently outstanding or arising subsequent to the date hereof. This Guaranty is binding upon and enforceable against Guarantor, its successors and assigns.
          Section 3. Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to Landlord that:
          (i) Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty;
          (ii) Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Tenant; however, such Guarantor is not relying on such financial condition as an inducement to enter into this Guaranty;
          (iii) except as provided in that certain Agreement of Sale and Purchase dated of even date herewith by and between Seller, as seller, and Landlord, as purchaser, neither Landlord nor any other party has made any representation, warranty or statement to Guarantor in order to induce such Guarantor to execute this Guaranty;

          (iv) as of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, Guarantor is, and will be, solvent, and has and will have property and assets which, fairly valued, exceed its obligations, liabilities and debts, and has and will have property and assets in the State of Texas sufficient to satisfy and repay its obligations, liabilities and debts;
          (v) this Guaranty has been duly executed and delivered by Guarantor;
          (vi) neither this Guaranty nor the agreements contained herein contravene or constitute a default or create or impose any lien, charge or encumbrance under any agreement, instrument, indenture or similar instrument to which the Guarantor is a party or by which its assets are bound or any other requirement of law; and
          (vii) there are no actions, suits, or proceedings pending or threatened against Guarantor in any court or before any federal, state, municipal or other governmental department or commission, board, bureau, agency or instrumentality which if adversely determined will affect any of the transactions contemplated by this Guaranty.
          Section 4. Waiver of Rights. Guarantor hereby waives (a) notice of acceptance hereof (which acceptance is conclusively presumed by delivery to Landlord); (b) grace, demand, presentment and protest with respect to the Guaranteed Obligations or to any instrument, agreement or document evidencing or creating same; (c) notice of grace, demand, presentment and protest; (d) notice of intention to accelerate and of acceleration of the Guaranteed Obligations; (e) notice of and/or any right to consent or object to the assignment of any interest in the Lease or the Guaranteed Obligations; (f) notice of the filing of suit and diligence by Landlord in collection or enforcement of the Guaranteed Obligations; and (g) any other notice regarding the Guaranteed Obligations except as specifically provided herein. Guarantor specifically waives any and all rights and remedies to which Guarantor may be or become entitled under Chapter 34 of the Texas Business and Commerce Code, under Sections 17.001 and 34.005 of the Texas Civil Practice and Remedies Code and under Rule 31 of the Texas Rules of Civil Procedure, and any and all other defenses available to sureties or guarantors at law or in equity.
          Section 5. Notice of Defaults. Landlord agrees that it will not exercise any remedies under the Lease or this Guaranty following a Tenant default without having first given to Guarantor: (a) written notice of the alleged Tenant default as required under the Lease, and (b) the opportunity to cure such default for the same time period (if any) provided to Tenant under the Lease. If Guarantor elects to cure any such default by Tenant, Landlord agrees to accept cure by Guarantor as a cure of such default by Tenant under the Lease. The failure by Landlord to simultaneously deliver a notice of default to Guarantor as provided herein shall not be deemed a default by Landlord hereunder or a waiver of Landlord’s rights with respect to such default, but shall delay the exercise of any remedy against Tenant or Guarantor until such time as Landlord has given notice to Guarantor and the same time period provided to Tenant under the Lease (if any) to cure such default.

          Section 6. Release of Parties Liable, Renewals, etc. Guarantor agrees that Landlord may at any time, and from time to time, at Landlord’s discretion, with or without consent from any other party but with notice to Guarantor (but Guarantor’s consent shall not be required), extend, renew, rearrange, modify or amend any of the terms and provisions of the Lease. Any extension, renewal, rearrangement, modification or amendment may be taken without impairing or diminishing the obligations of Guarantor hereunder, provided, however, in the event any extension, renewal, rearrangement, modification or amendment increases the obligations of Guarantor hereunder, Guarantor’s prior written consent to such extension, renewal, rearrangement, modification or amendment shall be required solely as a condition to Guarantor’s liability for the increase in the Guaranteed Obligations. In the event Guarantor’s consent is not obtained, Guarantor shall not be liable for any increase in the Guaranteed Obligations resulting from such extension, renewal, rearrangement, modification or amendment, but the same shall still be effective as to Tenant and Guarantor shall remain liable for the Guaranteed Obligations existing prior to such extension, renewal, rearrangement, modification or amendment. Guarantor further agrees that Landlord may from ay any time, and from time to time, at Landlord’s discretion, with our without consent from any other party, release any party liable on the Guaranteed Obligations, including, without limitation, Tenant or any other guarantor. Additionally, the liability of Guarantor shall not be impaired, reduced or in any way affected by: (v) Landlord’s failure, refusal, or neglect to collect or enforce the Guaranteed Obligations, by way of, without limitation, any indulgence, forbearance, compromise, settlement or waiver of performance which may be extended to Tenant by Landlord or agreed upon by Landlord and Tenant; (w) any termination of the Lease; (x) any sublease of the space covered by the Lease or any assignment of the Lease by any means or to any entity or person whatsoever so long as Landlord does not voluntarily release Tenant from liability under the Lease without Guarantor’s consent; (y) loss or subordination of any other guaranty, if any, or by the existence of any indebtedness of Tenant to Landlord other than the Guaranteed Obligations; or (z) the taking of any security or any other guaranty for the Guaranteed Obligations in addition to the guaranty presently existing.
          Section 7. Primary Liability of Guarantor. This Guaranty constitutes a primary obligation of Guarantor. This is an absolute, unconditional, irrevocable and continuing guaranty of payment and performance and not of collection and is in no way conditioned upon any attempt to collect from Tenant or upon any other event or contingency. Guarantor agrees that Landlord is not required, as a condition to establishing Guarantor’s liability hereunder, to proceed against any person (including, without limitation, Tenant or any other guarantor), and further agrees not to assert any defense (other than payment) available to Tenant against Landlord with regard to the Guaranteed Obligations, any defense based upon an election of remedies of any type, any defense based on any duty of Landlord to disclose information of any type to Guarantor regarding Tenant or the Guaranteed Obligations, and/or any claim that Guarantor may have against Landlord by virtue of Landlord’s failure to exercise any rights against Tenant, however arising. Guarantor hereby expressly waives any right or claim to force Landlord to proceed first against Tenant or any other guarantor as to any of the Guaranteed Obligations or other obligations of Tenant, and agrees that no delay or refusal of Landlord to exercise any right or privilege which Landlord has or may have against Tenant, whether arising from any documents executed by Tenant, any common law, applicable statute or otherwise, shall operate to impair the liability of Guarantor hereunder. The obligations of Guarantor hereunder shall not be reduced, impaired or in any way affected by: (a) receivership, insolvency, bankruptcy or other proceedings affecting Tenant or any of Tenant’s assets; (b) receivership, insolvency, bankruptcy or other proceedings affecting Guarantor or any of Guarantor’s assets; (c) death, insanity or other disability of Guarantor; (d) any allegation of fraud, usury, failure of consideration, forgery or other defense, whether or not known to Landlord (even though rendering all or any part of the Guaranteed Obligations void or unenforceable or uncollectible as against Tenant or any other guarantor); or (e) the release or discharge of Tenant from the Lease or any of the Guaranteed Obligations or any other indebtedness of Tenant to Landlord or from the performance of any obligation contained in the Lease or other instrument issued in connection with, evidencing or securing any indebtedness guaranteed by this instrument, whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant or otherwise.
          Landlord may at any time, without the consent of or notice to Guarantor, without incurring responsibility to the undersigned, without impairing or releasing the obligations of the undersigned, upon or without any terms or conditions and in whole or in part: (w) change the manner, place or terms of payment or change or extend the time of payment of, renew or alter any liability of Tenant hereby guaranteed, or any liabilities incurred directly or indirectly hereunder, and the Guaranty herein made shall apply to the liabilities of Tenant as any of such liabilities may be changed, extended, renewed or altered in any manner; (x) exercise or refrain from exercising any rights against Tenant or others, or otherwise act or refrain from acting; (y) settle or compromise any liabilities hereby guaranteed or hereby incurred, and subordinate the payment of all or any part of such liabilities to the payment of any liabilities which may be due to Landlord or others; and (z) apply any sums paid to any liability or liabilities of Tenant to Landlord regardless of what liability or liabilities of Tenant to Landlord remain unpaid.
          Section 8. Subordination and Waiver of Subrogation. Once a claim is made by Landlord to Guarantor under the Guaranteed Obligations, Guarantor hereby fully subordinates the payment of all indebtedness owing to such Guarantor by Tenant (including principal and interest) to the prior payment of all indebtedness of Tenant to Landlord (including, without limitation, interest accruing on any such indebtedness after any insolvency or reorganization proceeding as to Tenant) and agrees (x) not to accept any payment on such indebtedness until payment and performance in full of the Guaranteed Obligations, and (y) not to attempt to set off or reduce any obligations hereunder because of such indebtedness. After a claim has been made by Landlord to Guarantor under the Guaranteed Obligations, Guarantor shall have no right of subrogation or any other right to enforce any remedy which Landlord now has or may hereafter have against Tenant until all of the Guaranteed Obligations shall have been paid or performed in full.
          Section 9. Place of Performance; Attorneys’ Fees. All payments to be made and obligations to be performed hereunder shall be payable or performable in the location for payment or performance (as applicable) set forth in the Lease. If it becomes necessary for Landlord to enforce this Guaranty by legal action, Guarantor hereby waives the right to be sued in the county or state of such Guarantor’s residence and agrees to submit to the jurisdiction and venue of the appropriate federal, state or other governmental court in Dallas County, Texas. In the event of any action or proceeding at law or in equity between Landlord and Guarantor, the prevailing party, in addition to such other relief as may be awarded, shall be entitled to recover from the unsuccessful party all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in such action or proceeding and in any appeal in connection therewith by such prevailing party.
          Section 10. Additional Liability of Guarantor. If Guarantor is or becomes liable for any indebtedness of Tenant to Landlord other than the Guaranteed Obligations by any means other than under this Guaranty, such liability shall not be impaired, reduced or affected in any manner hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed, and Guarantor’s liability hereunder shall not be impaired, reduced or affected in any manner thereby.
          Section 11. Cumulative Rights. All rights of Landlord hereunder or otherwise arising under any documents executed in connection with the Guaranteed Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of Landlord and without affecting or impairing the liability of Guarantor.
          Section 12. Applicable Law. This Guaranty shall be governed by and construed in accordance with the laws of the United States of America and the State of Texas, and is intended to be performed in accordance with and as permitted by such laws.
          Section 13. Usury. Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from Guarantor of interest in excess of the maximum rate or amount that Guarantor may be required or permitted to pay to Landlord pursuant to applicable law and as to which Guarantor could successfully assert the claim or defense of usury.
          Section 14. Landlord’s Assigns. This Guaranty is intended for and shall inure to the benefit of Landlord and each and every person who shall from time to time be or become the owner or holders of all or any part of the Lease and/or the Guaranteed Obligations, and each and every reference herein to “Landlord” shall include and refer to each and every successor or assignee of Landlord at any time holding or owning any part of or interest in any part of the Lease and/or the Guaranteed Obligations. This Guaranty shall be assignable or transferable with the same force and effect, and to the same extent, that the Lease and/or the Guaranteed Obligations are assignable or transferable, it being understood and stipulated that upon assignment or transfer by Landlord of the Lease and/or any of the Guaranteed Obligations, the legal holder or owner thereof (or a part thereof or interest therein thus transferred or assigned) shall (except as otherwise stipulated by Landlord in its assignment) have and may exercise all of the rights granted to Landlord under this Guaranty to the extent of that part of or interest in the Guaranteed Obligations thus assigned or transferred.

          Section 15. Notices. Any notice or demand to Guarantor in connection herewith may be given and shall conclusively be deemed to have been given and received upon deposit thereof in writing in the United States mail, certified mail, return receipt requested, duly stamped and addressed to such Guarantor at the following address:

Centex Corporation
2728 North Harwood
Dallas, Texas 75201-1516
Attn: Brian Woram
Guarantor shall have the right to designate from time to time another address for purposes of this instrument by fifteen (15) days prior written notice to Landlord sent by United States mail, certified mail, return receipt requested. Actual notice or demand, however given or received, shall always be effective. The provisions of this Section 15 shall not be construed to affect or impair any waiver of notice or demand herein provided or to require giving of notice or demand to or upon Guarantor in any situation or for any reason.
          Section 16. Payments. Landlord may apply any payments received from any source against that portion of the Guaranteed Obligations in such priority and fashion as Landlord may deem appropriate.
          Section 17. No Right of Possession Upon Payment. The payment by Guarantor of any amount pursuant to this Guaranty shall not, without Landlord’s consent, entitle Guarantor (whether by way of subrogation or otherwise) to a right of possession of, or to any other right, title or interest in, the premises covered by the Lease.
          Section 18. Entire Agreement. This Guaranty constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Guaranty. This Guaranty may not be changed, modified, discharged or terminated in any manner other than by an agreement in writing signed by Guarantor and Landlord.
          Section 19. Severability. In case any one or more of the provisions contained in this Guaranty shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the other provisions contained herein shall not in any way be affected or impaired thereby.
          Section 20. Further Instruments. Guarantor hereby agrees to execute all such further instruments as are reasonably requested by Landlord to further evidence or protect the rights of Landlord under this Guaranty.

             EXECUTED the                      day of                                          , 2005.

GUARANTOR:

Centex Corporation, a Nevada corporation

By:

Name:

Title:

THE STATE OF ___	§
§
COUNTY OF ___	§
          BEFORE ME, the undersigned authority, on this day personally appeared ___, ___ of Centex Corporation, a ___, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.
          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of ____________________, 2005

Notary Public in and
for the State of ___

EXHIBIT K
CERTIFICATION OF SELLER
          All capitalized terms used herein shall have the same meanings as set forth in that certain Agreement of Sale and Purchase (“Sale Agreement”), dated as of ___, 2005 by and between CENTEX OFFICE CITYMARK I, L.P., a Delaware limited partnership (the “Seller”), and , a (the “Purchaser”), covering the property commonly referred to as Citymark Office Building, Dallas, Texas.
          Seller hereby certifies and represents and warrants the following to Purchaser:
          1. Seller has fully performed all of its obligation under the Sale Agreement;
          2. To Seller’s Knowledge, all conditions precedent to the Closing have occurred;
          3. All representations and warranties of Seller made in the Sale Agreement continue to be true and correct in all material respects as if the same were made on the date of this Certification except as follows:
[Insert any exceptions to representations and warranties of Seller.]
          DATED:                     , 2005.

SELLER:

CENTEX OFFICE CITYMARK I, L.P.,
a Delaware limited partnership

By:	Centex Office Citymark I General Partner, LLC, a Delaware limited liability company, Its general partner

By:

Stephen M. Weinberg
Chairman

K-1

EXHIBIT L
NON-FOREIGN ENTITY AFFIDAVIT
     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by CENTEX OFFICE CITYMARK I, L.P., a Delaware limited partnership (the “Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:
     1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
     2. Transferor is a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);
     3. Transferor’s U.S. employer identification number is ___; and
     4. Transferor’s office address is

     Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.
     Under penalties of perjury the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the Transferor.
     Executed as of                     , 2005.

TRANSFEROR:

CENTEX OFFICE CITYMARK I, L.P., a Delaware limited partnership

By:	Centex Office Citymark I General Partner, LLC, a Delaware limited liability company, Its general partner

By:
Stephen M. Weinberg Chairman

L-1

THE STATE OF	§

§
COUNTY OF	§

     This instrument was acknowledged before me on the ___day of ___, 2005, by Stephen M. Weinberg, Chairman of Centex Office Citymark I General Partner, LLC, a Delaware limited liability company and general partner of Centex Office Citymark I, L.P., a Delaware limited partnership, on behalf of said limited liability company and limited partnership.

Notary Public in and for the State of Texas

Printed or Typed Name of Notary

My Commission Expires:

L-2

EXHIBIT M
TENANT NOTIFICATION LETTER
_______________, 2005

Re:	Sale of the Property located at 3100 McKinnon Street, Dallas, Texas and commonly known as Citymark Office Building (the “Property”)
Dear Tenant:
Please be advised that:
                     (“Purchaser”), has purchased the Property from Centex Office Citymark I, L.P. (“Seller”).
(a) In connection with such purchase, Seller has transferred your security deposit in [the amount of $___] [consisting of a letter of credit dated issued by ] (the “Security Deposit”) to Purchaser. Purchaser specifically acknowledges the receipt of and sole responsibility for the return to you of the Security Deposit.
(b) All rental and other payments that become due subsequent to the date hereof should be payable to Purchaser and should be delivered to the following address, unless you are otherwise notified by Purchaser in writing:
[Insert address and, if applicable, account number.]

SELLER:

CENTEX OFFICE CITYMARK I, L.P., a Delaware limited partnership

By:	Centex Office Citymark I General Partner, LLC, a Delaware limited liability company, Its general partner

By:

Stephen M. Weinberg
Chairman

M-1

PURCHASER:

By:

Name:

Title:

M-2

EXHIBIT N
ASSIGNMENT OF
AGREEMENT OF SALE AND PURCHASE
          THIS ASSIGNMENT OF AGREEMENT OF SALE AND PURCHASE (“Assignment”), is made as of this ___day of ___, 2005, by and between CENTEX OFFICE CITYMARK I, L.P., a Delaware limited partnership (“Seller”), HINES REIT PROPERTIES, L.P., a Delaware limited partnership (“Purchaser”), and ___, a ___(“Assignee”) (Seller, Purchaser and Assignee are sometimes referred herein, collectively, as the “Parties”). All initially capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Sale Agreement (as such term is defined below).
RECITALS
          A. Seller and Purchaser have entered into that certain Agreement of Sale and Purchase (“Sale Agreement”), dated as of ___, 2005, for the sale of the property described in the Sale Agreement (“Property”) and commonly known as “Citymark Office Building,” located in the City of Dallas, County of Dallas, State of Texas and more particularly described on Exhibit A attached hereto and incorporated herein.
          B. The Parties desire to enter into this Assignment to, among other things, assign the Purchaser’s rights and interests in the Purchase Agreement to Assignee and to evidence Assignee’s assumption of Purchaser’s obligations and liabilities under the Purchase Agreement.
ASSIGNMENT:
          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
          (a) Assignment of Sale Agreement. Purchaser hereby assigns and transfers to Assignee all of Purchaser’s right, title, claim and interest in and to the Sale Agreement, the Property, and all sums paid or deposited into escrow or to Seller by Purchaser in connection with the Sale Agreement.
          (b) Assumption. Assignee hereby acknowledges and agrees to all of the terms of the Sale Agreement and accepts the foregoing assignment and assumes and agrees to perform all obligations of Purchaser under the Sale Agreement, in accordance with the terms thereof.
          (c) No Release. The assignment and assumption set forth in paragraphs 1 and 2 hereof shall not release Purchaser from the obligation of Purchaser or Assignee to perform in accordance with the terms of the Sale Agreement. Purchaser acknowledges that, notwithstanding such assignment and assumption, Purchaser shall remain primarily obligated under the Sale

Agreement and Purchaser and Assignee shall be co-obligors under the Sale Agreement with joint and several liability for the performance of all obligations of Purchaser set forth thereunder, including, without limitation, the indemnification obligations of Purchaser set forth in the Sale Agreement.
          (d) Amendment to Sale Agreement. The Sale Agreement is hereby amended in the following manner:
     (a) The term “Purchaser” as used in the Sale Agreement is amended to mean Purchaser and/or Assignee.
     (b) All exhibits to the Sale Agreement, as so amended, shall be signed and delivered by Seller and Assignee in accordance with the terms of the Sale Agreement.
          (e) Representations and Warranties of Assignee. Assignee hereby represents and warrants to Seller that each and every representation and warranty made by Purchaser in the Sale Agreement is true and correct with respect to Assignee as of the date of the Sale Agreement and the Closing Date and such representations and warranties apply fully to this Assignment and shall survive the Deed.
          (f) Ratification of Agreements. Except as expressly amended and modified under this Amendment, the Parties hereby ratify and affirm the terms and provisions of the Sale Agreement in their entirety.
          (g) Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas.
     IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

PURCHASER:

HINES REIT PROPERTIES, L.P.,
a Delaware limited partnership

By:	Hines Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By:

Name:

Title:

ASSIGNEE:

By:

Name:

Title:

SELLER:

CENTEX OFFICE CITYMARK I, L.P., a Delaware limited partnership

By:	Centex Office Citymark I General Partner, LLC, a Delaware limited liability company,
Its general partner

By:

Stephen M. Weinberg
Chairman

EXHIBIT O
CERTIFICATION OF RENT ROLL

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS	§
          All capitalized terms used herein shall have the same meaning as set forth in that certain Agreement of Sale and Purchase (“Sale Agreement”), dated as of ___, 2005 by and between CENTEX OFFICE CITYMARK I, L.P., a Delaware limited partnership (the “Seller”), and , a (the "Purchaser”), covering the property commonly referred to as Citymark Office Building, Dallas, Texas.
          The undersigned, with the understanding that Purchaser will be relying upon the truth and accuracy of the statements set forth herein in purchasing the Property, does hereby certify to Purchaser that, the rent roll attached hereto as Exhibit “A” is true and correct in all material respects as of the date hereof.
          Dated: ___, 2005.

SELLER:

CENTEX OFFICE CITYMARK I, L.P., a Delaware limited partnership

By:	Centex Office Citymark I General Partner, LLC, a Delaware limited liability company,
Its general partner

By:

Stephen M. Weinberg Chairman

O-1

EXHIBIT P
RENT ROLL
See attached.

P-1

EXHIBIT Q
FORM OF AUDIT REPRESENTATION LETTER
                      , 2005
Deloitte & Touche, LLP
333 Clay Street, Suite 2300
Houston, Texas 77002
We are providing this letter in connection with your audits of the statements of revenues and certain operating expenses of the property located at 3100 McKinnon Street, Dallas, Texas 75201 (“the Property”) for the fiscal year ended March 31, 2005 for the purpose of expressing an opinion as to whether the statements of revenues and certain operating expenses present fairly, in all material respects, revenues and certain operating expenses of the Property in conformity with accounting principles generally accepted in the United States of America. The Property is owned by Centex Office Citymark I, L.P., an indirect, wholly owned subsidiary of Centex Corporation.
We confirm that we are responsible for the design and implementation of programs and controls to prevent and detect fraud.
Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.
We confirm, to the best of our knowledge and belief, the following representations made to you during your audits.
1.	The general ledger details provided to you were generated from our general ledger and are complete and accurate for the fiscal year ended March 31, 2005 and for the three (3) months ending June 30, 2005.
2.	We have no knowledge of any fraud or suspected fraud affecting the Property involving (1) management, (2) employees who have significant roles in the Property’s internal control (3) others where the fraud could have a material effect on the statements of revenues and certain operating expenses.
3.	We have no knowledge of any allegations of fraud or suspected fraud affecting the Property received in communications from employees, former employees or others.

Q-1

4.	There have been no communications from regulatory agencies concerning noncompliance with or deficiencies in financial reporting practices.
Except where otherwise stated below, matters less than $                     collectively are not considered to be exceptions that require disclosure for the purpose of the following representations. This amount is not necessarily indicative of amounts that would require adjustment to, or disclosure in, the statements of revenues and certain expenses.
5.	To the extent applicable related-party transactions, including sales and leasing arrangements, have been properly recorded or disclosed in the statements of revenues and certain operating expenses.
6.	There are no transactions that have not been properly recorded in the accounting records underlying the statements of revenues and certain operating expenses.
7.	We have complied with all aspects of contractual agreements that would have an effect on the statements of revenues and certain operating expenses in the event of noncompliance.
8.	Except for the matters disclosed, no events have occurred subsequent to March 31, 2005 that require consideration as adjustments to, or disclosures in, the statements of revenues and certain operating expenses.

Q-2

EXHIBIT R
CONTRACT GUARANTY
FORM OF PARENT GUARANTY
     In connection with that certain Agreement of Sale and Purchase (the “Agreement”) dated as of July ___, 2005 between CENTEX OFFICE CITYMARK I, L.P., a Delaware limited partnership (“Seller”), and                                         , a                      (“Purchaser”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, CENTEX CORPORATION, a Nevada corporation (“Guarantor”), hereby unconditionally, absolutely and irrevocably guarantees (as a primary obligor and not merely as a surety) to Purchaser, on this the ___ day of                      2005, the due and punctual payment and performance by Seller of its obligations, covenants and agreements (including indemnification agreements) under Sections 3.2, 7.1(q), 7.5, 8.1, 10.4, 10.6, 11.1, 13.1 and 17.2 of the Agreement (collectively, the “Guaranteed Sections”), subject to any applicable limitations set forth in Sections 13.3 and 16.1 of the Agreement, and makes the following agreements with and in favor of Purchaser:
     (1) Guarantor hereby covenants and agrees with Purchaser that, notwithstanding any modification or alteration of said Guaranteed Sections or of the Agreement entered into by and between Purchaser and Seller, Guarantor shall make the due and punctual payment of all money payable by Seller under the Guaranteed Sections, subject to any applicable limitations set forth in Sections 13.3 and 16.1 of the Agreement. Any sums owing by Guarantor to Purchaser under the Guaranteed Sections will be due and payable within fifteen (15) days after Guarantor’s receipt of written notice from Purchaser specifying a default by Seller under the Guaranteed Sections.
     (2) In the event of a default under any of the Guaranteed Sections, Guarantor waives any right to require Purchaser to (i) proceed against Seller with respect to the Guaranteed Sections; (ii) proceed against or exhaust any security of Seller held by Purchaser; or (iii) pursue any other remedy whatsoever in Purchaser’s power.
     (3) Guarantor hereby represents and warrants as follows:
     (a) as of the date hereof, it directly or indirectly has invested in or controls Seller;
     (b) based upon such relationship, Guarantor has determined that it has received, or will receive, a direct or indirect benefit from making this Guaranty; and
     (c) this Guaranty has been duly executed by Guarantor and constitutes Guarantor’s legal, valid and binding obligation, enforceable against Guarantor in accordance with its terms.
     (4) Except as expressly provided herein, Guarantor hereby expressly waives any right of setoff or compensation against amounts due under this Guaranty and waives all notice of nonperformance, nonpayment or nonobservance on the part of Seller of the terms, covenants, conditions and provisions of the Guaranteed Sections.

     (5) Guarantor hereby consents and agrees that Purchaser may at any time, and from time to time, with prior notice to, but without requiring consent from, Guarantor, modify the terms of the Agreement or the Guaranteed Sections. No action which Purchaser shall take or fail to take (with or without Guarantor’s consent) in connection with the Agreement, nor any course of dealing with Seller or any other person, shall release Guarantor’s obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against Purchaser.
     (6) Without limiting the generality of the foregoing, the liability of Guarantor under this Guaranty shall not be deemed to have been waived, released, discharged, impaired or affected by reason of any waiver or failure to enforce any of the obligations of Seller against Seller under the Guaranteed Sections or any discharge of Seller in any receivership, bankruptcy, winding-up or other creditors’ proceedings or the rejection, disaffirmance or disclaimer of the Guaranteed Sections by any party in any action or proceeding, and shall continue with respect to the periods prior thereto and thereafter; subject, however, to the limitations set forth in Section 16.1 of the Agreement. Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment on any of the Guaranteed Sections is rescinded or must otherwise be restored by Purchaser on the bankruptcy or reorganization of Seller.
     (7) This Guaranty shall be one of payment and not of collection. All of the terms, agreements and conditions of this Guaranty shall extend to and be binding upon Guarantor and its successors (however, Guarantor may not assign its obligations under this Guaranty in whole or in part), and shall inure to the benefit of and may be enforced by Purchaser and its successors and assigns.
     (8) Once a claim is made by Purchaser to Guarantor under the Guaranteed Sections, any indebtedness of Seller now or hereafter held by Guarantor, including but not limited to any right to reimbursement of amounts paid by Guarantor hereunder, is hereby subordinated to the indebtedness of Seller and Guarantor to Purchaser.
     (9) If any provision or its application to any person or circumstance shall be invalid or unenforceable, the remaining provisions, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected. This Guaranty contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter and cannot be amended or supplemented, except by a written agreement signed by the parties hereto. This Guaranty may be executed in counterparts which together shall constitute the same instrument. This Guaranty shall be construed in accordance with the internal laws, and not the law of conflicts, of the State of Texas applicable to agreements made and to be performed in such state.
     (10) All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) if being sent to an addressee in the United States, United States mail, postage prepaid, registered or certified mail, return receipt requested, or (d) facsimile (provided that such facsimile is confirmed by the sender by personal delivery or expedited delivery service in the manner previously described), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery on a Business Day (as defined in the Agreement) at the applicable address, or, in the case of facsimile transmission, upon receipt if on a Business Day and, if not on a Business Day, on the next Business Day. The address of Purchaser is as set forth for Purchaser in the Agreement, and the address for Guarantor is in care of Seller, as set forth in the Agreement.
     (11) In the event of any action or proceeding at law or in equity between Purchaser and Guarantor, the prevailing party, in addition to such other relief as may be awarded, shall be entitled to recover from the unsuccessful party all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in such action or proceeding and in any appeal in connection therewith by such prevailing party.
     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the ___ day of                     , 2005.
GUARANTOR:
CENTEX CORPORATION,
a Nevada corporation

By:

Name:

Title:

EXHIBIT S
FORM OF CENTEX SERVICE COMPANY ESTOPPEL CERTIFICATE

From:	Centex Service Company
2728 North Harwood Street
Dallas, Texas 75201-1516
Attn: Michael S. Albright
(“Tenant”)

To:	Hines REIT Properties, L.P.
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 4900
Houston, Texas 77056-6118
Attention: Charles N. Hazen
(“Purchaser”)

Centex Office Citymark I, L.P.
c/o Centex Office Citymark I
General Partner, LLC
2728 North Harwood Street
Dallas, Texas 75201-1516
Attn: Richard C. Decker
(“Landlord”)
                        Lease: Lease dated November 17, 1999, between Centex Office Citymark I, L.P., a Delaware limited partnership d/b/a Centex Development Office Citymark I, L.P., and Centex Service Company, a Nevada corporation, covering the Premises (as defined below), as modified, altered or amended (as further described in Paragraph 1 below) (the “Lease”).
                        Premises: Suites 100A, 200, 250, 300, 370, 375, 400, 500, 600, 700, 170, 180, 185, 1000, 1050, 1100, consisting of a total of 157,450 Rentable Square Feet (as defined in the Lease) (the “Premises”), located in the building commonly known as Citymark Office Building, having an address of 3100 McKinnon Street, Dallas, Texas (the “Building”).
     Tenant hereby certifies to Landlord and Purchaser as follows:
     1. Tenant is the current Tenant under the Lease, a true, correct and complete copy of which (including all modifications, alterations and amendments thereto) is attached as Annex I hereto. Except for the documents attached as Annex I hereto, the Lease has not been modified, altered or amended in any respect. The Lease is in full force and effect and is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking.

     2. The term of the Lease expires on November 30, 2009. Except as set forth in the Lease (as attached as Annex I hereto), Tenant does not have any options or rights to renew, expand, cancel or terminate the Lease, nor to lease any additional space in the Building.
     3. Tenant’s current use of the Premises (which use is expressly permitted by the terms of the Lease) is for general business offices. Tenant has accepted and is presently occupying the Premises.
     4. Tenant has no option or right of first refusal or offer to purchase the Premises, any other portion of the Building or any interest therein.
     5. Tenant’s interest in the Premises and under the Lease has not been assigned or encumbered, and no portion of the Premises have been sublet, except in each case as specified on Annex II attached hereto.
     6. The Minimum Rent (as defined in the Lease) for the current lease year is $296,924.45 per month. Tenant is responsible to pay, as additional rent, its pro rata share (72.096%) of Operating Costs (as defined in the Lease) for the Building in excess of base Operating Costs of $7.25 per Rentable Square Foot. Tenant has fully paid all Minimum Rent, additional rent and other sums due and payable under the Lease on or before the date of this Certificate, and Tenant has not paid any rent more than one month in advance. Tenant is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Tenant and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.
     7. As of the date of this Certificate, Landlord is not in default under any of the terms, conditions or covenants of the Lease to be performed or complied with by Landlord, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default.
     8. As of the date of this Certificate, Tenant has no defenses, offsets or credits against the payment or rent and other sums due or to become due under the Lease or against the performance of any other of Tenant’s obligations under the Lease.
     9. As of the date of this Certificate, Landlord has not changed the name of the Building, or if it has, Landlord has obtained Tenant’s approval therefor in accordance with Section 22(a) of the Lease.
     10. As of the date of this Certificate, Tenant has not paid or delivered to Landlord a security deposit or letter or credit to secure Tenant’s performance under the Lease.
     11. Tenant agrees that, from and after the date hereof, Tenant will not pay any rent under the Lease more than thirty (30) days in advance of its due date.
     12. Tenant is not entitled to any rent concession, rent abatement or “free” rent.

     13. All improvements, alterations, or additions to the Premises required to be made by Landlord have been completed to the satisfaction of Tenant. All contributions required to be made by Landlord for improvements to the Premises, including abatements, allowances or credits or offsets, if any, against rent or other charges due under the Lease, have been paid in full to Tenant.
     14. There are no actions, whether voluntary or otherwise, pending or threatened against Tenant (or any guarantor of Tenant’s obligations pursuant to the Lease) under the Bankruptcy or insolvency laws of the United States or any state thereof, and there are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings under the U.S. Bankruptcy Code or any other debtor relief laws pending or threatened against Tenant (or any guarantor of Tenant’s obligations pursuant to the Lease).
     15. Tenant has not used, stored, disposed of or transported at, in, to or from the Premises or any other portion of the Building any substance classified, listed or regulated as hazardous or toxic under any applicable federal, state or local laws, orders, rules or regulations (other than minor quantities of such substances which are used in the course of ordinary office operations and in compliance with all applicable laws).
     16. The correct name and mailing address of Tenant for notice purposes under the Lease is as follows:
Centex Service Company
2728 North Harwood Street
Dallas, Texas 75201-1516
Attn: Michael S. Albright
Fax: (214) 981-6859
     17. Tenant understands that this Certificate is required in connection with Purchaser’s acquisition of the Property, and Tenant agrees that Purchaser and its lenders, successors and/or assigns (including, without limitation, any parties providing financing of any type in connection with Purchaser’s acquisition of the Property, and their respective successors and/or assigns) will, and will be entitled to, rely on the truth of this Certificate.
     18. The party executing this Certificate on behalf of Tenant has been authorized to do so on behalf of Tenant.
     EXECUTED on this ___ day of                     , 2005.

“TENANT”

Centex Service Company,
a Nevada corporation

By:

Name:

Title:

EXHIBIT T
FINANCIAL STATEMENTS
2002 Expense Reconciliations
2003 Expense Reconciliations
2004 Aged Receivables
2001 -2004 Gross Sales
Income & Operating Statements 2002
Income & Operating Statements 2003
Income & Operating Statements 2004
Income & Operating Statements 2005
Tenant Ledger — Jan-2004 to March-2005
Estimated Operating Expenses -2005
Operating Expenses 2000-2001
Operating Expenses 2001
Operating Expenses 2002
Operating Expenses 2003
2003 General Ledgers
2004 General Ledgers
YTD 2005 Ledger -Accrual Basis
2004 Variance Reports
Aged Accounts Receivables — 2005
Aged Payables — 2005
2005 Variance Reports
Tenant Expense Letters — 2003 — Dated Aug-2004
Unaudited Operating Statements 2000 to 2003

T-1

EXHIBIT U
EXCLUSIONS FROM LICENSES AND PERMITS
Certificate of Occupancies for the following:

1.	Suite 100A	Centex Employee Break Room

2.	Suite 155	Mail Room

3.	Suite 170	Centex Service Company

4.	Suite 905A	Mesa Design Associates, Inc. — Storage Space

5.	Suite 905 B	Mesa Design Associates, Inc.

6.	Suite 940	Mesa Design Associates, Inc.

7.	Suite 940A	Mesa Design Associates, Inc.

8.	Suite 950 B	Law Offices of Clay Crawford

9.	Suite 1050	Centex Service Company

10.	Suite 1050A	Centex Service Company

11.	Suite 1100	Centex Service Company

12.	Fitness Center	Centex Fitness Center

U-1

EXHIBIT V
FORM OF SPECIAL WARRANTY DEED
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.
SPECIAL WARRANTY DEED

STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF DALLAS	§
     THAT, CENTEX OFFICE CITYMARK I, L.P., a Delaware limited partnership (“Grantor”), for and in consideration of the sum of Ten Dollars ($10.00) in hand paid to Grantor by                                                              (herein referred to as “Grantee”), whose mailing address is                                                              and other good and valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, has GRANTED, SOLD and CONVEYED and by these presents does GRANT, SELL and CONVEY unto Grantee that certain tract of real property located in Dallas County, Texas, being more particularly described on Exhibit A attached hereto, incorporated herein and made a part hereof for all purposes, together with all building and other improvements situated thereon and any and all appurtenances belonging or appertaining thereto (said real property, buildings and other improvements, together with any and all of the related rights and appurtenances, being herein collectively referred to as the “Property”).
     TO HAVE AND TO HOLD the Property together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, its successors and assigns forever, subject to the Permitted Exceptions; and Grantor does hereby bind itself and its successors and assigns to warrant and forever defend all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor but not otherwise; provided that this conveyance and the warranty of Grantor herein contained are subject to the matters described on Exhibit B attached hereto (the “Permitted Exceptions”), to the full extent the same are valid and affect the Property.
     GRANTEE, BY THE ACCEPTANCE OF THIS SPECIAL WARRANTY DEED (“DEED”), ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THE AGREEMENT OF SALE AND PURCHASE BY AND BETWEEN GRANTOR AND GRANTEE DATED                     , 2005 (THE “AGREEMENT OF SALE AND

PURCHASE”) AND THE SPECIAL WARRANTY OF TITLE SET FORTH HEREIN, THE CONVEYANCE OF THE PROPERTY IS SPECIFICALLY MADE IN ITS PRESENT CONDITION, “AS-IS”, “WHERE-IS” AND “WITH ALL FAULTS”, WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS IS MORE SPECIFICALLY SET FORTH IN THE AGREEMENT OF SALE AND PURCHASE.
          All ad valorem taxes and assessments for the Property for the current calendar year have been prorated and Grantee hereby expressly assumes liability for the payment thereof and for subsequent years. If such proration was based upon an estimate of such taxes and assessments for the current calendar year, then upon demand Grantor and Grantee shall promptly and adjust all such taxes and assessments as provided in the Agreement of Sale and Purchase.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED as of the                                          day of                                                             , 2005.

GRANTOR:

CENTEX OFFICE CITYMARK I, L.P.,
a Delaware limited partnership

By:	Centex Office Citymark I General Partner, LLC,
a Delaware limited liability company,
Its general partner

By:

Stephen M. Weinberg
Chairman

THE STATE OF
§

§
COUNTY OF
§
          This instrument was acknowledged before me on the ___ day of ___, 2005, by Stephen M. Weinberg, Chairman of Centex Office Citymark I General Partner, LLC, a Delaware limited liability company and general partner of Centex Office Citymark I, L.P., a Delaware limited partnership, on behalf of said limited liability company and limited partnership.

Notary Public in and for the State of Texas

Printed or Typed Name of Notary

My Commission Expires:

EXHIBIT W
CHAMBERLIN ROOFING AND WATERPROOFING LETTER
See attached.

W-1

EXHIBIT X
FORM OF CENTEX SERVICE COMPANY LEASE GUARANTY
LEASE GUARANTY AGREEMENT
          Section 1. Guaranty. For value received, and in order to induce                     , a                                          (“Landlord”), to purchase that certain office building located at 3100 McKinnon Street, Dallas, Texas, commonly known as Citymark Office Building (the “Building”), Centex Corporation, a Nevada corporation, with a principal place of business in Dallas, Texas (“Guarantor”), hereby absolutely and unconditionally guarantees to Landlord and its successors or assigns (a) the full and punctual payment when due (whether by acceleration or otherwise) of all sums (including, without limitation, payment of rent, late charges, additional rent [however termed or defined], court costs, reasonable attorneys’ fees and any and all other sums) due and owing or to become due and owing by Centex Service Company, a Nevada corporation (“Tenant”) under that certain Lease Agreement dated November 17, 1999, entered into by and between Centex Office Citymark I, L.P., a Delaware limited partnership (“Seller”), and Tenant covering approximately 157,450 Rentable Square Feet (as defined therein) in the Building, together with that certain First Amendment to Office Lease dated of even date herewith, by and between Landlord and Tenant (which, among other things, extends the Lease term with respect to 85,916 Rentable Square Feet), and any and all other extensions or renewals thereof and amendments and modifications thereto (the “Lease”) and (b) the full, prompt and faithful performance of each and every obligation of Tenant under the Lease. As used in this Lease Guaranty Agreement (this “Guaranty”), “Guaranteed Obligations” means all obligations and indebtedness of Tenant guaranteed by Guarantor in this Section 1.
          Section 2. Term. The obligations of Guarantor as to the Guaranteed Obligations shall continue in full force and effect against Guarantor until the Guaranteed Obligations are paid and performed in full. This Guaranty covers any and all of the Guaranteed Obligations, whether presently outstanding or arising subsequent to the date hereof. This Guaranty is binding upon and enforceable against Guarantor, its successors and assigns.
          Section 3. Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to Landlord that:
               (i) Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty;
               (ii) Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Tenant; however, such Guarantor is not relying on such financial condition as an inducement to enter into this Guaranty;
               (iii) except as provided in that certain Agreement of Sale and Purchase dated of even date herewith by and between Seller, as seller, and Landlord, as purchaser,

neither Landlord nor any other party has made any representation, warranty or statement to Guarantor in order to induce such Guarantor to execute this Guaranty;
               (iv) as of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, Guarantor is, and will be, solvent, and has and will have property and assets which, fairly valued, exceed its obligations, liabilities and debts, and has and will have property and assets in the State of Texas sufficient to satisfy and repay its obligations, liabilities and debts;
               (v) this Guaranty has been duly executed and delivered by Guarantor;
               (vi) neither this Guaranty nor the agreements contained herein contravene or constitute a default or create or impose any lien, charge or encumbrance under any agreement, instrument, indenture or similar instrument to which the Guarantor is a party or by which its assets are bound or any other requirement of law; and
               (vii) there are no actions, suits, or proceedings pending or threatened against Guarantor in any court or before any federal, state, municipal or other governmental department or commission, board, bureau, agency or instrumentality which if adversely determined will affect any of the transactions contemplated by this Guaranty.
          Section 4. Waiver of Rights. Guarantor hereby waives (a) notice of acceptance hereof (which acceptance is conclusively presumed by delivery to Landlord); (b) grace, demand, presentment and protest with respect to the Guaranteed Obligations or to any instrument, agreement or document evidencing or creating same; (c) notice of grace, demand, presentment and protest; (d) notice of intention to accelerate and of acceleration of the Guaranteed Obligations; (e) notice of and/or any right to consent or object to the assignment of any interest in the Lease or the Guaranteed Obligations; (f) notice of the filing of suit and diligence by Landlord in collection or enforcement of the Guaranteed Obligations; and (g) any other notice regarding the Guaranteed Obligations except as specifically provided herein. Guarantor specifically waives any and all rights and remedies to which Guarantor may be or become entitled under Chapter 34 of the Texas Business and Commerce Code, under Sections 17.001 and 34.005 of the Texas Civil Practice and Remedies Code and under Rule 31 of the Texas Rules of Civil Procedure, and any and all other defenses available to sureties or guarantors at law or in equity.
          Section 5. Notice of Defaults. Landlord agrees that it will not exercise any remedies under the Lease or this Guaranty following a Tenant default without having first given to Guarantor: (a) written notice of the alleged Tenant default as required under the Lease, and (b) the opportunity to cure such default for the same time period (if any) provided to Tenant under the Lease. If Guarantor elects to cure any such default by Tenant, Landlord agrees to accept cure by Guarantor as a cure of such default by Tenant under the Lease. The failure by Landlord to simultaneously deliver a notice of default to Guarantor as provided herein shall not be deemed a default by Landlord hereunder or a waiver of Landlord’s rights with respect to such default, but shall delay the exercise of any remedy against Tenant or Guarantor until such time as Landlord has given notice to Guarantor and the same time period provided to Tenant under the Lease (if any) to cure such default.
          Section 6. Release of Parties Liable, Renewals, etc. Guarantor agrees that Landlord may at any time, and from time to time, at Landlord’s discretion, with or without consent from any other party but with notice to Guarantor (but Guarantor’s consent shall not be required), extend, renew, rearrange, modify or amend any of the terms and provisions of the Lease. Any extension, renewal, rearrangement, modification or amendment may be taken without impairing or diminishing the obligations of Guarantor hereunder, provided, however, in the event any extension, renewal, rearrangement, modification or amendment increases the obligations of Guarantor hereunder, Guarantor’s prior written consent to such extension, renewal, rearrangement, modification or amendment shall be required solely as a condition to Guarantor’s liability for the increase in the Guaranteed Obligations. In the event Guarantor’s consent is not obtained, Guarantor shall not be liable for any increase in the Guaranteed Obligations resulting from such extension, renewal, rearrangement, modification or amendment, but the same shall still be effective as to Tenant and Guarantor shall remain liable for the Guaranteed Obligations existing prior to such extension, renewal, rearrangement, modification or amendment. Guarantor further agrees that Landlord may from ay any time, and from time to time, at Landlord’s discretion, with our without consent from any other party, release any party liable on the Guaranteed Obligations, including, without limitation, Tenant or any other guarantor. Additionally, the liability of Guarantor shall not be impaired, reduced or in any way affected by: (v) Landlord’s failure, refusal, or neglect to collect or enforce the Guaranteed Obligations, by way of, without limitation, any indulgence, forbearance, compromise, settlement or waiver of performance which may be extended to Tenant by Landlord or agreed upon by Landlord and Tenant; (w) any termination of the Lease; (x) any sublease of the space covered by the Lease or any assignment of the Lease by any means or to any entity or person whatsoever so long as Landlord does not voluntarily release Tenant from liability under the Lease without Guarantor’s consent; (y) loss or subordination of any other guaranty, if any, or by the existence of any indebtedness of Tenant to Landlord other than the Guaranteed Obligations; or (z) the taking of any security or any other guaranty for the Guaranteed Obligations in addition to the guaranty presently existing.
          Section 7. Primary Liability of Guarantor. This Guaranty constitutes a primary obligation of Guarantor. This is an absolute, unconditional, irrevocable and continuing guaranty of payment and performance and not of collection and is in no way conditioned upon any attempt to collect from Tenant or upon any other event or contingency. Guarantor agrees that Landlord is not required, as a condition to establishing Guarantor’s liability hereunder, to proceed against any person (including, without limitation, Tenant or any other guarantor), and further agrees not to assert any defense (other than payment) available to Tenant against Landlord with regard to the Guaranteed Obligations, any defense based upon an election of remedies of any type, any defense based on any duty of Landlord to disclose information of any type to Guarantor regarding Tenant or the Guaranteed Obligations, and/or any claim that Guarantor may have against Landlord by virtue of Landlord’s failure to exercise any rights against Tenant, however arising. Guarantor hereby expressly waives any right or claim to force Landlord to proceed first against Tenant or any other guarantor as to any of the Guaranteed Obligations or other obligations of Tenant, and agrees that no delay or refusal of Landlord to exercise any right or privilege which Landlord has or may have against Tenant, whether arising from any documents executed by Tenant, any common law, applicable statute or otherwise, shall operate to impair the liability of Guarantor hereunder. The obligations of Guarantor hereunder shall not be reduced, impaired or in any way affected by: (a) receivership, insolvency, bankruptcy or other proceedings affecting Tenant or any of Tenant’s assets; (b) receivership, insolvency, bankruptcy or other proceedings affecting Guarantor or any of Guarantor’s assets; (c) death, insanity or other disability of Guarantor; (d) any allegation of fraud, usury, failure of consideration, forgery or other defense, whether or not known to Landlord (even though rendering all or any part of the Guaranteed Obligations void or unenforceable or uncollectible as against Tenant or any other guarantor); or (e) the release or discharge of Tenant from the Lease or any of the Guaranteed Obligations or any other indebtedness of Tenant to Landlord or from the performance of any obligation contained in the Lease or other instrument issued in connection with, evidencing or securing any indebtedness guaranteed by this instrument, whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant or otherwise.
          Landlord may at any time, without the consent of or notice to Guarantor, without incurring responsibility to the undersigned, without impairing or releasing the obligations of the undersigned, upon or without any terms or conditions and in whole or in part: (w) change the manner, place or terms of payment or change or extend the time of payment of, renew or alter any liability of Tenant hereby guaranteed, or any liabilities incurred directly or indirectly hereunder, and the Guaranty herein made shall apply to the liabilities of Tenant as any of such liabilities may be changed, extended, renewed or altered in any manner; (x) exercise or refrain from exercising any rights against Tenant or others, or otherwise act or refrain from acting; (y) settle or compromise any liabilities hereby guaranteed or hereby incurred, and subordinate the payment of all or any part of such liabilities to the payment of any liabilities which may be due to Landlord or others; and (z) apply any sums paid to any liability or liabilities of Tenant to Landlord regardless of what liability or liabilities of Tenant to Landlord remain unpaid.
          Section 8. Subordination and Waiver of Subrogation. Once a claim is made by Landlord to Guarantor under the Guaranteed Obligations, Guarantor hereby fully subordinates the payment of all indebtedness owing to such Guarantor by Tenant (including principal and interest) to the prior payment of all indebtedness of Tenant to Landlord (including, without limitation, interest accruing on any such indebtedness after any insolvency or reorganization proceeding as to Tenant) and agrees (x) not to accept any payment on such indebtedness until payment and performance in full of the Guaranteed Obligations, and (y) not to attempt to set off or reduce any obligations hereunder because of such indebtedness. After a claim has been made by Landlord to Guarantor under the Guaranteed Obligations, Guarantor shall have no right of subrogation or any other right to enforce any remedy which Landlord now has or may hereafter have against Tenant until all of the Guaranteed Obligations shall have been paid or performed in full.
          Section 9. Place of Performance; Attorneys’ Fees. All payments to be made and obligations to be performed hereunder shall be payable or performable in the location for payment or performance (as applicable) set forth in the Lease. If it becomes necessary for Landlord to enforce this Guaranty by legal action, Guarantor hereby waives the right to be sued in the county or state of such Guarantor’s residence and agrees to submit to the jurisdiction and venue of the appropriate federal, state or other governmental court in Dallas County, Texas. In the event of any action or proceeding at law or in equity between Landlord and Guarantor, the prevailing party, in addition to such other relief as may be awarded, shall be entitled to recover from the unsuccessful party all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in such action or proceeding and in any appeal in connection therewith by such prevailing party.
          Section 10. Additional Liability of Guarantor. If Guarantor is or becomes liable for any indebtedness of Tenant to Landlord other than the Guaranteed Obligations by any means other than under this Guaranty, such liability shall not be impaired, reduced or affected in any manner hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed, and Guarantor’s liability hereunder shall not be impaired, reduced or affected in any manner thereby.
          Section 11. Cumulative Rights. All rights of Landlord hereunder or otherwise arising under any documents executed in connection with the Guaranteed Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of Landlord and without affecting or impairing the liability of Guarantor.
          Section 12. Applicable Law. This Guaranty shall be governed by and construed in accordance with the laws of the United States of America and the State of Texas, and is intended to be performed in accordance with and as permitted by such laws.
          Section 13. Usury. Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from Guarantor of interest in excess of the maximum rate or amount that Guarantor may be required or permitted to pay to Landlord pursuant to applicable law and as to which Guarantor could successfully assert the claim or defense of usury.
          Section 14. Landlord’s Assigns. This Guaranty is intended for and shall inure to the benefit of Landlord and each and every person who shall from time to time be or become the owner or holders of all or any part of the Lease and/or the Guaranteed Obligations, and each and every reference herein to “Landlord” shall include and refer to each and every successor or assignee of Landlord at any time holding or owning any part of or interest in any part of the Lease and/or the Guaranteed Obligations. This Guaranty shall be assignable or transferable with the same force and effect, and to the same extent, that the Lease and/or the Guaranteed Obligations are assignable or transferable, it being understood and stipulated that upon assignment or transfer by Landlord of the Lease and/or any of the Guaranteed Obligations, the legal holder or owner thereof (or a part thereof or interest therein thus transferred or assigned) shall (except as otherwise stipulated by Landlord in its assignment) have and may exercise all of the rights granted to Landlord under this Guaranty to the extent of that part of or interest in the Guaranteed Obligations thus assigned or transferred.

          Section 15. Notices. Any notice or demand to Guarantor in connection herewith may be given and shall conclusively be deemed to have been given and received upon deposit thereof in writing in the United States mail, certified mail, return receipt requested, duly stamped and addressed to such Guarantor at the following address:

Centex Corporation
2728 North Harwood
Dallas, Texas 75201-1516
Attn: Brian Woram
Guarantor shall have the right to designate from time to time another address for purposes of this instrument by fifteen (15) days prior written notice to Landlord sent by United States mail, certified mail, return receipt requested. Actual notice or demand, however given or received, shall always be effective. The provisions of this Section 15 shall not be construed to affect or impair any waiver of notice or demand herein provided or to require giving of notice or demand to or upon Guarantor in any situation or for any reason.
          Section 16. Payments. Landlord may apply any payments received from any source against that portion of the Guaranteed Obligations in such priority and fashion as Landlord may deem appropriate.
          Section 17. No Right of Possession Upon Payment. The payment by Guarantor of any amount pursuant to this Guaranty shall not, without Landlord’s consent, entitle Guarantor (whether by way of subrogation or otherwise) to a right of possession of, or to any other right, title or interest in, the premises covered by the Lease.
          Section 18. Entire Agreement. This Guaranty constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Guaranty. This Guaranty may not be changed, modified, discharged or terminated in any manner other than by an agreement in writing signed by Guarantor and Landlord.
          Section 19. Severability. In case any one or more of the provisions contained in this Guaranty shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the other provisions contained herein shall not in any way be affected or impaired thereby.
          Section 20. Further Instruments. Guarantor hereby agrees to execute all such further instruments as are reasonably requested by Landlord to further evidence or protect the rights of Landlord under this Guaranty.

          EXECUTED the                                          day of                                                             , 2005.

GUARANTOR:

Centex Corporation, a Nevada corporation

By:

Name:

Title:

THE STATE OF	§
§
COUNTY OF	§
          BEFORE ME, the undersigned authority, on this day personally appeared                     ,                                          of Centex Corporation, a                    , known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.
          GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ___ day of                                         , 2005.

Notary Public in and
for the State of

EXHIBIT Y
FORM OF CENTEX CONSTRUCTION GROUP LEASE GUARANTY
LEASE GUARANTY AGREEMENT
          Section 1. Guaranty. For value received, and in order to induce                                         , a                                          (“Landlord”), to purchase that certain office building located at 3100 McKinnon Street, Dallas, Texas, commonly known as Citymark Office Building (the “Building”), Centex Corporation, a Nevada corporation, with a principal place of business in Dallas, Texas (“Guarantor”), hereby absolutely and unconditionally guarantees to Landlord and its successors or assigns (a) the full and punctual payment when due (whether by acceleration or otherwise) of all sums (including, without limitation, payment of rent, late charges, additional rent [however termed or defined], court costs, reasonable attorneys’ fees and any and all other sums) due and owing or to become due and owing by Centex Construction Group Services, L.L.C., a Delaware limited liability company (“Tenant”) under that certain Lease Agreement dated June 5, 2003, entered into by and between Centex Office Citymark I, L.P., a Delaware limited partnership (“Seller”), and Tenant, as amended by (i) that certain First Amendment to Lease dated June 27, 2005, by and between Landlord and Tenant (which, among other things, expanded the leased premises), and (ii) that certain Second Amendment to Lease dated of even date herewith, by and between Landlord and Tenant, together with any and all other extensions or renewals thereof and amendments and modifications thereto (the “Lease”) and (b) the full, prompt and faithful performance of each and every obligation of Tenant under the Lease. As used in this Lease Guaranty Agreement (this “Guaranty”), “Guaranteed Obligations” means all obligations and indebtedness of Tenant guaranteed by Guarantor in this Section 1.
          Section 2. Term. The obligations of Guarantor as to the Guaranteed Obligations shall continue in full force and effect against Guarantor until the Guaranteed Obligations are paid and performed in full. This Guaranty covers any and all of the Guaranteed Obligations, whether presently outstanding or arising subsequent to the date hereof. This Guaranty is binding upon and enforceable against Guarantor, its successors and assigns.
          Section 3. Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to Landlord that:
          (i) Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty;
          (ii) Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Tenant; however, such Guarantor is not relying on such financial condition as an inducement to enter into this Guaranty;
          (iii) except as provided in that certain Agreement of Sale and Purchase dated of even date herewith by and between Seller, as seller, and Landlord, as purchaser,

neither Landlord nor any other party has made any representation, warranty or statement to Guarantor in order to induce such Guarantor to execute this Guaranty;
          (iv) as of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, Guarantor is, and will be, solvent, and has and will have property and assets which, fairly valued, exceed its obligations, liabilities and debts, and has and will have property and assets in the State of Texas sufficient to satisfy and repay its obligations, liabilities and debts;
          (v) this Guaranty has been duly executed and delivered by Guarantor;
          (vi) neither this Guaranty nor the agreements contained herein contravene or constitute a default or create or impose any lien, charge or encumbrance under any agreement, instrument, indenture or similar instrument to which the Guarantor is a party or by which its assets are bound or any other requirement of law; and
          (vii) there are no actions, suits, or proceedings pending or threatened against Guarantor in any court or before any federal, state, municipal or other governmental department or commission, board, bureau, agency or instrumentality which if adversely determined will affect any of the transactions contemplated by this Guaranty.
          Section 4. Waiver of Rights. Guarantor hereby waives (a) notice of acceptance hereof (which acceptance is conclusively presumed by delivery to Landlord); (b) grace, demand, presentment and protest with respect to the Guaranteed Obligations or to any instrument, agreement or document evidencing or creating same; (c) notice of grace, demand, presentment and protest; (d) notice of intention to accelerate and of acceleration of the Guaranteed Obligations; (e) notice of and/or any right to consent or object to the assignment of any interest in the Lease or the Guaranteed Obligations; (f) notice of the filing of suit and diligence by Landlord in collection or enforcement of the Guaranteed Obligations; and (g) any other notice regarding the Guaranteed Obligations except as specifically provided herein. Guarantor specifically waives any and all rights and remedies to which Guarantor may be or become entitled under Chapter 34 of the Texas Business and Commerce Code, under Sections 17.001 and 34.005 of the Texas Civil Practice and Remedies Code and under Rule 31 of the Texas Rules of Civil Procedure, and any and all other defenses available to sureties or guarantors at law or in equity.
          Section 5. Notice of Defaults. Landlord agrees that it will not exercise any remedies under the Lease or this Guaranty following a Tenant default without having first given to Guarantor: (a) written notice of the alleged Tenant default as required under the Lease, and (b) the opportunity to cure such default for the same time period (if any) provided to Tenant under the Lease. If Guarantor elects to cure any such default by Tenant, Landlord agrees to accept cure by Guarantor as a cure of such default by Tenant under the Lease. The failure by Landlord to simultaneously deliver a notice of default to Guarantor as provided herein shall not be deemed a default by Landlord hereunder or a waiver of Landlord’s rights with respect to such default, but shall delay the exercise of any remedy against Tenant or Guarantor until such time as Landlord has given notice to Guarantor and the same time period provided to Tenant under the Lease (if any) to cure such default.
          Section 6. Release of Parties Liable, Renewals, etc. Guarantor agrees that Landlord may at any time, and from time to time, at Landlord’s discretion, with or without consent from any other party but with notice to Guarantor (but Guarantor’s consent shall not be required), extend, renew, rearrange, modify or amend any of the terms and provisions of the Lease. Any extension, renewal, rearrangement, modification or amendment may be taken without impairing or diminishing the obligations of Guarantor hereunder, provided, however, in the event any extension, renewal, rearrangement, modification or amendment increases the obligations of Guarantor hereunder, Guarantor’s prior written consent to such extension, renewal, rearrangement, modification or amendment shall be required solely as a condition to Guarantor’s liability for the increase in the Guaranteed Obligations. In the event Guarantor’s consent is not obtained, Guarantor shall not be liable for any increase in the Guaranteed Obligations resulting from such extension, renewal, rearrangement, modification or amendment, but the same shall still be effective as to Tenant and Guarantor shall remain liable for the Guaranteed Obligations existing prior to such extension, renewal, rearrangement, modification or amendment. Guarantor further agrees that Landlord may from ay any time, and from time to time, at Landlord’s discretion, with our without consent from any other party, release any party liable on the Guaranteed Obligations, including, without limitation, Tenant or any other guarantor. Additionally, the liability of Guarantor shall not be impaired, reduced or in any way affected by: (v) Landlord’s failure, refusal, or neglect to collect or enforce the Guaranteed Obligations, by way of, without limitation, any indulgence, forbearance, compromise, settlement or waiver of performance which may be extended to Tenant by Landlord or agreed upon by Landlord and Tenant; (w) any termination of the Lease; (x) any sublease of the space covered by the Lease or any assignment of the Lease by any means or to any entity or person whatsoever so long as Landlord does not voluntarily release Tenant from liability under the Lease without Guarantor’s consent; (y) loss or subordination of any other guaranty, if any, or by the existence of any indebtedness of Tenant to Landlord other than the Guaranteed Obligations; or (z) the taking of any security or any other guaranty for the Guaranteed Obligations in addition to the guaranty presently existing.
          Section 7. Primary Liability of Guarantor. This Guaranty constitutes a primary obligation of Guarantor. This is an absolute, unconditional, irrevocable and continuing guaranty of payment and performance and not of collection and is in no way conditioned upon any attempt to collect from Tenant or upon any other event or contingency. Guarantor agrees that Landlord is not required, as a condition to establishing Guarantor’s liability hereunder, to proceed against any person (including, without limitation, Tenant or any other guarantor), and further agrees not to assert any defense (other than payment) available to Tenant against Landlord with regard to the Guaranteed Obligations, any defense based upon an election of remedies of any type, any defense based on any duty of Landlord to disclose information of any type to Guarantor regarding Tenant or the Guaranteed Obligations, and/or any claim that Guarantor may have against Landlord by virtue of Landlord’s failure to exercise any rights against Tenant, however arising. Guarantor hereby expressly waives any right or claim to force Landlord to proceed first against Tenant or any other guarantor as to any of the Guaranteed Obligations or other obligations of Tenant, and agrees that no delay or refusal of Landlord to exercise any right or privilege which Landlord has or may have against Tenant, whether arising from any documents executed by Tenant, any common law, applicable statute or otherwise, shall operate to impair the liability of Guarantor hereunder. The obligations of Guarantor hereunder shall not be reduced, impaired or in any way affected by: (a) receivership, insolvency, bankruptcy or other proceedings affecting Tenant or any of Tenant’s assets; (b) receivership, insolvency, bankruptcy or other proceedings affecting Guarantor or any of Guarantor’s assets; (c) death, insanity or other disability of Guarantor; (d) any allegation of fraud, usury, failure of consideration, forgery or other defense, whether or not known to Landlord (even though rendering all or any part of the Guaranteed Obligations void or unenforceable or uncollectible as against Tenant or any other guarantor); or (e) the release or discharge of Tenant from the Lease or any of the Guaranteed Obligations or any other indebtedness of Tenant to Landlord or from the performance of any obligation contained in the Lease or other instrument issued in connection with, evidencing or securing any indebtedness guaranteed by this instrument, whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant or otherwise.
          Landlord may at any time, without the consent of or notice to Guarantor, without incurring responsibility to the undersigned, without impairing or releasing the obligations of the undersigned, upon or without any terms or conditions and in whole or in part: (w) change the manner, place or terms of payment or change or extend the time of payment of, renew or alter any liability of Tenant hereby guaranteed, or any liabilities incurred directly or indirectly hereunder, and the Guaranty herein made shall apply to the liabilities of Tenant as any of such liabilities may be changed, extended, renewed or altered in any manner; (x) exercise or refrain from exercising any rights against Tenant or others, or otherwise act or refrain from acting; (y) settle or compromise any liabilities hereby guaranteed or hereby incurred, and subordinate the payment of all or any part of such liabilities to the payment of any liabilities which may be due to Landlord or others; and (z) apply any sums paid to any liability or liabilities of Tenant to Landlord regardless of what liability or liabilities of Tenant to Landlord remain unpaid.
          Section 8. Subordination and Waiver of Subrogation. Once a claim is made by Landlord to Guarantor under the Guaranteed Obligations, Guarantor hereby fully subordinates the payment of all indebtedness owing to such Guarantor by Tenant (including principal and interest) to the prior payment of all indebtedness of Tenant to Landlord (including, without limitation, interest accruing on any such indebtedness after any insolvency or reorganization proceeding as to Tenant) and agrees (x) not to accept any payment on such indebtedness until payment and performance in full of the Guaranteed Obligations, and (y) not to attempt to set off or reduce any obligations hereunder because of such indebtedness. After a claim has been made by Landlord to Guarantor under the Guaranteed Obligations, Guarantor shall have no right of subrogation or any other right to enforce any remedy which Landlord now has or may hereafter have against Tenant until all of the Guaranteed Obligations shall have been paid or performed in full.
          Section 9. Place of Performance; Attorneys’ Fees. All payments to be made and obligations to be performed hereunder shall be payable or performable in the location for payment or performance (as applicable) set forth in the Lease. If it becomes necessary for Landlord to enforce this Guaranty by legal action, Guarantor hereby waives the right to be sued in the county or state of such Guarantor’s residence and agrees to submit to the jurisdiction and venue of the appropriate federal, state or other governmental court in Dallas County, Texas. In the event of any action or proceeding at law or in equity between Landlord and Guarantor, the prevailing party, in addition to such other relief as may be awarded, shall be entitled to recover from the unsuccessful party all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in such action or proceeding and in any appeal in connection therewith by such prevailing party.
          Section 10. Additional Liability of Guarantor. If Guarantor is or becomes liable for any indebtedness of Tenant to Landlord other than the Guaranteed Obligations by any means other than under this Guaranty, such liability shall not be impaired, reduced or affected in any manner hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed, and Guarantor’s liability hereunder shall not be impaired, reduced or affected in any manner thereby.
          Section 11. Cumulative Rights. All rights of Landlord hereunder or otherwise arising under any documents executed in connection with the Guaranteed Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of Landlord and without affecting or impairing the liability of Guarantor.
          Section 12. Applicable Law. This Guaranty shall be governed by and construed in accordance with the laws of the United States of America and the State of Texas, and is intended to be performed in accordance with and as permitted by such laws.
          Section 13. Usury. Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from Guarantor of interest in excess of the maximum rate or amount that Guarantor may be required or permitted to pay to Landlord pursuant to applicable law and as to which Guarantor could successfully assert the claim or defense of usury.
          Section 14. Landlord’s Assigns. This Guaranty is intended for and shall inure to the benefit of Landlord and each and every person who shall from time to time be or become the owner or holders of all or any part of the Lease and/or the Guaranteed Obligations, and each and every reference herein to “Landlord” shall include and refer to each and every successor or assignee of Landlord at any time holding or owning any part of or interest in any part of the Lease and/or the Guaranteed Obligations. This Guaranty shall be assignable or transferable with the same force and effect, and to the same extent, that the Lease and/or the Guaranteed Obligations are assignable or transferable, it being understood and stipulated that upon assignment or transfer by Landlord of the Lease and/or any of the Guaranteed Obligations, the legal holder or owner thereof (or a part thereof or interest therein thus transferred or assigned) shall (except as otherwise stipulated by Landlord in its assignment) have and may exercise all of the rights granted to Landlord under this Guaranty to the extent of that part of or interest in the Guaranteed Obligations thus assigned or transferred.

          Section 15. Notices. Any notice or demand to Guarantor in connection herewith may be given and shall conclusively be deemed to have been given and received upon deposit thereof in writing in the United States mail, certified mail, return receipt requested, duly stamped and addressed to such Guarantor at the following address:
Centex Corporation
2728 North Harwood
Dallas, Texas 75201-1516
Attn: Brian Woram
Guarantor shall have the right to designate from time to time another address for purposes of this instrument by fifteen (15) days prior written notice to Landlord sent by United States mail, certified mail, return receipt requested. Actual notice or demand, however given or received, shall always be effective. The provisions of this Section 15 shall not be construed to affect or impair any waiver of notice or demand herein provided or to require giving of notice or demand to or upon Guarantor in any situation or for any reason.
          Section 16. Payments. Landlord may apply any payments received from any source against that portion of the Guaranteed Obligations in such priority and fashion as Landlord may deem appropriate.
          Section 17. No Right of Possession Upon Payment. The payment by Guarantor of any amount pursuant to this Guaranty shall not, without Landlord’s consent, entitle Guarantor (whether by way of subrogation or otherwise) to a right of possession of, or to any other right, title or interest in, the premises covered by the Lease.
          Section 18. Entire Agreement. This Guaranty constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Guaranty. This Guaranty may not be changed, modified, discharged or terminated in any manner other than by an agreement in writing signed by Guarantor and Landlord.
          Section 19. Severability. In case any one or more of the provisions contained in this Guaranty shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the other provisions contained herein shall not in any way be affected or impaired thereby.
          Section 20. Further Instruments. Guarantor hereby agrees to execute all such further instruments as are reasonably requested by Landlord to further evidence or protect the rights of Landlord under this Guaranty.

     EXECUTED the ___ day of                                         , 2005.

GUARANTOR:

Centex Corporation, a Nevada corporation

By:

Name:

Title:

THE STATE OF	§
§
COUNTY OF	§
     BEFORE ME, the undersigned authority, on this day personally appeared                     ,                                          of Centex Corporation, a                     , known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ___ day of                                         , 2005.

Notary Public in and
for the State of

EXHIBIT Z
FORM OF CENTEX CONSTRUCTION GROUP LEASE AMENDMENT
SECOND AMENDMENT TO OFFICE LEASE
          THIS SECOND AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of August 24, 2005 (the “Effective Date”), by and between _______ (“Landlord”), and CENTEX CONSTRUCTION GROUP SERVICES, L.L.C., a Delaware limited liability company (“Tenant”).
WITNESSETH:
          WHEREAS, Centex Office Citymark I, L.P., a Delaware limited partnership (as “Original Landlord”) and Tenant entered into that certain Office Lease Agreement dated June 5, 2003 by and between Original Landlord and Tenant (the “Original Lease”), with respect to approximately 4,797 square feet of Rentable Area (the “Original Premises”) in the office building commonly known as Citymark Office Building (the “Building”) located in Dallas, Texas;
          WHEREAS, the Original Lease was amended by that certain First Amendment to Lease dated June 27, 2005 by and between Original Landlord and Tenant (the “First Amendment”, together with the Original Lease, the “Lease”) pursuant to which the Original Premises were expanded to include an additional 9,011 square feet of Rentable Area (the “Expansion Space”, together with the Original Premises, the “Premises”);
          WHEREAS, as of the Effective Date hereof, Landlord has purchased the Building from Original Landlord and succeeded to all of Original Landlord’s right, title and interest in and to the Lease;
          WHEREAS, Original Landlord and Tenant are Affiliates;
          WHEREAS, as a condition to the purchase of the Building by Landlord, Landlord required that Tenant amend the Lease to, among other things, add a requirement of a Lease Guaranty pursuant to which Centex Corporation, a Nevada corporation (“Centex”), shall guarantee the obligations of Tenant under the Lease; and
          WHEREAS, Tenant agrees to amend the Lease to, among other things, add a requirement of a Lease Guaranty pursuant to which Centex shall guarantee the obligations of Tenant under the Lease.
          NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant hereby agree as follows:

          19. Defined Terms.
          The capitalized terms used herein and not otherwise defined herein shall have the same meaning as ascribed thereto in the Lease.
          20. Paragraph 1.1, Definitions. The following definition is hereby added to Paragraph 1.1:
          “Guarantor” means Centex Corporation, a Nevada corporation.”
Further, the definition of “Notice Address” is hereby deleted in its entirety and the following substituted in lieu thereof:

Tenant:	Centex Construction Group Services, L.L.C.
3100 McKinnon, Suite 1000
Dallas, Texas 75201
Attn: President
Fax: (214) 468-4771

with a copy to:	Centex Corporation
2728 North Harwood
Dallas, Texas 75201-1516
Attn: Brian Woram
Fax: (214) 981-6855

Landlord:	c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 4900
Houston, Texas 77056-6118
Attention: Charles N. Hazen
Fax: (713) 966-7851

with a copy to:	Hines Interests Limited Partnership
13155 Noel Road
Suite 1850
Dallas, TX 75240-684
Attention: Clayton C. Elliott
Fax: (972) 934-1460

Guarantor:	Centex Corporation
2728 North Harwood
Dallas, Texas 75201-1516
Attn: Brian Woram
Fax: (214) 981-6855

          21. Paragraph 8.3, Transfer Requirements. The following provision is hereby added as subsection (e) of Paragraph 8.3 of the Lease:
          “(e) Notwithstanding anything herein to the contrary, Landlord shall have the right to withhold its consent, and it shall be deemed reasonable if Landlord withholds its consent, to any proposed sublease of all or any portion of the Premises or to any assignment or transfer of this Lease, or any interest herein, by any means to any entity or person if Guarantor fails to consent to any proposed sublease or assignment or fails to agree in writing to remain liable for all of the obligations of tenant under the Lease.”
          22. Paragraph 12.1, Default by Tenant. The following provision is hereby added as subsections (f) — (h) of Paragraph 12.1 of the Lease:
          “(f) Guarantor takes any action to, or notifies Landlord that Guarantor intends to, file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any state thereof; or a petition is filed against Tenant under any such statute and is not dismissed within 60 days thereafter;
          (g) A receiver or trustee is appointed for all or a substantial part of the assets of Guarantor; or
          (h) Guarantor breaches, or neglects or fails to perform or observe, any covenant, term, provision, or condition contained in the Guaranty of this Lease.”
          23. Paragraph 12.4, Limitation on Landlord’s Liability. The first sentence of Paragraph 12.4 of the Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:
          “Tenant will be entitled to look solely to Landlord’s equity in the Complex for the recovery of any judgment against Landlord, and neither Landlord nor any partner, shareholder, member, employee, agent, director, or officer of Landlord shall have any personal liability for any such judgment.”
          24. Guaranty. Tenant shall deliver simultaneously with the execution and delivery of this Amendment, a Guaranty in the form attached hereto as Exhibit A duly executed by Guarantor.
          25. Brokers. Landlord and Tenant hereby represent and warrant to each other that no commission is due and payable to any broker or other leasing agent in connection with this Amendment as a result of its own dealings with any such broker or leasing agent, and Landlord and Tenant hereby agree to indemnify and hold each other harmless from and against all loss, damage, cost and expense (including reasonable attorneys’ fees) suffered by the other party as a result of a breach of the foregoing representation and warranty.

          26. Full Force and Effect. In the event any of the terms of the Lease conflict with the terms of this Amendment, the terms of this Amendment shall control. Except as amended hereby, all terms and conditions of the Lease shall remain in full force and effect, and Landlord and Tenant hereby ratify and confirm the Lease as amended hereby. The Lease, as amended herein, constitutes the entire agreement between the parties hereto and no further modification of the Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     EXECUTED on the day and year set forth above.

LANDLORD:

By:

Name:

Title

TENANT:

CENTEX CONSTRUCTION GROUP SERVICES, L.L.C., a Delaware limited liability company

By:

Name:

Title

EXHIBIT A TO SECOND AMENDMENT TO OFFICE LEASE
FORM OF LEASE GUARANTY
LEASE GUARANTY AGREEMENT
          Section 1. Guaranty. For value received, and in order to induce                                         , a                                          (“Landlord”), to purchase that certain office building located at 3100 McKinnon Street, Dallas, Texas, commonly known as Citymark Office Building (the “Building”), Centex Corporation, a Nevada corporation, with a principal place of business in Dallas, Texas (“Guarantor”), hereby absolutely and unconditionally guarantees to Landlord and its successors or assigns (a) the full and punctual payment when due (whether by acceleration or otherwise) of all sums (including, without limitation, payment of rent, late charges, additional rent [however termed or defined], court costs, reasonable attorneys’ fees and any and all other sums) due and owing or to become due and owing by Centex Construction Group Services, L.L.C., a Delaware limited liability company (“Tenant”) under that certain Lease Agreement dated June 5, 2003, entered into by and between Centex Office Citymark I, L.P., a Delaware limited partnership (“Seller”), and Tenant, as amended by (i) that certain First Amendment to Lease dated June 27, 2005, by and between Landlord and Tenant (which, among other things, expanded the leased premises), and (ii) that certain Second Amendment to Lease dated of even date herewith, by and between Landlord and Tenant, together with any and all other extensions or renewals thereof and amendments and modifications thereto (the “Lease”) and (b) the full, prompt and faithful performance of each and every obligation of Tenant under the Lease. As used in this Lease Guaranty Agreement (this “Guaranty”), “Guaranteed Obligations” means all obligations and indebtedness of Tenant guaranteed by Guarantor in this Section 1.
          Section 2. Term. The obligations of Guarantor as to the Guaranteed Obligations shall continue in full force and effect against Guarantor until the Guaranteed Obligations are paid and performed in full. This Guaranty covers any and all of the Guaranteed Obligations, whether presently outstanding or arising subsequent to the date hereof. This Guaranty is binding upon and enforceable against Guarantor, its successors and assigns.
          Section 3. Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to Landlord that:
          (i) Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty;
          (ii) Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Tenant; however, such Guarantor is not relying on such financial condition as an inducement to enter into this Guaranty;
          (iii) except as provided in that certain Agreement of Sale and Purchase dated of even date herewith by and between Seller, as seller, and Landlord, as purchaser,

neither Landlord nor any other party has made any representation, warranty or statement to Guarantor in order to induce such Guarantor to execute this Guaranty;
          (iv) as of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, Guarantor is, and will be, solvent, and has and will have property and assets which, fairly valued, exceed its obligations, liabilities and debts, and has and will have property and assets in the State of Texas sufficient to satisfy and repay its obligations, liabilities and debts;
          (v) this Guaranty has been duly executed and delivered by Guarantor;
          (vi) neither this Guaranty nor the agreements contained herein contravene or constitute a default or create or impose any lien, charge or encumbrance under any agreement, instrument, indenture or similar instrument to which the Guarantor is a party or by which its assets are bound or any other requirement of law; and
          (vii) there are no actions, suits, or proceedings pending or threatened against Guarantor in any court or before any federal, state, municipal or other governmental department or commission, board, bureau, agency or instrumentality which if adversely determined will affect any of the transactions contemplated by this Guaranty.
          Section 4. Waiver of Rights. Guarantor hereby waives (a) notice of acceptance hereof (which acceptance is conclusively presumed by delivery to Landlord); (b) grace, demand, presentment and protest with respect to the Guaranteed Obligations or to any instrument, agreement or document evidencing or creating same; (c) notice of grace, demand, presentment and protest; (d) notice of intention to accelerate and of acceleration of the Guaranteed Obligations; (e) notice of and/or any right to consent or object to the assignment of any interest in the Lease or the Guaranteed Obligations; (f) notice of the filing of suit and diligence by Landlord in collection or enforcement of the Guaranteed Obligations; and (g) any other notice regarding the Guaranteed Obligations except as specifically provided herein. Guarantor specifically waives any and all rights and remedies to which Guarantor may be or become entitled under Chapter 34 of the Texas Business and Commerce Code, under Sections 17.001 and 34.005 of the Texas Civil Practice and Remedies Code and under Rule 31 of the Texas Rules of Civil Procedure, and any and all other defenses available to sureties or guarantors at law or in equity.
          Section 5. Notice of Defaults. Landlord agrees that it will not exercise any remedies under the Lease or this Guaranty following a Tenant default without having first given to Guarantor: (a) written notice of the alleged Tenant default as required under the Lease, and (b) the opportunity to cure such default for the same time period (if any) provided to Tenant under the Lease. If Guarantor elects to cure any such default by Tenant, Landlord agrees to accept cure by Guarantor as a cure of such default by Tenant under the Lease. The failure by Landlord to simultaneously deliver a notice of default to Guarantor as provided herein shall not be deemed a default by Landlord hereunder or a waiver of Landlord’s rights with respect to such default, but shall delay the exercise of any remedy against Tenant or Guarantor until such time as Landlord has given notice to Guarantor and the same time period provided to Tenant under the Lease (if any) to cure such default.
          Section 6. Release of Parties Liable, Renewals, etc. Guarantor agrees that Landlord may at any time, and from time to time, at Landlord’s discretion, with or without consent from any other party but with notice to Guarantor (but Guarantor’s consent shall not be required), extend, renew, rearrange, modify or amend any of the terms and provisions of the Lease. Any extension, renewal, rearrangement, modification or amendment may be taken without impairing or diminishing the obligations of Guarantor hereunder, provided, however, in the event any extension, renewal, rearrangement, modification or amendment increases the obligations of Guarantor hereunder, Guarantor’s prior written consent to such extension, renewal, rearrangement, modification or amendment shall be required solely as a condition to Guarantor’s liability for the increase in the Guaranteed Obligations. In the event Guarantor’s consent is not obtained, Guarantor shall not be liable for any increase in the Guaranteed Obligations resulting from such extension, renewal, rearrangement, modification or amendment, but the same shall still be effective as to Tenant and Guarantor shall remain liable for the Guaranteed Obligations existing prior to such extension, renewal, rearrangement, modification or amendment. Guarantor further agrees that Landlord may from ay any time, and from time to time, at Landlord’s discretion, with our without consent from any other party, release any party liable on the Guaranteed Obligations, including, without limitation, Tenant or any other guarantor. Additionally, the liability of Guarantor shall not be impaired, reduced or in any way affected by: (v) Landlord’s failure, refusal, or neglect to collect or enforce the Guaranteed Obligations, by way of, without limitation, any indulgence, forbearance, compromise, settlement or waiver of performance which may be extended to Tenant by Landlord or agreed upon by Landlord and Tenant; (w) any termination of the Lease; (x) any sublease of the space covered by the Lease or any assignment of the Lease by any means or to any entity or person whatsoever so long as Landlord does not voluntarily release Tenant from liability under the Lease without Guarantor’s consent; (y) loss or subordination of any other guaranty, if any, or by the existence of any indebtedness of Tenant to Landlord other than the Guaranteed Obligations; or (z) the taking of any security or any other guaranty for the Guaranteed Obligations in addition to the guaranty presently existing.
          Section 7. Primary Liability of Guarantor. This Guaranty constitutes a primary obligation of Guarantor. This is an absolute, unconditional, irrevocable and continuing guaranty of payment and performance and not of collection and is in no way conditioned upon any attempt to collect from Tenant or upon any other event or contingency. Guarantor agrees that Landlord is not required, as a condition to establishing Guarantor’s liability hereunder, to proceed against any person (including, without limitation, Tenant or any other guarantor), and further agrees not to assert any defense (other than payment) available to Tenant against Landlord with regard to the Guaranteed Obligations, any defense based upon an election of remedies of any type, any defense based on any duty of Landlord to disclose information of any type to Guarantor regarding Tenant or the Guaranteed Obligations, and/or any claim that Guarantor may have against Landlord by virtue of Landlord’s failure to exercise any rights against Tenant, however arising. Guarantor hereby expressly waives any right or claim to force Landlord to proceed first against Tenant or any other guarantor as to any of the Guaranteed Obligations or other obligations of Tenant, and agrees that no delay or refusal of Landlord to exercise any right or privilege which Landlord has or may have against Tenant, whether arising from any documents executed by Tenant, any common law, applicable statute or otherwise, shall operate to impair the liability of Guarantor hereunder. The obligations of Guarantor hereunder shall not be reduced, impaired or in any way affected by: (a) receivership, insolvency, bankruptcy or other proceedings affecting Tenant or any of Tenant’s assets; (b) receivership, insolvency, bankruptcy or other proceedings affecting Guarantor or any of Guarantor’s assets; (c) death, insanity or other disability of Guarantor; (d) any allegation of fraud, usury, failure of consideration, forgery or other defense, whether or not known to Landlord (even though rendering all or any part of the Guaranteed Obligations void or unenforceable or uncollectible as against Tenant or any other guarantor); or (e) the release or discharge of Tenant from the Lease or any of the Guaranteed Obligations or any other indebtedness of Tenant to Landlord or from the performance of any obligation contained in the Lease or other instrument issued in connection with, evidencing or securing any indebtedness guaranteed by this instrument, whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant or otherwise.
          Landlord may at any time, without the consent of or notice to Guarantor, without incurring responsibility to the undersigned, without impairing or releasing the obligations of the undersigned, upon or without any terms or conditions and in whole or in part: (w) change the manner, place or terms of payment or change or extend the time of payment of, renew or alter any liability of Tenant hereby guaranteed, or any liabilities incurred directly or indirectly hereunder, and the Guaranty herein made shall apply to the liabilities of Tenant as any of such liabilities may be changed, extended, renewed or altered in any manner; (x) exercise or refrain from exercising any rights against Tenant or others, or otherwise act or refrain from acting; (y) settle or compromise any liabilities hereby guaranteed or hereby incurred, and subordinate the payment of all or any part of such liabilities to the payment of any liabilities which may be due to Landlord or others; and (z) apply any sums paid to any liability or liabilities of Tenant to Landlord regardless of what liability or liabilities of Tenant to Landlord remain unpaid.
          Section 8. Subordination and Waiver of Subrogation. Once a claim is made by Landlord to Guarantor under the Guaranteed Obligations, Guarantor hereby fully subordinates the payment of all indebtedness owing to such Guarantor by Tenant (including principal and interest) to the prior payment of all indebtedness of Tenant to Landlord (including, without limitation, interest accruing on any such indebtedness after any insolvency or reorganization proceeding as to Tenant) and agrees (x) not to accept any payment on such indebtedness until payment and performance in full of the Guaranteed Obligations, and (y) not to attempt to set off or reduce any obligations hereunder because of such indebtedness. After a claim has been made by Landlord to Guarantor under the Guaranteed Obligations, Guarantor shall have no right of subrogation or any other right to enforce any remedy which Landlord now has or may hereafter have against Tenant until all of the Guaranteed Obligations shall have been paid or performed in full.
          Section 9. Place of Performance; Attorneys’ Fees. All payments to be made and obligations to be performed hereunder shall be payable or performable in the location for payment or performance (as applicable) set forth in the Lease. If it becomes necessary for Landlord to enforce this Guaranty by legal action, Guarantor hereby waives the right to be sued in the county or state of such Guarantor’s residence and agrees to submit to the jurisdiction and venue of the appropriate federal, state or other governmental court in Dallas County, Texas. In the event of any action or proceeding at law or in equity between Landlord and Guarantor, the prevailing party, in addition to such other relief as may be awarded, shall be entitled to recover from the unsuccessful party all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in such action or proceeding and in any appeal in connection therewith by such prevailing party.
          Section 10. Additional Liability of Guarantor. If Guarantor is or becomes liable for any indebtedness of Tenant to Landlord other than the Guaranteed Obligations by any means other than under this Guaranty, such liability shall not be impaired, reduced or affected in any manner hereby but shall have all and the same force and effect it would have had if this Guaranty had not existed, and Guarantor’s liability hereunder shall not be impaired, reduced or affected in any manner thereby.
          Section 11. Cumulative Rights. All rights of Landlord hereunder or otherwise arising under any documents executed in connection with the Guaranteed Obligations are separate and cumulative and may be pursued separately, successively or concurrently, or not pursued, without affecting or limiting any other right of Landlord and without affecting or impairing the liability of Guarantor.
          Section 12. Applicable Law. This Guaranty shall be governed by and construed in accordance with the laws of the United States of America and the State of Texas, and is intended to be performed in accordance with and as permitted by such laws.
          Section 13. Usury. Notwithstanding any other provisions herein contained, no provision of this Guaranty shall require or permit the collection from Guarantor of interest in excess of the maximum rate or amount that Guarantor may be required or permitted to pay to Landlord pursuant to applicable law and as to which Guarantor could successfully assert the claim or defense of usury.
          Section 14. Landlord’s Assigns. This Guaranty is intended for and shall inure to the benefit of Landlord and each and every person who shall from time to time be or become the owner or holders of all or any part of the Lease and/or the Guaranteed Obligations, and each and every reference herein to “Landlord” shall include and refer to each and every successor or assignee of Landlord at any time holding or owning any part of or interest in any part of the Lease and/or the Guaranteed Obligations. This Guaranty shall be assignable or transferable with the same force and effect, and to the same extent, that the Lease and/or the Guaranteed Obligations are assignable or transferable, it being understood and stipulated that upon assignment or transfer by Landlord of the Lease and/or any of the Guaranteed Obligations, the legal holder or owner thereof (or a part thereof or interest therein thus transferred or assigned) shall (except as otherwise stipulated by Landlord in its assignment) have and may exercise all of the rights granted to Landlord under this Guaranty to the extent of that part of or interest in the Guaranteed Obligations thus assigned or transferred.

          Section 15. Notices. Any notice or demand to Guarantor in connection herewith may be given and shall conclusively be deemed to have been given and received upon deposit thereof in writing in the United States mail, certified mail, return receipt requested, duly stamped and addressed to such Guarantor at the following address:
Centex Corporation
2728 North Harwood
Dallas, Texas 75201-1516
Attn: Brian Woram
Guarantor shall have the right to designate from time to time another address for purposes of this instrument by fifteen (15) days prior written notice to Landlord sent by United States mail, certified mail, return receipt requested. Actual notice or demand, however given or received, shall always be effective. The provisions of this Section 15 shall not be construed to affect or impair any waiver of notice or demand herein provided or to require giving of notice or demand to or upon Guarantor in any situation or for any reason.
          Section 16. Payments. Landlord may apply any payments received from any source against that portion of the Guaranteed Obligations in such priority and fashion as Landlord may deem appropriate.
          Section 17. No Right of Possession Upon Payment. The payment by Guarantor of any amount pursuant to this Guaranty shall not, without Landlord’s consent, entitle Guarantor (whether by way of subrogation or otherwise) to a right of possession of, or to any other right, title or interest in, the premises covered by the Lease.
          Section 18. Entire Agreement. This Guaranty constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Guaranty. This Guaranty may not be changed, modified, discharged or terminated in any manner other than by an agreement in writing signed by Guarantor and Landlord.
          Section 19. Severability. In case any one or more of the provisions contained in this Guaranty shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the other provisions contained herein shall not in any way be affected or impaired thereby.
          Section 20. Further Instruments. Guarantor hereby agrees to execute all such further instruments as are reasonably requested by Landlord to further evidence or protect the rights of Landlord under this Guaranty.

     EXECUTED the ___ day of                                         , 2005.

GUARANTOR:

Centex Corporation, a Nevada corporation

By:

Name:

Title:

THE STATE OF	§
§
COUNTY OF	§
     BEFORE ME, the undersigned authority, on this day personally appeared                     ,                                          of Centex Corporation, a                     , known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.
     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ___day of                                         , 2005.

Notary Public in and
for the State of